UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Lazard Ltd

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Notice of Annual Meeting and Proxy Statement

2018 Annual General Meeting of Shareholders

NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date:	April 24, 2018
Time:	5:30 p.m. Bermuda Time (4:30 p.m. Eastern Daylight Time)
Place:	Rosewood Tucker’s Point Hotel 60 Tucker’s Point Drive Hamilton Parish, HS 02, Bermuda
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at www.lazard.com/investorrelations

Items of Business

1.	Election of four directors to our Board of Directors for a three-year term expiring at the conclusion of the Company’s annual general meeting in 2021;

2.	Consideration of a non-binding advisory vote regarding executive compensation;

3.	Approval of the 2018 Incentive Compensation Plan;

4.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 and authorization of the Company’s Board of Directors, acting by its Audit Committee, to set their remuneration; and

5.	Consideration of any other matters that may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 2, 2018 may vote in person or by proxy at the meeting or any adjournment or postponement thereof.

Proxy Statement and Other Materials

The Proxy Statement is being mailed to shareholders on or about March 19, 2018, together with a copy of the Company’s 2017 Annual Report, which includes financial statements for the period ended December 31, 2017 and the related independent auditor’s reports. Those financial statements will be presented at the meeting.

Your vote is important. Please exercise your shareholder right to vote.

By order of the Board of Directors,

Scott D. Hoffman
Chief Administrative Officer, General Counsel and Secretary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement or in our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2017. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting. In this Proxy Statement, the terms “we”, “our”, “us”, the “firm”, “Lazard” or the “Company” refer to Lazard Ltd and its subsidiaries, including Lazard Group LLC.

VOTING MATTERS AND BOARD RECOMMENDATIONS

The following table summarizes the matters to be voted upon at our 2018 Annual General Meeting of Shareholders and the Board of Directors’ voting recommendations with respect to each matter.

Agenda Item	Matter	Board Recommendation

Item 1	Election of four directors to our Board of Directors for a three-year term expiring at the conclusion of the Company’s annual general meeting in 2021	VOTE FOR

Item 2	Consideration of a non-binding advisory vote regarding executive compensation	VOTE FOR

Item 3	Approval of the 2018 Incentive Compensation Plan	VOTE FOR

Item 4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 and authorization of the Company’s Board of Directors, acting by its Audit Committee, to set their remuneration	VOTE FOR

2017 FINANCIAL HIGHLIGHTS

OPERATING REVENUE
$2,655M Record
Up 13% from prior year, with record annual operating revenue in both Asset Management, up 20%, and Financial Advisory, up 7%

AWARDED COMPENSATION RATIO
55.6% Financial goal achieved
Continuing cost discipline with consistent deferral policy

OPERATING MARGIN, AWARDED BASIS
27.1% Record
Strong operating margin expansion

RETURN OF CAPITAL
$716M Financial goal achieved
Demonstrated long-term commitment to shareholder value creation

For definitions of the financial measures used above, see endnotes to the section titled “Compensation Discussion and Analysis”, which are located on page 68 of this Proxy Statement.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to the highest standards of corporate governance that serve the best interests of our Company and to active engagement with our shareholders throughout the year. We believe our ongoing engagement with shareholders helps us achieve balanced and appropriate solutions for our shareholders. The following table summarizes certain highlights of our corporate governance practices and policies.

Independent Board	• Eight of our ten current Directors, and our newly-appointed Director, are independent • All Board Committees are comprised entirely of independent Directors
Active Board Refreshment

•  New Lead Independent Director in early 2018

•  Four new independent Directors appointed within the last three years

•  Successful Board refreshment while maintaining valuable Board experience

•  New Workplace and Culture Committee in early 2018

Strong Independent Lead Director	• Active Lead Independent Director with expansive responsibilities • Selected by independent Directors
Diverse and Engaged Board

•  Directors bring a wide array of qualifications, skills and attributes to the Board, supporting its oversight role on behalf of shareholders

•  Diverse and international Board in terms of gender, ethnicity and nationality; four of our nine independent Directors are women

•  Overall attendance by our current Directors at Board and Committee meetings averaged over 95% in 2017

•  Annual Board evaluations and self-assessments

Regular Executive Sessions	• Independent Directors meet regularly without management present
Succession Planning

•  Board takes active role in succession planning

•  Succession and executive development are discussed with the CEO, as well as without the CEO present in executive sessions

•  Directors meet with senior managers of the Company who are not NEOs

Shareholder Engagement	• History of, and ongoing commitment to, shareholder engagement • Enhanced investor relations functions in late 2017
Disciplined Compensation Programs	• We pay for performance and we are committed to compensation discipline and governance
Board Equity Ownership	• Majority of Director compensation is paid in deferred stock units which remain invested in the Company until the Director leaves the Board
Accountability

•  Majority voting policy for Directors in uncontested elections

•  No shareholder rights plan or poison pill

•  Shareholders owning 10% or more of our outstanding share capital have the right to convene a special meeting

OUR CURRENT BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors	Committees of the Board of Directors

	Audit	Compensation	Nominating & Governance	Workplace and Culture

Andrew M. Alper (Independent)	✓	Chair

Ashish Bhutani (CEO of LAM)

Richard N. Haass (Independent)			✓	✓

Steven J. Heyer (Independent)	✓	✓	Chair

Kenneth M. Jacobs (Chairman and CEO)

Michelle Jarrard (Independent)		✓		✓

Sylvia Jay (Independent)			✓	✓

Iris Knobloch (effective April 1, 2018) (Independent)			✓

Philip A. Laskawy (Independent)	Chair	✓

Jane L. Mendillo (Independent)	✓			✓

Richard D. Parsons (Lead Independent Director)		✓	✓	Chair

OUR LEADERSHIP STRUCTURE

•

Kenneth M. Jacobs serves as Chairman of the Board of Directors, or the Board, and Chief Executive Officer, or CEO. Richard D. Parsons serves as our Board’s Lead Independent Director, or Lead Director. This leadership structure provides:

•	unified leadership and focused vision;

•	effective leadership in light of the nature of the Company and its experience and history; and

•	fluid communication and coordination between the Board and management.

•	Our Lead Director, working with our other independent directors:

•	provides active oversight of the development and implementation of the Company’s strategy;

•	provides thorough oversight and evaluation of CEO and senior management performance and compensation; and

•	reviews and approves Board meeting schedules and agendas.

BOARD INDEPENDENCE

•

Our Board has determined that eight of our Board’s ten members (representing 80% of our Board’s members), including our Lead Director, as well as Iris Knobloch, who will join the Board on April 1, 2018, are independent under the listing standards of the NYSE and our own Standards of Director Independence.

•

Each of the Board’s Committees, including the Compensation Committee, which ultimately determines the CEO’s compensation, consists entirely of independent directors, and each Committee has a different chairperson.

•	Executive sessions of our Board follow regularly scheduled Board meetings, and our Lead Director presides over executive sessions.

•	Many meetings of the Board’s Committees also include executive sessions, and the Chair of the applicable Committee presides over those executive sessions.

•	Our Board, through its Nominating & Governance Committee, evaluates itself annually.

RECENT CORPORATE GOVERNANCE DEVELOPMENTS

•	Iris Knobloch will join the Board on April 1, 2018 and will also join the Nominating and Governance Committee.

•

Richard D. Parsons was elected Lead Director by the independent members of the Board in February 2018. Steven J. Heyer, who had served as Lead Director since 2009, remains Chairman of the Nominating & Governance Committee and a member of the Audit Committee and the Compensation Committee.

•

The Board established the Workplace and Culture Committee in February 2018 to assist and advise management in continuing to cultivate and reinforce a workplace culture that helps attract, motivate and retain talented people, allows them to thrive, fosters productivity and professional and personal development, values diversity and inclusion, and encourages its people to engage with each other and their communities.

•	The Board filled or rotated the memberships of certain other Committees in early 2018:

•

In February 2018, Mr. Parsons became Chairman of the Workplace and Culture Committee. Richard N. Haass, Michelle Jarrard, Lady Sylvia Jay and Jane L. Mendillo also became members of the Workplace and Culture Committee.

•

In February 2018, Mr. Parsons joined the Compensation Committee and Lady Jay’s service on the Compensation Committee ended. Lady Jay remains a member of the Nominating & Governance Committee and the Workplace and Culture Committee.

•	Ms. Knobloch will join the Nominating & Governance Committee on April 1, 2018.

EXECUTIVE COMPENSATION HIGHLIGHTS

We encourage our shareholders to review the section titled “Compensation Discussion and Analysis” below for a comprehensive discussion of our executive compensation for 2017.

OUR COMPENSATION PHILOSOPHY

✓	Retain and Attract Talented Individuals	✓	Maintain Compensation Discipline
✓	Pay for Performance	✓	Consistency on Deferred Compensation
✓	Pay with Long-Term, Forward-Looking Equity Awards	✓	Structured Decision-Making Process
✓	Pay with “At-risk” Awards	✓	Commitment to Compensation Governance

OUR NEO COMPENSATION PROGRAM DESIGN

Fixed Compensation	Base Salary	Salary for most recent fiscal year

Performance-based Compensation	Annual Cash Incentive	Determined in large part based on pre-selected financial performance criteria and pre-defined strategic metrics
	Performance-based Restricted Stock Units	Long-term “at-risk” equity awards with payout based on objective and pre-selected criteria

OUR CEO’S 2017 COMPENSATION

Fixed Compensation	Base Salary	$900K	7% of Total Compensation

Performance-based Compensation	Annual Cash Incentive	$4.1M	33% of Total Compensation
	Performance-based Restricted Stock Units	$7.5M	60% of Total Compensation

Fixed vs. Performance-based Compensation	Cash vs. Long-Term Incentive Compensation

Ratio Remained In Line with 2016 Mix	Ratio Remained In Line with 2016 Mix

Total 2017 compensation awarded to our CEO increased 14% compared to 2016, in recognition of and in accordance with:

•	our strong financial performance in 2017, as reflected in the 2017 financial highlights described above;

•	the 13% increase in our operating revenue in 2017 compared to 2016;

•	the 21% increase in our awarded operating income in 2017 compared to 2016;

•	the continued achievement of our financial goals described in this Proxy Statement; and

•	our CEO’s individual contributions and achievements in support of our Financial Advisory business.

GENERAL INFORMATION

Who Can Vote

Holders of our Class A common stock, as recorded in our share register at the close of business on March 2, 2018, the record date, may vote at the annual general meeting and any adjournment or postponement thereof. As of March 2, 2018, there were 129,766,091 shares of Class A common stock outstanding (including 7,859,988 shares held by our subsidiaries, which shares are not counted for purposes of the voting calculations set forth in this Proxy Statement).

Voting Your Proxy

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Most shareholders have a choice of proxy voting by using a toll-free telephone number, voting through the Internet or, if they received their proxy materials by regular mail, completing the proxy card and mailing it in the postage-paid envelope provided. If you received your materials by regular mail, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a shareholder should indicate the capacity in which they are signing, and corporations should vote by an authorized officer whose title should be indicated.

How Proxies Work

Lazard’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against the other proposals or abstain from voting. If you sign and return a proxy card or otherwise vote by telephone or the Internet but do not specify how to vote, we will vote your shares: FOR each of our director nominees; FOR a non-binding advisory vote regarding executive compensation as described in this Proxy Statement; FOR the 2018 Incentive Compensation Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018. The enclosed proxy also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of 2018 Annual General Meeting and with respect to other matters that may be properly brought before the meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, the persons named in the proxy will vote according to their best judgment.

Revoking Your Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by sending written notification addressed to:

Lazard Ltd

30 Rockefeller Plaza

New York, New York 10112

Attn: Scott D. Hoffman

Secretary

Mere attendance at the meeting will not revoke a proxy that was previously submitted to us.

Quorum and Conduct of Meeting

In order to carry on the business of the meeting, we must have a quorum. This means that at least two shareholders must be present at the meeting, either in person or by proxy, and those shareholders must generally hold shares representing more than 50% of the votes that may be cast by all shareholders having the right to attend and vote at the meeting. The chairman of the meeting will have broad authority to conduct the meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman will have broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The chairman also is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all participants.

Attendance at the Annual General Meeting

Only shareholders, their proxy holders and our guests may attend the meeting. Space is limited and admission to the meeting will be on a first-come, first-served basis. Verification of ownership will be requested at the admissions desk. If you are a holder of record and plan to attend the meeting, please indicate this when you vote. When you arrive at the meeting, you will be asked to present photo identification, such as a driver’s license. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 2, 2018, the record date for voting. If you want to vote your Class A common stock held in street name in person, you must obtain a written proxy in your name from the broker, bank or other nominee that holds your shares. If you wish to obtain directions to attend the meeting in person, you may send an e-mail to: investorrelations@lazard.com or call (212) 632-6886.

INFORMATION ABOUT OUR ANNUAL GENERAL MEETING

AND THE SOLICITATION OF PROXIES

Votes Needed

We have adopted a majority vote policy described in additional detail under “Election of Directors—Majority Vote Policy” below, which generally requires that a director receive a majority of the votes cast in order to be elected in an “uncontested election of directors” (as defined below), though our Bye-laws state that directors are elected by a plurality of the votes cast. See “Election of Directors—Majority Vote Policy” below for additional information regarding our majority vote policy. Votes withheld from any director nominee will not be counted in such nominee’s favor. With respect to all other matters to be acted on at the meeting, the affirmative vote of a majority of the combined voting power of all of the shares of our Class A common stock present or represented and entitled to vote at the meeting is required.

As permitted by Bermuda law, we treat abstentions as present and entitled to vote for purposes of determining a quorum, and, in accordance with our Bye-laws, they would be counted in the calculation for determining whether any proposal received a majority vote at the meeting. With regard to “broker non-votes”, we also treat such shares as present for purposes of determining a quorum, but they would not be counted in the calculation for determining whether the relevant proposal received a majority vote at the meeting. A “broker non-vote” is a proxy submitted by a broker or other nominee in which the broker or other nominee does not vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the rules of the New York Stock Exchange, or the NYSE. Brokers may no longer use discretionary authority to vote “broker non-votes” on matters that are not considered “routine”. The vote in connection with the ratification of the appointment of our independent registered public accounting firm (Item 4) is considered “routine”. The votes in connection with all other matters to be acted on at the meeting are not considered “routine”. If you do not submit voting instructions to your broker or other nominee, we expect that your shares will be treated as broker non-votes.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on April 24, 2018

This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or the 2017 Annual Report, can be viewed on our website at www.lazard.com/investorrelations. Most shareholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you may choose this option by following the instructions provided when you vote over the Internet. If you hold your Class A common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view our future proxy statements and annual reports over the Internet.

Cost of this Proxy Solicitation

We pay the expenses of preparing the proxy materials and soliciting this proxy. We have engaged MacKenzie Partners, Inc. to assist in the solicitation and distribution of proxy materials and we expect to pay MacKenzie Partners, Inc. a fee of approximately $15,000, plus reasonable out-of-pocket costs and expenses, for its services. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions. In addition to this mailing, proxies may be solicited personally, electronically or by telephone by our directors, officers, other employees or our agents. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

Multiple Shareholders Sharing Same Address

If you and other residents at your mailing address with the same last name own shares of Class A common stock through a bank or broker, your bank or broker may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which the members of your household hold stock through that bank or broker. This practice of sending only one copy of proxy materials to holders residing at a single address is known as “householding”, and was authorized by the SEC to allow multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements and other disclosure documents if they consent to do so. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you did not receive a householding notice from your bank or broker, you can request householding by contacting that entity. You also may revoke your consent to householding at any time by contacting your bank or broker.

If you wish to receive a separate paper copy of this Proxy Statement or the 2017 Annual Report, you may call (212) 632-6886, visit our website at www.lazard.com/investorrelations, send an e-mail to: investorrelations@lazard.com or write to:

Lazard Ltd

30 Rockefeller Plaza

New York, New York 10112

Attn: Investor Relations

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Members of each class serve for a three-year term. Shareholders elect one class of directors at each annual general meeting. At this annual general meeting, shareholders will vote on the election of the four nominees described below for a term ending at the 2021 annual general meeting.

The following section contains information provided by the nominees and continuing directors about their principal occupation, business experience and other matters. Each nominee is a current director of the Company and has indicated to us that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each nominee listed below.

Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR each nominee listed below.

NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2021

• Name: Andrew M. Alper • Age: 60 years • Director since 2012

Andrew M. Alper has served as a director of Lazard Ltd and Lazard Group since October 2012. Mr. Alper serves as Chairman of Alper Investments, Inc. From October 2006 to January 2013, Mr. Alper served as the Chairman and Chief Executive Officer of EQA Partners, LP, a limited partnership engaged in a global macro strategy. From February 2002 to June 2006, Mr. Alper served as President of the New York City Economic Development Corporation and Chairman of the New York City Industrial Development Agency, appointed to both positions by Mayor Michael Bloomberg. Prior to that, Mr. Alper spent 21 years in the Investment Banking Division of Goldman, Sachs & Co., where he was Chief Operating Officer of the Investment Banking Division from 1997 to 2000. Mr. Alper was co-head of the Financial Institutions Group of the Investment Banking Division of Goldman, Sachs & Co. from 1994 to 1997. Mr. Alper previously served on the board of directors of FBR Capital Markets Corporation from January 2007 until June 2009. Mr. Alper is a member of the board of trustees of the University of Chicago and served as its Chairman from June 2009 until May 2015. Mr. Alper also serves as a trustee of the University of Chicago Medical Center and the Mount Sinai

Medical Center in New York. Mr. Alper was selected to be a director of Lazard because of his extensive experience with the financial and operational aspects of businesses that are comparable to Lazard, as well as his background and experience in government service.

• Name: Ashish Bhutani • Age: 57 years • Director since 2010

Ashish Bhutani has served as a director of Lazard Ltd and Lazard Group since March 2010. Mr. Bhutani is a Vice Chairman and a Managing Director of Lazard and has been the Chief Executive Officer of Lazard Asset Management (“LAM”) since March 2004. Mr. Bhutani previously served as Head of New Products and Strategic Planning for LAM from June 2003 to March 2004. Prior to joining Lazard, he was Co-Chief Executive Officer, North America, of Dresdner Kleinwort Wasserstein from 2001 to the end of 2002, and was a member of its Global Corporate and Markets Board, and a member of its Global Executive Committee. Mr. Bhutani worked at Wasserstein Perella Group (the predecessor to Dresdner Kleinwort Wasserstein) from 1989 to 2001, serving as Deputy Chairman of Wasserstein Perella Group and Chief Executive Officer of Wasserstein Perella Securities from 1994 to 2001. Mr. Bhutani began his career at Salomon Brothers in 1985, where he was a Vice President in Fixed Income. Mr. Bhutani is a member of the board of directors of four registered investment companies, which are part of the Lazard fund complex. Mr. Bhutani was selected to be a director of Lazard because of his extensive background, experience and knowledge of the asset management industry, his role within the firm as Chief Executive Officer of LAM and Mr. Jacobs’ and the Board’s desire that Mr. Bhutani become a regular contributor to the Board’s deliberations.

• Name: Steven J. Heyer • Age: 65 years • Director since 2005

Steven J. Heyer has served as a director of Lazard Ltd and Lazard Group since June 2005 and served as Lead Director from November 2009 to February 2018. Mr. Heyer is Chairman and Chief Executive Officer of Haymaker Acquisition Corp., and an investor in, and acts in a leadership role to, a number of private companies. Mr. Heyer was the Chief Executive Officer of Starwood Hotels & Resorts Worldwide from October 2004 until April 2007. Prior to joining Starwood, he was President and Chief Operating Officer of The Coca-Cola Company from 2002 to September 2004. From 1994 to 2001 he was President and

Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee. Previously, Mr. Heyer was President and Chief Operating Officer of Young & Rubicam Advertising Worldwide, and before that spent 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Mr. Heyer was a member of the board of directors of Omnicare, Inc. from 2008 until August 2015. From 2008 to 2011, Mr. Heyer worked with a number of leading private equity and venture capital firms focused on financially distressed startup companies and turnaround situations, one of which was Harry & David Holdings, Inc., a company that was in financial distress at the time of his appointment as Chairman and CEO in February 2010 and that filed for bankruptcy protection in March 2011. Mr. Heyer resigned as CEO prior to the company’s bankruptcy filing but remained as Chairman to provide guidance and leadership through the bankruptcy proceedings. The company emerged from bankruptcy in September 2011, and Mr. Heyer resigned as Chairman at that time. Mr. Heyer was selected to be a director of Lazard because of his leadership and experience, as well as the depth of his analytical skills, which he has applied in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies.

• Name: Sylvia Jay • Age: 71 years • Director since 2006

Sylvia Jay, CBE, has served as a director of Lazard Ltd and Lazard Group since March 2006. From June 2011 until July 2013, Lady Jay was Chairman of L’Oréal UK. From September 2005 until June 2011, she was Vice Chairman of L’Oréal UK. From January 2001 until August 2005, she was the Director General of the Food & Drink Federation, a UK trade body. Lady Jay joined the United Kingdom Civil Service in 1971. Her civil service career, until she resigned in 1995, mainly concerned government financial aid to developing countries, including being a non-executive director of the Gibraltar Ship Repair Company. She also worked in the Civil Service Selection Board to recruit fast stream administrators and diplomats; the French Ministere de la Cooperation; and the French Trésor. Lady Jay also was a member of a small international team that set up the European Bank for Reconstruction and Development. Lady Jay is a member of the board of directors of Groupe Casino. Lady Jay was a member of the board of directors of Alcatel-Lucent from 2006 until 2014, and was a member of the board of directors of Saint-Gobain from 2002 until 2016.

Lady Jay also was Chairman of Food from Britain from 2005 until 2009. Lady Jay was selected to be a director of Lazard because of her extensive background and experience in government service and the Board’s desire to add geographical diversity that reflects Lazard’s client base in Europe.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRING IN 2019)

• Name: Richard N. Haass • Age: 66 years • Director since 2016

Richard N. Haass has served as a director of Lazard Ltd and Lazard Group since April 2016. Dr. Haass, in his fifteenth year as president of the Council on Foreign Relations, has served as the senior Middle East advisor to President George H.W. Bush and as a principal advisor to Secretary of State Colin Powell. He was also U.S. coordinator for policy toward the future of Afghanistan and the U.S. envoy to both the Cyprus and Northern Ireland peace talks. A recipient of the State Department’s Distinguished Honor Award, the Presidential Citizens Medal, and the Tipperary International Peace Award, Dr. Haass has authored or edited books on both U.S. foreign policy and management. A Rhodes Scholar, he holds Master and Doctor of Philosophy degrees from Oxford University. From February 2007 until February 2015, Dr. Haass served as a member of the board of directors of Fortress Investment Group. Dr. Haass was selected to be a director of Lazard because of his global perspective, fostered over many years at the highest levels of engagement, as well as his background and experience in government service.

• Name: Jane L. Mendillo • Age: 59 years • Director since 2016

Jane L. Mendillo has served as a director of Lazard Ltd and Lazard Group since April 2016. Ms. Mendillo has spent over 30 years in the fields of endowment and investment management. As the CEO of the Harvard Management Company from 2008 to 2014, she managed Harvard University’s approximately $37 billion global endowment and related assets across a wide range of public and private markets. Ms. Mendillo was previously the Chief Investment Officer at Wellesley College for six years. Prior to that, she spent 15 years at the Harvard Management Company in various investment roles. Earlier in her career she was a management consultant at Bain & Co. and worked at the Yale Investment Office. Ms. Mendillo is a member of the board of directors of General Motors. She is also a member of the board of directors and Investment Committee of the Mellon Foundation, and is on the board of directors of the Berklee College of Music. She also serves as Senior Investment Advisor and Trustee to the Old Mountain Private Trust Company. She is a graduate of Yale College and the Yale School of Management. Ms. Mendillo was selected to be a director of Lazard because of her unique financial perspective, having successfully stewarded Harvard Management Company through the financial crisis, and her extensive experience in the field of asset management.

• Name: Richard D. Parsons • Age: 69 years • Director since 2012

Richard D. Parsons has served as a director of Lazard Ltd and Lazard Group since June 2012 and has served as Lead Director since February 2018. Mr. Parsons is a co-founder and partner of Imagination Capital LLC, a venture capital firm launched in November 2017, and has been a senior advisor to Providence Equity Partners LLC since September 2009. From May 2014 to September 2014, Mr. Parsons served as the interim Chief Executive Officer of the Los Angeles Clippers. Mr. Parsons is a member of the board of directors of The Estée Lauder Companies Inc. and The Madison Square Garden Company. Mr. Parsons previously served as Chairman of the board of directors of Citigroup Inc. from February 2009 through April 2012, and had served as a director of Citigroup Inc. since 1996. From May 2003 until his retirement in December 2008, Mr. Parsons served as Chairman of the board of directors of Time Warner Inc., and from May 2002 until December 2007, Mr. Parsons served as Chief Executive Officer of Time Warner Inc. Mr. Parsons was formerly Chairman and Chief Executive Officer of Dime Bancorp, Inc. Among his numerous community and nonprofit activities, Mr. Parsons is Chairman of the Apollo Theatre Foundation, Chairman of the board of trustees of the Rockefeller Foundation, Chairman of the Jazz Foundation of America, and a member of the board of directors of Teach for America and the Commission on Presidential Debates. Mr. Parsons was selected to be a director of Lazard because of his extensive and diverse leadership experience with both financial services and non-financial services businesses.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRING IN 2020)

• Name: Kenneth M. Jacobs • Age: 59 years • Director since 2009

Kenneth M. Jacobs has served as Chairman of the Board of Directors and Chief Executive Officer of Lazard Ltd and Lazard Group since November 2009. Mr. Jacobs has served as a Managing Director of Lazard since 1991 and had been a Deputy Chairman of Lazard from January 2002 until November 2009. Mr. Jacobs also served as Chief Executive Officer of Lazard North America from January 2002 until November 2009. Mr. Jacobs initially joined Lazard in 1988. Mr. Jacobs is a member of the board of trustees of the University of Chicago and the Brookings Institution. Mr. Jacobs was selected to be the Chairman and Chief Executive Officer of Lazard because of his vision, intellect and dynamism, his proven track record of creativity in building new businesses, and his skills as a trusted advisor, collaborator and team leader.

• Name: Michelle Jarrard • Age: 50 years • Director since 2017

Michelle Jarrard has served as a director of Lazard Ltd and Lazard Group since January 2017. Ms. Jarrard is a former Senior Partner of McKinsey & Company, where she held multiple senior leadership roles during her 25-year career, most recently as Global Chief HR and Talent Officer from 2007 until her retirement in January 2016. She was a member of McKinsey’s Global Operating Committee, with responsibilities including: People Strategy; Talent Acquisition and Development; Learning; Partner Compensation & Evaluation; Diversity; HR Analytics, Policies & Risk; and Internal Communications. In 2016, Ms. Jarrard became the Managing Director of the GRA Venture Fund, LLC, a private investment fund providing early-stage capital to Georgia-based technology companies. Ms. Jarrard is on the board of directors of Rural Sourcing, Inc., Axion Biosystems and QUEST Renewables. She is a board member and Chair of the Compensation & Benefits Committee for Children’s Healthcare of Atlanta, one of the largest pediatric healthcare systems in the U.S. She is also a trustee of the Georgia Tech Foundation Board. She earned her MBA from Harvard Business School and a Bachelor’s Degree in Industrial Engineering from the Georgia Institute of Technology. Ms. Jarrard was selected to be a director of Lazard because of her experience serving in senior leadership positions, including human capital development positions, within a major professional services firm.

• Name: Philip A. Laskawy • Age: 76 years • Director since 2008

Philip A. Laskawy has served as a director of Lazard Ltd and Lazard Group since July 2008. Mr. Laskawy served as Chairman and Chief Executive Officer of Ernst & Young from 1994 until his retirement in 2001, after 40 years of service with the professional services firm. Mr. Laskawy served as Chairman of the International Accounting Standards Board from 2006 to 2007, and as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. Mr. Laskawy is a member of the board of directors of Loews Corp. and Henry Schein, Inc. Mr. Laskawy was appointed Chairman of Federal National Mortgage Association (Fannie Mae) in September 2008 at the commencement of Fannie Mae’s conservatorship and retired from Fannie Mae’s board of directors in March 2014, following more than five years of service to the company. Mr. Laskawy had previously served on the board of directors of General Motors Corp. until June 2013. Mr. Laskawy was selected to be a director of Lazard because of his expertise in the areas of auditing and accounting, his qualifications as an “audit committee financial expert” and the unique perspective he brings as a former chief executive of a major professional services firm.

NEW DIRECTOR EFFECTIVE APRIL 1, 2018 (TERM EXPIRING IN 2020)

• Name: Iris Knobloch • Age: 55 years • Director effective April 1, 2018

Iris Knobloch will become a director of Lazard Ltd and Lazard Group on April 1, 2018. Ms. Knobloch has served as President of Warner Bros Entertainment in France since 2006, where she oversees all of its French businesses. She also supervises the company’s Home Entertainment business in the Benelux region and Warner Bros’ strategic development in Africa. Previously, she was in charge of Time Warner’s International Relations and Strategic Policy for Europe. Prior to Warner Bros, Ms. Knobloch was an attorney with Norr, Stiefenhofer & Lutz and with O’Melveny & Myers in Munich, New York and Los Angeles. Ms. Knobloch is the Vice Chairman and Lead Independent Director of the Board of Directors of AccorHotels, a Member of the Board of Directors of Central European Media Enterprises, and a Governor of the American Hospital in Paris. She received a J.D. degree from Ludwig-Maximilians-Universitaet and an L.L.M. degree from New York University. Ms. Knobloch was selected to be a director of Lazard because of her Continental European perspective from her leadership positions in multi-national businesses, and her experience in strategy, digital media and emerging markets.

MAJORITY VOTE POLICY

Our Board has adopted a majority vote policy in connection with the election of directors.

In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating & Governance Committee. As used herein, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of Board seats open for election.

The Nominating & Governance Committee will consider such tendered resignation and, promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating & Governance Committee will consider all factors deemed relevant by the members of the Nominating & Governance Committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the SEC, the NYSE and Bermuda law), and whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders.

The Nominating & Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the Nominating & Governance Committee deem appropriate including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating & Governance Committee to have substantially resulted in the “withheld” votes.

The Board will take formal action on the Nominating & Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating & Governance Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Nominating & Governance Committee and such additional information, factors and alternatives as the Board deems relevant.

Following the Board’s decision on the Nominating & Governance Committee’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with an explanation of the process by which the decision was made. If the Board has not accepted the tendered resignation, it will also disclose the reason or reasons for doing so.

No director who, in accordance with this policy, is required to tender his or her resignation, shall participate in the Nominating & Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Lazard is governed by a Board of Directors and various committees of the Board that meet throughout the year. Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Workplace and Culture Committee. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.lazard.com/investorrelations/. Other corporate governance documents also are available on our website, including our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. A copy of each of these documents is available to any shareholder upon request.

LEADERSHIP STRUCTURE

Chairman and Chief Executive Officer

Kenneth M. Jacobs has served as Chairman of the Board and CEO of the Company since November 2009. The Board carefully considered a variety of governance arrangements following the sudden death of the Company’s former Chairman and CEO in October 2009, including separating the roles of Chairman and CEO. The Board appointed Mr. Jacobs as the Company’s Chairman and CEO following this measured and comprehensive review. At the same time, the Board also recognized the need for strong independent perspectives to balance the combined Chairman and CEO positions and to avoid any potential conflicts. The Board created the Lead Director position in November 2009 to provide this balance.

The Board believes that the Company and its shareholders are best served by maintaining the flexibility to have either the same individual serve as Chairman and CEO or to separate those positions based on what is in the best interests of the Company and its shareholders at a given point in time. The Board believes that the members of the Board possess considerable experience, breadth of skills and unique knowledge of the challenges and the opportunities the Company faces and that the Board is best positioned to identify the person who has the skill and commitment to be an effective Chairman.

The Board believes there is no single best organizational model that is the most effective in all circumstances, and the Board retains the right to separate the positions of Chairman and CEO if it deems it appropriate in the future.

Lead Director

Richard D. Parsons was appointed as the Lead Director for the Board in February 2018 by the independent members of the Board. Mr. Parsons is a strong, independent and active Director with clearly defined leadership authority and responsibilities. In addition to his role as Lead Director, Mr. Parsons serves as Chair of the Workplace and Culture Committee and as a member of the Compensation Committee and the Nominating & Governance Committee.

The responsibilities and duties of the Lead Director include the following:

•

presiding at meetings of the Board in the absence of the Chairman, including the executive sessions of the independent members of the Board, and providing feedback to the CEO, other senior executives and key managing directors, as appropriate, from such executive sessions of the independent directors;

•

for the purpose of facilitating timely communication, serving as a liaison between (1) the independent directors (including committee chairpersons) and (2) the CEO, other senior executives and, in consultation with the CEO, key managing directors regarding significant matters (without impeding or replacing direct communication between the CEO and other directors or between or among other directors);

•

with input from the other independent directors, (1) reviewing and approving Board meeting schedules, as well as the agendas for such meetings and (2) calling meetings of the independent directors and setting the agendas in connection with such meetings;

•	reviewing and approving information to be sent to the Board in advance of Board meetings;

•	together with the Board, providing oversight and advice to the CEO regarding corporate strategy, direction and implementation of initiatives;

•	in consultation with the CEO, identifying and supporting talented individuals within the Company;

•	being available for consultation or direct communication with significant shareholders;

•	together with the Compensation Committee, conducting periodic performance appraisals of the CEO;

•	coordinating the activities of the chairpersons of Board committees; and

•	performing such other duties as the Board may from time to time delegate to the Lead Director.

Our Lead Director also presides at meetings of the Board, or the relevant portions of such meetings, when it would not be appropriate for our Chairman and CEO to preside.

The Board believes Mr. Jacobs serving as Chairman and CEO and Mr. Parsons serving as a separate and independent Lead Director provides the best form of leadership for the Company at the present time, offers an appropriate balance between the roles and provides a satisfactory counterbalance to the combined role of Chairman and CEO.

RISK OVERSIGHT

Management within each of Lazard’s operating locations is principally responsible for managing the risks within its respective business on a day-to-day basis. The Board, working together with the Audit Committee, undertakes a comprehensive review of the Company’s risk profile and risk management strategies at regular intervals. Members of the Company’s finance team, led by the Chief Financial Officer and the Chief Risk Officer, review with the Audit Committee categories of risk the Company faces, including any risk concentrations, risk interrelationships and financial and cyber risk exposures, as well as the likelihood of occurrence, the potential impact of those risks and the steps management has taken to monitor, mitigate and control such exposures. The Company’s Chief Information Officer and Chief Information Security Officer also frequently participate in these reviews. Updates on risks deemed material to the Company are reviewed at regular meetings of the Audit Committee and reported to the full Board. In addition, the Compensation Committee reviews compensation programs for consistency and alignment with Lazard’s strategic goals, and in connection therewith reviews Lazard’s compensation practices to assess the risk that they will have a material adverse effect on the Company.

AUDIT COMMITTEE

Philip A. Laskawy (Chair), Andrew M. Alper, Steven J. Heyer and Jane L. Mendillo

The Audit Committee met six times in 2017. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to:

•	monitoring the integrity of our financial statements;

•	assessing the qualifications, independence and performance of our independent auditor;

•	evaluating the performance of our internal audit function;

•	reviewing the Company’s major financial risk exposures and the steps taken to monitor and control such exposures; and

•	monitoring the Company’s compliance with certain legal and regulatory requirements.

A detailed list of the Audit Committee’s functions is included in its charter, which is available on our website at www.lazard.com/investorrelations/.

The Audit Committee also selects and oversees Lazard’s independent auditor, and pre-approves all services to be performed by the independent auditor pursuant to the Audit Committee pre-approval policy. All members of the Audit Committee are independent as required by Lazard and the listing standards of the NYSE. All members of the Audit Committee are financially literate, as determined by the Board of Directors. The Board of Directors has determined that Mr. Laskawy has the requisite qualifications to satisfy the SEC’s definition of “audit committee financial expert”.

COMPENSATION COMMITTEE

Andrew M. Alper (Chair), Steven J. Heyer, Michelle Jarrard, Philip A. Laskawy and Richard D. Parsons

The Compensation Committee met six times in 2017. The Compensation Committee assists the Board of Directors by overseeing our firm-wide compensation plans, policies and programs and has full authority to:

•	determine and approve the compensation of our CEO;

•	review and approve the compensation of our other executive officers;

•	review our compensation programs as they affect all managing directors and employees; and

•	administer the Lazard Ltd 2008 Incentive Compensation Plan, or the 2008 Plan, and any successor to the 2008 Plan.

A detailed list of the Compensation Committee’s functions is included in its charter, which is available on our website at www.lazard.com/investorrelations/. All members of the Compensation Committee are independent as required by Lazard and the listing standards of the NYSE.

From time to time the Compensation Committee has established special equity award pools pursuant to the 2008 Plan for the express purpose of granting awards to new hires and, under certain circumstances, retention awards to key employees (other than our NEOs). The Compensation Committee granted to our CEO (or his designee) authority to determine the amount, terms and conditions of all awards made from these pools and required that the Compensation Committee be updated on all such awards at regularly scheduled meetings.

The Compensation Committee directly engaged Compensation Advisory Partners, or CAP, an independent compensation consulting firm, to assist it with various compensation analyses, as well as to provide consulting on executive compensation practices and determinations, including information on equity-based award design. CAP generally attends meetings of the Compensation Committee. In addition, Kenneth M. Jacobs, our CEO, generally attends meetings of the Compensation Committee and expresses his views on the Company’s overall compensation philosophy. Following year end, Mr. Jacobs makes recommendations to the Compensation Committee as to the total compensation package (salary, bonus and incentive compensation awards) to be paid to each of the other executive officers listed in the Summary Compensation Table below.

NOMINATING & GOVERNANCE COMMITTEE

Steven J. Heyer (Chair), Richard N. Haass, Sylvia Jay, Iris Knobloch (effective April 1, 2018) and Richard D. Parsons

The Nominating & Governance Committee met four times in 2017. The Nominating & Governance Committee assists our Board of Directors in promoting sound corporate governance principles and practices by:

•	leading the Board in an annual review of its own performance;

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•	recommending to the Board the director nominees for the next annual general meeting of shareholders;

•	recommending to the Board director nominees for each committee of the Board; and

•	reviewing and reassessing the adequacy of the Corporate Governance Guidelines.

A detailed list of the Nominating & Governance Committee’s functions is included in its charter, which is available on our website at www.lazard.com/investorrelations/. The Nominating & Governance Committee also is responsible for recommending to the Board of Directors standards regarding the independence of non-executive directors and reviewing such standards on a regular basis to confirm that such standards remain consistent with sound corporate governance practices and with any legal, regulatory or NYSE requirements. All members of the Nominating & Governance Committee are independent as required by Lazard and the listing standards of the NYSE.

WORKPLACE AND CULTURE COMMITTEE

Richard D. Parsons (Chair), Richard N. Haass, Michelle Jarrard, Sylvia Jay and Jane L. Mendillo

The Board established the Workplace and Culture Committee in February 2018 to assist and advise management in continuing to cultivate and reinforce a workplace culture that helps attract, motivate and retain talented people, allows them to thrive, fosters productivity and professional and personal development, values diversity and inclusion, and encourages its people to engage with each other and their communities.

A detailed list of the Workplace and Culture Committee’s functions is included in its charter, which is available on our website at www.lazard.com/investorrelations/. All members of the Workplace and Culture Committee are independent.

ATTENDANCE

The Board met seven times in 2017. In 2017, overall attendance by our current directors (excluding Ms. Knobloch, who will join the Board on April 1, 2018) at meetings of the Board and its Committees averaged over 95%. Each such director attended at least 75% of the meetings of the Board and Committees on which he or she served. In 2017, all of our directors who were members of the Board following the 2017 annual general meeting of shareholders attended the annual general meeting.

CODES OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that is applicable to all directors, managing directors, officers and employees of Lazard and its subsidiaries and affiliates. We have also adopted a Supplement to the Code of Business Conduct and Ethics for certain other senior officers, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. Each of these codes is available on our website at www.lazard.com/investorrelations/. A print copy of each of these documents is available to any shareholder upon request. We intend to disclose amendments to, or waivers from, the Code of Business Conduct and Ethics, if any, on our website.

COMMUNICATIONS WITH THE BOARD

Anyone who wishes to send a communication to our non-executive directors as a group may do so by mail at the address listed below, and by marking the envelope, Attn: Non-Executive Directors of the Lazard Ltd Board of Directors.

Lazard Ltd

30 Rockefeller Plaza

New York, NY 10112

The Lazard Ltd Board of Directors

c/o the Corporate Secretary

These procedures are also posted on our website at www.lazard.com/investorrelations/.

POLICY ON DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

The Board’s Nominating & Governance Committee is responsible for evaluating and recommending to the Board proposed nominees for election to the Board of Directors. As part of its process, the Nominating & Governance Committee will consider director candidates recommended for consideration by members of the Board, by management and by shareholders. It is the policy of the Nominating & Governance Committee to consider candidates recommended by shareholders in the same manner as other candidates. Candidates for the Board of Directors must be experienced, dedicated and meet the highest standards of ethics and integrity. All directors represent the interests of all shareholders, not just the interests of any particular shareholder, shareholder group or other constituency. The Nominating & Governance Committee periodically reviews with the Board the requisite skills and characteristics for new directors, taking into account the needs of Lazard and the composition of the Board as a whole. A majority of our directors must satisfy the independence requirements of both Lazard and the NYSE. Likewise, each member of the Audit Committee must be financially literate and at least one member must possess the requisite qualifications to satisfy the SEC’s definition of “audit committee financial expert”. Once a candidate is identified, the Nominating & Governance Committee will consider the candidate’s mix of skills and experience with businesses and other organizations of comparable size, as well as his or her reputation, background and time availability (in light of anticipated needs). The Nominating & Governance Committee also will consider the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board and any other factors it deems appropriate, including, among other things, diversity and inclusion. The Nominating & Governance Committee views diversity and inclusion broadly, encompassing differing viewpoints, professional experience, industry background, education, geographical orientation and particular skill sets, as well as race and gender. Shareholders wishing to recommend to the Nominating & Governance Committee a candidate for director at our 2019 Annual General Meeting of Shareholders may do so by submitting in writing such candidate’s name, in compliance with the procedures of our Bye-laws, and along with the other information required by our Bye-laws, to the Secretary of our Board of Directors at: Lazard Ltd, Office of the Secretary, 30 Rockefeller Plaza, New York, New York 10112 between December 25, 2018 and January 24, 2019.

DIRECTOR INDEPENDENCE

Pursuant to the corporate governance listing standards of the NYSE, the Board of Directors has adopted standards for determining whether directors have material relationships with Lazard. The standards are set forth on Annex A to this Proxy Statement. Under these standards, a director employed by Lazard cannot be deemed to be an “independent director”, and consequently Messrs. Jacobs and Bhutani are not independent directors of Lazard.

The Board of Directors has determined that none of our other directors have a material relationship with Lazard under the NYSE corporate governance listing standards and the Board of Directors’ standards for director independence and, accordingly, that each of our directors (other than Messrs. Jacobs and Bhutani) is independent under the NYSE corporate governance listing standards.

In addition, as discussed under “Information Regarding the Board of Directors and Corporate Governance—Director Independence” in our annual proxy statement filed with the SEC on March 14, 2017, in early 2017, the Board of Directors determined that none of our directors (other than Messrs. Jacobs and Bhutani) or director nominees at that time had a material relationship with Lazard under the Board of Directors’ standards for director independence and, accordingly, that each such director and director nominee was independent under the NYSE corporate governance listing standards.

DIRECTOR COMPENSATION FOR 2017

Directors who are officers of the Company do not receive any fees for their service as directors. In 2017, our directors’ compensation program provided that each of our non-employee directors would receive an annual cash retainer of $119,250 and an annual award of deferred stock units, or DSUs, with a grant date value of $145,750. An additional annual retainer was paid to the Lead Director and the chairs of each committee of the Board of Directors as follows: the Lead Director, $50,000; the chair of the Audit Committee, $30,000; the chair of the Nominating & Governance Committee, $20,000; and the chair of the Compensation Committee, $20,000. The other members of the Audit Committee were paid an additional annual retainer of $20,000, and the other members of the Nominating & Governance Committee and the Compensation Committee were paid an additional annual retainer of $15,000, in respect of each applicable committee. All additional annual retainers were payable 45% in cash and 55% in DSUs. The Nominating & Governance Committee reviewed this compensation program in July 2017 and determined not to increase any director compensation payable under the program.

Cash compensation is paid out on a quarterly basis (on February 15, May 15, August 15 and November 15, or, in each case, the first business day thereafter), and the DSU awards described above are granted on an annual basis on June 1st of each year, or the first business day thereafter, except for initial pro-rated grants made to new directors upon their election or appointment to the Board of Directors. The number of DSUs granted is determined based on the NYSE closing price of our Class A common stock on the trading day immediately preceding the date of grant.

Non-employee directors may elect to receive additional DSUs in lieu of some or all of their cash compensation pursuant to the Directors Fee Deferral Unit Plan, which was approved by the Board of Directors in May 2006. DSUs awarded under this plan are granted on the same quarterly payment dates as cash compensation would have been received, and the number of DSUs is determined based on the NYSE closing price of our Class A common stock on the trading day immediately preceding the date of grant. Messrs. Alper, Haass, Heyer and Parsons and Ms. Mendillo elected to participate in this plan during 2017 and have each elected to continue to participate in this plan during 2018.

All DSUs awarded under these arrangements are converted to shares of our Class A common stock on a one-for-one basis and distributed to a director only after he or she resigns from, or otherwise ceases to be a member of, the Board of Directors. Dividend equivalent payments are made in respect of DSUs, which are paid in cash at the same rate and time that dividends are paid on shares of our Class A common stock.

The Nominating & Governance Committee regularly reviews our director compensation program. In connection with the formation of the Workplace and Culture Committee in February 2018, consistent with our director compensation program, the Nominating & Governance Committee determined that the chair of the Workplace and Culture Committee would receive an additional annual retainer of $20,000, and that the other members of the Workplace and Culture Committee would receive an additional annual retainer of $15,000, in each case payable 45% in cash and 55% in DSUs.

The table below sets forth the compensation paid to our non-employee directors during 2017.

Directors	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Andrew M. Alper (2)	$137,342	$167,765	$305,107
Richard N. Haass (2)	$126,075	$154,015	$280,090
Steven J. Heyer (2)	$166,620	$203,543	$370,163
Michelle Jarrard	$110,250	$217,745	$327,995
Sylvia Jay	$132,750	$162,292	$295,042
Philip A. Laskawy	$139,500	$170,524	$310,024
Jane L. Mendillo (2)	$128,345	$156,774	$285,119
Richard D. Parsons (2)	$126,062	$154,015	$280,077
Michael J. Turner (3)	$ 58,631	--	$58,631

(1)

The value of the DSUs reported in the table above is based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 14 of Notes to the Consolidated Financial Statements contained in our 2017 Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the assumptions used in the valuation of the DSUs. The number and grant date fair value of DSUs granted on June 1, 2017 under FASB ASC Topic 718 (based on the NYSE closing price of our Class A common stock on the trading day immediately preceding the date of the grant) were as follows: Mr. Alper, 3,770, valued at $167,765; Dr. Haass, 3,461, valued at $154,015; Mr. Heyer, 4,574, valued at $203,543; Ms. Jarrard, 3,461, valued at $154,015; Lady Jay, 3,647, valued at $162,292; Mr. Laskawy, 3,832, valued at $170,524; Ms. Mendillo, 3,523, valued at $156,774; and Mr. Parsons, 3,461, valued at $154,015. In addition, following her appointment to the Board of Directors in January 2017, Ms. Jarrard received a pro-rated grant of 1,551 DSUs, valued at $63,731, on January 3, 2017, reflecting compensation for a portion of 2017 that had been paid to our other Directors during, and included in their reported compensation for, 2016. The total number of DSUs held by each of the non-executive directors as of December 31, 2017 (excluding Ms. Knobloch, who will join the Board on April 1, 2018) was as follows: Mr. Alper, 30,372; Dr. Haass, 10,096; Mr. Heyer, 93,823; Ms. Jarrard, 5,012; Lady Jay, 47,112; Mr. Laskawy, 43,122; Ms. Mendillo, 13,307; and Mr. Parsons, 35,578.

(2)

Each of Messrs. Alper, Haass, Heyer and Parsons and Ms. Mendillo elected to defer all or a portion of their quarterly cash compensation into additional DSUs pursuant to the terms of the Directors Fee Deferral Unit Plan during 2017. The number and grant date fair value of DSUs in lieu of cash (based on the NYSE closing price of our Class A common stock on the trading days immediately preceding the applicable grant dates) were as follows: Mr. Alper, 3,068, valued at $137,342; Dr. Haass, 1,409, valued at $63,075; Mr. Heyer, 3,722, valued at $166,620; Mr. Parsons, 2,816, valued at $126,062; and Ms. Mendillo, 2,867, valued at $128,345. In accordance with SEC guidance, these amounts are reflected in the “Fees Earned or Paid in Cash” column, rather than in the “Stock Awards” column.

(3)	Mr. Turner served on the Board of Directors until the end of his term on April 25, 2017.

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of March 2, 2018, the only persons known by us to be beneficial owners of more than 5% of our Class A common stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned (1)	Percentage of Shares of Class A Common Stock Beneficially Owned	Percentage of Voting Power (2)

The Vanguard Group	10,741,989	8.28%	8.81%
100 Vanguard Blvd. Malvern, PA 19355

(1)	Shares of Class A common stock beneficially owned by The Vanguard Group are based on a Schedule 13G that was filed on February 8, 2018.

(2)	For purposes of this calculation, the voting power of Class A common stock excludes 7,859,988 shares held by the Company’s subsidiaries as of March 2, 2018.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the number of shares of Class A common stock that each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group have reported as owning beneficially, or otherwise having a pecuniary interest in, as of March 2, 2018 (including any equity awards which are scheduled to vest within 60 days of that date). To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The address for each listed person is c/o Lazard Ltd, 30 Rockefeller Plaza, New York, New York 10112.

Name of Beneficial Owner	Shares of Class A Common Stock (assuming conversion of applicable equity awards) (1) (2)	Percentage of Class A Common Stock	Percentage of Voting Power (3)
Kenneth M. Jacobs (4)	1,772,632	1.37%	1.45%
Andrew M. Alper	30,987	*	*
Ashish Bhutani (5)	658,771	*	*
Richard N. Haass	11,903	*	*
Steven J. Heyer	94,569	*	*
Michelle Jarrard	5,054	*	*
Sylvia Jay	47,154	*	*
Philip A. Laskawy	46,122	*	*
Jane L. Mendillo	15,324	*	*
Richard D. Parsons	36,380	*	*
Scott D. Hoffman (6)	147,341	*	*
Evan L. Russo (7)	81,890	*	*
Alexander F. Stern (6)	276,886	*	*
Matthieu Bucaille (8)	358,739	*	*
All directors and executive officers as a group (14 persons)	3,583,752	2.76%	2.94%
*	Less than 1% beneficially owned.

(1)

PRSUs and restricted stock units, or RSUs, granted to our executive officers that vest more than 60 days after March 2, 2018 have not been included in the table above in accordance with SEC rules. For a discussion of PRSUs and RSUs that have been granted to our executive officers, see “Compensation of Our Executive Officers—Outstanding Equity Awards at 2017 Fiscal Year End” below.

(2)

This column also includes shares of Class A common stock that are subject to issuance in the future with respect to the DSUs issued to our non-executive directors in the following aggregate amounts: Mr. Alper, 30,987 shares; Dr. Haass, 10,703 shares; Mr. Heyer, 94,569 shares; Ms. Jarrard, 5,054 shares; Lady Jay, 47,154 shares; Mr. Laskawy, 43,122 shares; Ms. Mendillo, 13,924 shares; and Mr. Parsons, 36,380 shares. These DSUs convert to shares of our Class A common stock on a one-for-one basis only after a director resigns from, or otherwise ceases to be a member of, the Board. See “Director Compensation for 2017” above.

(3)	For purposes of this calculation, the voting power of Class A common stock excludes 7,859,988 shares held by the Company’s subsidiaries as of March 2, 2018.

(4)

Includes 109,992 shares of restricted Class A common stock that were previously issued in settlement of certain outstanding equity awards, which were no longer subject to service requirements after March 31, 2016, Mr. Jacobs’ retirement eligibility date, but remain subject to other restrictions. See “Compensation of Executive Officers—Outstanding Equity Awards at 2017 Fiscal Year End” below. Also includes 584,279 shares of Class A common stock indirectly beneficially owned by Mr. Jacobs in trust.

(5)

Includes 61,908 shares of restricted Class A common stock that were previously issued in settlement of certain outstanding equity awards, which were no longer subject to service requirements after May 8, 2017, Mr. Bhutani’s retirement eligibility date, but remain subject to other restrictions.

(6)

Includes certain shares of Class A common stock that the executive officer had agreed to sell (primarily to cover taxes arising from an equity award vesting event on March 1, 2018) but continued to beneficially own on March 2, 2018, as reported in a Form 4 filing.

(7)	Includes 15,672 shares of restricted Class A common stock that were issued in connection with outstanding equity awards and that remain subject to service requirements and other vesting conditions.

(8)

Mr. Bucaille’s term as Chief Financial Officer ended on September 30, 2017. Includes 37,027 shares of restricted Class A common stock that were previously issued in settlement of certain outstanding equity awards, which were no longer subject to service requirements after February 6, 2016, Mr. Bucaille’s retirement eligibility date, but remain subject to other restrictions. Excludes 82,948 shares of restricted stock issued pursuant to a special grant made in 2011, which shares of restricted stock are not subject to the RSU Retirement Policy and remain subject to vesting conditions. See “Compensation of Executive Officers—Outstanding Equity Awards at 2017 Fiscal Year End” below.

ITEM 2

AN ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Board is committed to compensation governance and recognizes the significant interest of shareholders in executive compensation matters. We provide our shareholders annually with an opportunity to cast an advisory vote regarding the compensation of our Named Executive Officers, or NEOs, as disclosed in this Proxy Statement.

As further discussed under “Compensation Discussion and Analysis” below, our Company performed well in 2017 and delivered strong results. We believe that our compensation philosophy and discipline, as successfully implemented on a firm-wide basis by our NEOs during 2017, contributed to our strong performance.

As this is an advisory vote, the result will not be binding on the Board, although our Compensation Committee, which is comprised solely of independent directors, will carefully consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board recommends that you vote FOR the following resolution:

RESOLVED, that the shareholders of the Company vote on a non-binding, advisory basis FOR the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the foregoing resolution.

COMPENSATION DISCUSSION AND ANALYSIS

In addition to performing the roles and responsibilities described under “Information Regarding the Board of Directors and Corporate Governance—Compensation Committee” above, our Compensation Committee, which is comprised entirely of independent directors, determined the 2017 compensation of our NEOs: Kenneth M. Jacobs, Chairman and CEO; Evan L. Russo, Chief Financial Officer from October 1, 2017; Ashish Bhutani, CEO of LAM; Scott D. Hoffman, Chief Administrative Officer and General Counsel; Alexander F. Stern, Chief Operating Officer and CEO of Financial Advisory; and Matthieu Bucaille, Chief Financial Officer until September 30, 2017. Prior to being appointed Chief Financial Officer of the Company, Mr. Russo served as Managing Director and Co-Head of the Company’s Capital Markets and Capital Structure Advisory practice. After ceasing to serve as Chief Financial Officer of the Company, Mr. Bucaille became Chief Executive Officer of Lazard International and Chief Executive Officer of Compagnie Financière Lazard Frères and Lazard Frères Banque in Paris.

2017 BUSINESS PERFORMANCE HIGHLIGHTS

As further discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Company performed well in 2017 and delivered strong results. We believe that our compensation philosophy and discipline, as successfully implemented on a firm-wide basis by our NEOs during 2017, contributed to our strong performance.

Our Compensation Committee focused, among other things, on the following selected consolidated financial information in evaluating the performance of our NEOs and setting their performance-based compensation—that is, all compensation beyond their base salaries—for 2017.

Selected Consolidated Financial Information

($ in millions, unless otherwise noted)

	2017	2016
Operating Revenue(1)	$2,655	$2,344
% Growth	13%

Awarded Compensation Expense(1)	$1,476	$1,317
% of Operating Revenue	55.6%	56.2%
% Growth	12%

Adjusted Non-Compensation Expense(1)	$461	$434
% of Operating Revenue	17.4%	18.5%

Operating Income (based on Awarded Compensation Expense)(2)	$718	$593
% Growth	21%

Operating Margin (based on Awarded Compensation Expense)(3)	27.1%	25.3%

Earnings from Operations(1)	$713	$585
% Growth	22%

Operating Margin (based on Earnings from Operations)(4)	26.8%	25.0%

Return of Capital(5)	$716	$692

Ending Assets under Management ($ in billions)	$249	$198
% Growth	26%

Total Shareholder Return (CAGR) (1-Year)(6)	36%	(1)%
Total Shareholder Return (CAGR) (3-Year)(6)	8%	2%

Endnotes to this Compensation Discussion and Analysis are located on page 68.

SELECTED 2017 BUSINESS PERFORMANCE HIGHLIGHTS

OPERATING REVENUE
$2,655M Record
Up 13% from prior year, with record annual operating revenue in both Asset Management, up 20%, and Financial Advisory, up 7%

AWARDED COMPENSATION RATIO
55.6% Financial goal achieved
Continuing cost discipline with consistent deferral policy

OPERATING MARGIN, AWARDED BASIS
27.1% Record
Strong operating margin expansion

RETURN OF CAPITAL
$716M Financial goal achieved
Demonstrated long-term commitment to shareholder value creation

SELECTED 2017 COMPENSATION HIGHLIGHTS

•	Our operating revenue in 2017 increased 13% compared to 2016, and we held our 2017 awarded compensation ratio in line with 2016.

•	Total 2017 compensation awarded to our CEO increased 14% compared to 2016, in recognition of and in accordance with:

•	our strong financial performance in 2017, as reflected in the 2017 financial highlights described above;

•	the 13% increase in our operating revenue in 2017 compared to 2016;

•	the 21% increase in our awarded operating income in 2017 compared to 2016;

•	the continued achievement of our financial goals described in this Proxy Statement; and

•	our CEO’s individual contributions and achievements in support of our Financial Advisory business.

•

Approximately 80% to 93% of each NEO’s total 2017 compensation was awarded in the form of performance-based compensation. As further discussed under “2017 Compensation for Each of Our NEOs” below, our Compensation Committee granted this compensation after evaluating each NEO’s performance in light of our financial results, including our achievement of the goals described above and our achievement of other pre-determined goals set in early 2017.

•

Approximately 60% of total 2017 compensation awarded to Mr. Jacobs, at least 50% of total 2017 compensation awarded to Messrs. Bhutani, Hoffman and Stern, and approximately 28% of total 2017 compensation awarded to Mr. Russo (in connection with the portion of 2017 during which he served as the Company’s Chief Financial Officer), was awarded in the form of at-risk performance-based restricted stock units, or PRSUs, which vest three years after the grant date contingent upon both the achievement of three-year forward-looking performance goals and satisfaction of service or other vesting conditions.

•

As further discussed under “Design of Our Compensation Programs—Performance-Based Compensation—Refinement of the PRSU Program” below, for PRSUs granted since 2017, the Compensation Committee has introduced a new performance metric, modified certain scoring requirements in light of the evolving macroeconomic environment and the Company’s goals and objectives, and limited certain scores that can be achieved under the program. The new performance metric, the change to which reflects our progress against financial goals originally announced in early 2012, replaced the Operational Leverage Ratio metric that had been a part of the PRSU program from 2012 until 2016 and that continues to apply to outstanding PRSU awards that were granted before 2017. The aggregate effect of these refinements has been to further increase the overall rigor of the PRSU program to better reflect the current environment.

•

As demonstrated by our compensation practices in 2017, we remain committed to our goals regarding firm-wide awarded compensation expense. We have maintained control on compensation costs and applied a consistent compensation deferral policy for our NEOs and other employees.

•	We have continued to apply our discipline on compensation expense to our NEOs, even during periods of outstanding performance.

OUR SHAREHOLDER ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION

2013 VOTE	2014 VOTE	2015 VOTE	2016 VOTE	2017 VOTE

97% FOR	98% FOR	96% FOR	96% FOR	97% FOR

We Are Committed to Our Compensation Programs

Our Compensation Committee and our NEOs viewed the 2013, 2014, 2015, 2016 and 2017 shareholder advisory votes regarding executive compensation as strong support in favor of our compensation programs, our compensation decisions and our commitment to excellence in compensation governance.

We discussed our compensation programs with many of our shareholders and other parties during these years in order to better understand their views regarding our compensation programs. Those views have informed our decisions regarding our compensation programs.

•

Since 2013, our Compensation Committee has continued to refine our PRSU program and has increased the portion of the total compensation awarded to our NEOs that is tied directly to the achievement of three-year, forward-looking performance goals. As further discussed under “Design of Our Compensation Programs—Performance-Based Compensation—Refinement of the PRSU Program” below, for awards granted since 2017, the Compensation Committee has introduced a new performance metric, modified certain scoring requirements in light of the evolving macroeconomic environment and the Company’s goals and objectives, and limited certain scores that can be achieved under the program. The aggregate effect of these refinements has been to further increase the overall rigor of the PRSU program to better reflect the current environment.

•

Since 2013, our Compensation Committee has refined the structure of its NEO evaluation and compensation decision-making process. The Compensation Committee has increased its focus on pre-defined individual goals and firm-wide financial goals, as well as the Company’s progress toward key strategic metrics, in determining the amount of incentive compensation awarded to our NEOs.

•	Since 2013, our Compensation Committee has continued to apply our discipline on compensation expense to our NEOs, even during periods of outstanding performance.

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

We Strive to Retain and Attract Talented Individuals. Our people are our most important asset. It is imperative to continue to retain, attract and motivate executives and professionals of the highest quality and effectiveness.

•

We prudently invest in human capital. Our compensation programs focus on retaining and attracting proven senior professionals who have strong client relationships, valuable industry expertise and demonstrated money management skills, and who understand our culture and the needs of our business. Our Compensation Committee is committed to awarding these individuals levels of compensation that are commensurate with the value that they bring to the Company and appropriate in light of competitive compensation considerations.

•

Our compensation programs help to effectively retain our human capital. We believe our overall levels of compensation, as well as the structure of our long-term incentive awards, have helped us successfully retain and motivate our NEOs and other key employees. We believe our compensation policy has been effective, enabling us to retain and attract key people and resulting in low voluntary attrition.

We Pay for Performance. We firmly believe that pay should be tied to performance. Superior performance enhances shareholder value and is a fundamental objective of our compensation programs.

•

Most of the compensation we pay is based on performance. Compensation for each of our NEOs, managing directors and other senior professionals is viewed on a total compensation basis and then subdivided into two primary categories: base salary and incentive compensation. Our performance-based incentive compensation awards, which we award annually, generally include cash bonuses, PRSUs, RSUs, restricted shares of Class A common stock, or restricted stock, and Lazard Fund Interests, or LFIs.

•

Performance-based compensation is the principal component of our compensation strategy. We have tailored our compensation programs so that incentive compensation can be highly variable from year to year. Incentive compensation is awarded based on our financial results in the immediately preceding fiscal year, as well as each individual’s contribution to those results and to the Company’s development, including business unit performance. We also consider competitive compensation practices in the financial services industry, as well as the views of our shareholders.

•

We grant at-risk, forward-looking, performance-based long-term incentive awards. The Compensation Committee has adopted a long-term incentive program under which it grants at-risk performance-based awards to our NEOs that are based on three-year forward-looking performance metrics and that could involve potential payouts equal to zero.

•	Since 2013, the Compensation Committee has refined the PRSU program by, among other matters, reducing the maximum potential payout, extending the vesting schedule, modifying the scoring requirements with respect to certain performance metrics and establishing a fully prospective three-year performance period.

•

The Compensation Committee has further refined the PRSU program with respect to PRSU awards granted since 2017 by introducing a new performance metric and modifying certain scoring requirements in light of the evolving macroeconomic environment and the Company’s goals and objectives. See “Design of Our Compensation Programs—Performance-Based Compensation—Refinement of the PRSU Program” below. The aggregate effect of these refinements is to further increase the overall rigor of the PRSU program to better reflect the current environment.

•

We grant long-term awards with multi-year vesting horizons and value that fluctuates with performance. The PRSUs, RSUs, restricted stock and LFIs awarded to our NEOs, as applicable, and employees align the interests of our NEOs and employees with the interests of our shareholders – and link the value of these awards to performance – as the value that each individual realizes upon vesting depends:

•	for PRSUs, RSUs and restricted stock, on the long-term performance of our Class A common stock;

•	for PRSUs, on the performance of our business as measured against specific performance goals; and

•	for LFIs, on the performance of investment funds managed by our Asset Management business.

•

Our long-term equity awards serve as a retention mechanism. By subjecting our long-term equity awards to service-based and other vesting conditions, they help to retain our NEOs and employees, giving shareholders the stability of highly productive, experienced management and employees who help to perpetuate our strong firm culture.

We are Committed to Compensation Governance and Independence. Our Compensation Committee, which oversees our compensation philosophy, is committed to ensuring that our compensation programs conform to our pay-for-performance paradigm.

•

We maintain an independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors. In 2016, the Board rotated the independent chair of the Compensation Committee, and in both 2017 and 2018, the Board added a new independent director to the Compensation Committee.

•

Our Compensation Committee continually reassesses our compensation programs. The Compensation Committee monitors the effectiveness of our compensation programs throughout the year, and performs a specific annual reassessment of the programs in the first quarter of each year in connection with year-end compensation decisions.

•

Our Compensation Committee engages an independent compensation consultant. The Compensation Committee has directly and independently engaged Compensation Advisory Partners, or CAP, a compensation consulting firm, to assist it with compensation analyses, including through the use of compensation data of certain of our competitors, and to advise it with respect to compensation decisions. CAP does not perform any work for the Company other than advising the Compensation Committee with respect to compensation matters and the Nominating & Governance Committee with respect to the compensation of the independent members of our Board of Directors. The Compensation Committee has concluded that none of CAP’s work to date has raised any conflicts of interest.

•

We conduct an annual shareholder advisory vote regarding executive compensation. We value our shareholders’ views regarding many topics, including compensation for our NEOs. Our shareholders asked us to annually solicit their feedback on our compensation programs, and we hold an annual advisory vote regarding executive compensation. As demonstrated by our actions, the Compensation Committee strongly considers the results of the vote, as well as related feedback provided by shareholders, as part of its annual assessment of our compensation programs. We encourage our shareholders to engage with us throughout the year in constructive dialogue regarding our compensation programs.

•

We have an anti-hedging policy, stock ownership guidelines and a clawback policy. We have an anti-hedging policy applicable to our NEOs. We also have robust stock ownership guidelines and a compensation clawback policy, both of which are applicable to our NEOs. See “Design of Our Compensation Programs—Other Features” below.

EXECUTIVE COMPENSATION PRACTICES: WHAT WE DO

✓

Pay for Performance. We tie pay to performance. Other than base salaries, none of our NEOs’ compensation for 2017 was guaranteed. We review financial results and goals for the Company, as well as individual achievement, in determining NEO compensation. We grant performance-based equity awards, including awards based on transparent, objective, three-year forward-looking performance metrics.

✓

Apply Multi-Year Vesting to Equity Awards. PRSUs granted to our NEOs vest approximately three years after the grant date, assuming satisfaction of the performance goals and the service and other vesting conditions.

✓

Utilize Stock Ownership Guidelines. We have clear stock ownership guidelines, which all of our NEOs exceed. In addition, our directors receive a majority of their annual compensation in the form of DSUs, which are not settled, and therefore remain invested in the Company, until the director leaves our Board of Directors.

✓	Employ Clawback and Anti-Hedging Policies. We have compensation clawback and anti-hedging policies applicable to our NEOs.

✓

Lead Director and a High Proportion of Independent Directors. 80% of the members of our Board of Directors are independent, and all members of the Committees of the Board of Directors, including the Compensation Committee, are independent directors. In addition, our Board of Directors has a strong, active and independent Lead Director.

✓

Retain an Independent Compensation Consultant. Our Compensation Committee consults with CAP, its independent compensation consultant, in connection with our compensation programs generally and NEO compensation specifically.

✓	Engage in Shareholder Outreach. We proactively engage with our shareholders and other interested parties to discuss our compensation programs and objectives.

✓

Utilize a Structured NEO Compensation Process. Our Compensation Committee employs a structured evaluation and decision-making process, which involves a focus on the Company’s financial results, the Company’s progress regarding key strategic metrics and the Company’s performance with respect to specific pre-defined goals identified by the Compensation Committee at the beginning of the year.

✓	Mitigate Undue Risk. We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.

✓

Offset Equity Award Dilution. We monitor the potentially dilutive impact of the equity component of our compensation programs and seek to offset that impact by repurchasing shares of our Class A common stock.

EXECUTIVE COMPENSATION PRACTICES: WHAT WE DON’T DO

X	No Single-Trigger Vesting. Year-end equity-based incentive awards granted to our NEOs do not automatically vest upon a change in control.

X	No Excise Tax Gross-Ups Upon Change in Control. We do not provide excise tax gross-ups to our NEOs in connection with change in control payments.

X	No Enhanced Change in Control Severance. We do not provide enhanced severance to our NEOs if they are terminated in connection with a change in control.

X

No Guaranteed Bonuses. We do not provide guaranteed bonuses to any of our NEOs. Other than base salaries, which have remained unchanged for over six years, none of our NEOs’ compensation for 2017 was guaranteed. Instead, all such compensation was at risk based on performance.

X	No Hedging Transactions or Short Sales. We prohibit our NEOs from entering into hedging transactions or short sales in respect of our Class A common stock.

DESIGN OF OUR COMPENSATION SYSTEMS—BASE SALARY

Base Salary. Base salaries are intended to reflect the experience, skill and knowledge of our NEOs, managing directors and other senior professionals in their particular roles and responsibilities, while retaining the flexibility to appropriately compensate for fluctuations in performance, both of the Company and the individual.

•

Base salaries are approved by our Compensation Committee. During 2017, each of our NEOs was a party to a retention agreement with the Company that provided for a minimum annual base salary during the term of the agreement. In connection with Mr. Russo’s appointment, effective October 1, 2017, as Chief Financial Officer of the Company, we entered into a retention agreement with him on terms substantially similar to the retention agreements with our other NEOs, which set his base salary at the same level as our other NEOs (other than Mr. Jacobs). Base salaries for our NEOs and any subsequent adjustments thereto are reviewed and approved by the Compensation Committee annually, after consultation with its independent compensation consultant. For 2018, the Compensation Committee once again determined to maintain base salaries at the minimum level set forth in the retention agreements. Although we entered into amended retention agreements with our NEOs (other than Mr. Russo) in March 2016, their minimum annual base salaries have remained unchanged for over six years. See “Compensation of Executive Officers—Retention Agreements with our NEOs” below.

•

Base salaries are the only component of our NEOs’ compensation that is not tied to performance. As further described below under “Design of our Compensation Programs—Performance-Based Compensation”, all other forms of compensation that we pay to our NEOs are at risk and linked to performance.

•

Base salaries represent a small proportion of total NEO compensation. As described below under “2017 Compensation for Each of Our NEOs”, a substantial majority of the compensation that we pay to our NEOs is performance-based compensation.

DESIGN OF OUR COMPENSATION SYSTEMS—PERFORMANCE-BASED COMPENSATION

Cash Bonuses. Except for base salaries, all cash compensation opportunity is based on a combination of Company and individual performance. Accordingly, the cash compensation paid to our NEOs and employees as a group has fluctuated from year to year, reflecting changes in the Company’s performance and financial results, as well as individual performance.

PRSU Awards. PRSUs are restricted stock units that are subject to performance-based, service-based and other vesting conditions.

•

PRSU awards are performance-based awards that support the generation of shareholder value. We believe our PRSU awards support the generation of shareholder value by aligning the long-term interests of our NEOs with those of our shareholders. Because the amount an individual realizes upon the vesting of PRSUs directly depends on the performance of our business, as well as the value of our Class A common stock at that time, each individual who receives a PRSU award becomes, economically, a long-term shareholder of the Company, with interests aligned with the interests of other shareholders.

•

PRSU awards subject the NEOs to risk of total loss of a critical component of annual compensation. PRSU awards supplement our existing risk-based long-term incentive compensation programs by subjecting a substantial proportion of the total compensation payable to each of the NEOs in respect of their service as NEOs for a given prior year (approximately 60% of the 2017 compensation for our CEO and 50%-60% of the 2017 compensation for our other NEOs who served throughout 2017) to full risk of loss based upon the long-term future financial performance of our business, measured against objective, pre-established performance goals.

•

PRSU awards involve a transparent payout mechanism. PRSU awards advance our goal of implementing transparent compensation practices. The performance metrics that must be satisfied in order for PRSUs to vest are tied to factors that we consider to be critical measures of our success and our ability to build value for our shareholders. Importantly, virtually all of the financial information regarding the Company that is used in measuring the Company’s performance with respect to these metrics is available to shareholders, including through our year-end earnings releases. PRSUs allow our shareholders to know, in advance, how this substantial component of compensation for the NEOs will be measured and paid.

•

Payouts under PRSU awards are based on objective financial metrics. The number of shares of Class A common stock that a recipient will realize upon vesting of a PRSU award will be calculated by reference to financial metrics that were chosen because they are indicative of the Company’s overall performance, rather than individual performance, both on an absolute and a relative basis. These metrics rely on criteria such as revenue growth, returns to shareholders and operating margin. At the measurement times, each of the metrics is assigned a score based on our performance. Such scores are generally weighted evenly over the performance period, with the ultimate level of payout for the awards determined by reference to the weighted numeric score, subject in the case of a total score above 2.0 to downward adjustments, as described below. PRSU awards look to pre-established metrics of the Company’s performance and link payout directly to scores awarded for such metrics.

•

Payouts under PRSU awards will depend on long-term financial performance and could be equal to zero. The target number of shares of our Class A common stock subject to each PRSU is one. Based on the achievement of performance criteria, as confirmed by the Compensation Committee, the number of shares of our Class A common stock that may be received in connection with each PRSU will range from zero to two times the target number. PRSUs granted in 2018 in respect of 2017 compensation are contingent on our performance over the three-year period beginning on January 1, 2018 and ending on December 31, 2020. Unless applicable performance conditions are satisfied during this period, all such PRSUs will be forfeited, and the NEOs will not be entitled to any payments with respect to such awards.

•

Payouts under PRSU awards are determined, in part, by reference to the performance of our peers. As further discussed below, the financial metrics used to calculate payouts under PRSU awards include a relative measure. By including this measure, our Compensation Committee intended that our performance be judged, in part, against what our competitor companies were able to accomplish under the same general market conditions during the performance period.

•

PRSU awards help retain our NEOs. PRSU awards also serve as an important retention mechanism by subjecting a significant portion of each NEO’s compensation to forfeiture if he leaves the firm prior to the vesting date. As a result, we believe our NEOs have a demonstrable and significant interest in remaining with the Company and increasing shareholder value over the long term.

•

PRSU awards also include restrictive covenants and other terms and conditions. PRSU awards are typically made following our year-end earnings release. In 2018, PRSUs were granted to each of our NEOs in February. The target number of shares of Class A common stock that are subject to these PRSUs was determined in the same way that the number was derived for all of our employees, by dividing the dollar amount allocated to be granted to the NEO as a PRSU award (at the target payout level) by the average NYSE closing price of our Class A common stock on the four trading days ending on February 6, 2018 ($57.75). The PRSUs granted in February 2018 will vest on or around March 1, 2021, assuming satisfaction of the performance conditions and service-based and other vesting conditions. The PRSUs will not automatically vest in the event of a change in control, but rather will require a subsequent qualifying termination in order to be eligible for accelerated vesting, with certain variations to reflect the impact of a termination of employment or a change in control on performance conditions. See “Compensation of Executive Officers—Potential Payments Upon Termination or Change in Control” below. In exchange for their PRSU awards, our NEOs agreed to restrictions on their ability to compete with the Company and to solicit our clients and employees, which protect the Company’s intellectual and human capital. In the event we declare cash dividends on our Class A common stock during the performance period for such PRSUs, our NEOs will receive a number of RSUs or restricted stock equivalent in value to the amount of such dividends with respect to the target number of shares subject to such PRSUs (or, in the event we declare cash dividends following the relevant performance period, the number of shares subject to such PRSUs that have been earned based on the achievement of performance conditions). These RSUs or shares of restricted stock will not be subject to vesting based on the performance conditions, but will be subject to the service or other vesting conditions of the underlying PRSUs.

•

PRSUs advance our pay-for-performance paradigm. By coupling the potential value of the PRSUs with our degree of financial success, we believe we have created another strong link between value realized by our shareholders and value to the NEOs. Each NEO knows—at the beginning of a fiscal year—that the year is a component of three-year, forward-looking PRSU performance measurement periods and that his compensation under PRSU awards will be determined in part based on the Company’s performance during that fiscal year. Each NEO is updated at least annually on our performance with respect to the PRSU performance metrics.

•

Non-NEO Long-Term Incentive Compensation. While PRSUs are the primary form of long-term incentive compensation for our NEOs, in the case of our other senior professionals (including our other Managing Directors), a substantial portion of each individual’s long-term incentive compensation is generally granted in the form of RSUs and the remaining portion generally may be granted in RSUs, LFIs or a combination of both at the individual’s election, and generally includes vesting terms that are different from those applicable to our NEOs. For example, such awards generally vest one-third on or around the second anniversary of grant and two-thirds on or around the third anniversary of grant, and historically, such awards have been subject to single-trigger vesting in the event of a change in control. As noted above, prior to becoming our Chief Financial Officer, Mr. Russo served as Managing Director and Co-Head of the Company’s Capital Markets and Capital Structure Advisory practice, and after he ceased to serve as our Chief Financial Officer, Mr. Bucaille became Chief Executive Officer of Lazard International and Chief Executive Officer of Compagnie Financière Lazard Frères and Lazard Frères Banque in Paris. In connection with their service in non-NEO roles, Messrs. Russo and Bucaille participated in our long-term incentive compensation program that is applicable to our other senior professionals. Pursuant to his grants in February 2017 (made in respect of his performance during 2016) and February 2018 (made in respect of his performance during the portion of 2017 in which he did not serve as our Chief Financial Officer), Mr. Russo received RSUs and LFIs. Mr. Bucaille received PRSUs in February 2018 (in respect of his performance during 2017).

PRSU FINANCIAL METRICS

The Compensation Committee determined that three financial ratios are the most appropriate and, taken together, comprehensive financial metrics for purposes of PRSU awards granted in 2018 in respect of 2017 compensation: our Volatility Adjusted Revenue Growth Ratio, or VARGR, our Capital Return Ratio, or CRR, and our Awarded Operating Margin, or AOM, each of which is described in further detail below. Collectively, the VARGR, CRR and AOM metrics align directly with our long-term strategy of driving shareholder returns through high-quality revenue and earnings growth, focusing on reducing volatility, managing operating margin and returning capital to our shareholders. These performance metrics also reflect, among other things, the manner in which the Compensation Committee measures the success that the NEOs can achieve in executing our long-term strategy and managing our business for the benefit of our shareholders. An explanation of each financial ratio applicable to PRSU awards granted in 2018 in respect of 2017 compensation is set forth below.

Volatility Adjusted Revenue Growth Ratio – Relative Performance Measure

We seek to generate stable, high-quality revenue growth, and we believe that our shareholders value such revenue growth. Our innovative business model incorporates balanced growth initiatives and a diversity of businesses, including operations that are countercyclical, which we believe ultimately produces less volatile revenues. We believe that the VARGR performance metric aligns directly with our objective of achieving revenue growth while simultaneously limiting volatility in order to promote consistent, high-quality revenue growth over time. And, as described in more detail below, we evaluate this metric against the members of a relevant peer group. An explanation of the VARGR metric (which, as described under “Refinement of the PRSU Program” below, has been refined for PRSU awards granted since 2017) is set forth below.

Step 1:

We establish the annual operating revenue growth rate for each of our two primary revenue-generating businesses (i.e., Financial Advisory and Asset Management) for each year within the three-year performance period. We adjust this growth rate for debt valuation adjustment, and for certain acquisitions that may have occurred during the period, in each case, if applicable, as these items can substantially affect reported revenues and can reduce comparability among us and our peers. We then combine each of these operating revenue growth rates into a single compound operating revenue growth rate for each business for the entire performance period.

Step 2:

We divide the compound operating revenue growth rates established in Step 1 by the historical volatility of the applicable business’ compound operating revenue growth rate (i.e., the standard deviation in the applicable business’ compound operating revenue growth rate over the applicable preceding ten-year periods, including the last year of the performance period). This normalizes the compound operating revenue growth rate and reduces the disproportionate impact of any nonrecurring events that may have occurred in a given year. Ultimately, this enhances compound operating revenue growth rate comparability among us and our peers. The value we obtain is the applicable business’ VARGR.

Step 3:

We determine our peers’ VARGRs, in each case using the most appropriate revenue statistic and applying Steps 1-2 above. The peer group for PRSUs granted in 2018 in connection with 2017 compensation is: (i) for purposes of our Asset Management business’ revenue, AllianceBernstein, Artisan Partners, BlackRock, Franklin Resources, Invesco, Legg Mason, Schroders and T. Rowe Price, and (ii) for purposes of our Financial Advisory business’ revenue, Bank of America Merrill Lynch, Citigroup, Credit Suisse, Evercore, Goldman Sachs, JP Morgan, Morgan Stanley and UBS (in each case considering only the financial advisory revenue of the applicable Financial Advisory peer). We selected this aggregate peer group, which is different than the peer group used for comparative compensation analyses described under “2017 Compensation for Each of Our NEOs” below, because we feel that this aggregate peer group more accurately reflects the companies with which we actively compete in the financial services industry (without regard to their relative size, which may be relevant to compensation, but not relevant to their indicative growth rates).

Step 4:

Using the table below, we determine the VARGR score for each of our businesses based on its VARGR ranking relative to the VARGRs of its peers. We then determine our consolidated VARGR score by combining the VARGR scores of our businesses, weighting them for this purpose in proportion to their relative contribution to our consolidated operating revenue during the relevant period (for this purpose, the operating revenue of our corporate segment is not considered).

Lazard Business VARGR Percentile Rank	VARGR Score
Lazard Business Rank < 20th Percentile	0.00
Lazard Business Rank = 20th Percentile	0.30
Lazard Business Rank = 40th Percentile	0.90
Lazard Business Rank = 60th Percentile	1.60
Lazard Business Rank > 80th Percentile	2.25

If our VARGR ranking is between levels set forth in the table above, we will use linear interpolation to determine our VARGR score based on the scores provided for the closest levels.

Capital Return Ratio – Absolute Performance Measure

We endeavor to return capital to our shareholders, including by paying dividends to our shareholders, repurchasing equity and minimizing the need for additional capital in our business. We believe that our shareholders value our success in returning capital to them, and that the CRR performance metric aligns directly with our objective of returning capital. An explanation of the CRR metric is set forth below.

Step 1:

For each year during the performance period, we first calculate capital returned to shareholders, which we generally define for this purpose as (A) the aggregate value of dividends paid to our shareholders during the year, plus (B) the aggregate amount of funds used for equity repurchases during the year, plus (C) the value of our Class A common stock withheld for tax purposes during the year upon vesting of equity-based awards.

Step 2:

For the same year, we calculate our cash flow during the year, which we generally define for this purpose as (A) our net income for the year, calculated in the adjusted manner set forth in our annual earnings release for the year (primarily to enhance comparability between periods) plus (B) the amortization expense arising from year-end equity-based and LFI awards recorded during the year, plus (C) aggregate cash proceeds received from any new equity or debt issuances, other than with respect to an acquisition during the year, minus (D) the value of amounts used to fund investments relating to LFI awards during the year, minus (E) amounts used to reduce outstanding debt during the year.

Step 3:

We establish our CRR for the entire three-year performance period by dividing (A) the sum of the amounts obtained in Step 1 for each year in the performance period by (B) the sum of the amounts obtained in Step 2 for each year in the performance period. We then determine our CRR score based on the table set forth below.

Lazard CRR	CRR Score
CRR < 65%	0.00
CRR = 65%	0.50
CRR = 75%	1.00
CRR = 85%	1.60
CRR > 95%	2.25

If our CRR is between levels set forth in the table above, we will use linear interpolation to determine our CRR score based on the scores provided for the closest levels.

Awarded Operating Margin – Absolute Performance Measure

Our objective is to effectively manage our operating costs. By managing our operating margin over time, we seek to advance our ultimate objective of increasing shareholder returns. We retain this objective even in years where revenue remains flat or declines, in which case we aim to stabilize and reduce our expenses. In that regard, in 2017 we implemented a new performance metric, which we refer to as awarded operating margin, or AOM, pursuant to which our NEOs are incentivized to improve our AOM.

We have established a formula that sets, for any year, a reference AOM against which our actual AOM can be compared and our performance can be evaluated. We begin by calculating the change in our operating revenue during the relevant year as compared to the previous year. Subsequently, we examine how that operating revenue change should be allocated to our shareholders by establishing, pursuant to the formula, the primary components of AOM, which are our awarded compensation expense and non-compensation expense. We compare the resultant reference AOM to our actual AOM for the relevant year, and the variance between our actual AOM and the reference AOM results in our AOM score. Specifically, the AOM score will be determined as follows:

Step 1:

For each year during the performance period, we first calculate our operating revenue change for the relevant year, which we define for this purpose as the percentage difference between our operating revenue for the relevant year and our operating revenue for the immediately preceding year.

Step 2:	We then calculate a reference AOM for the relevant year, which we define for this purpose as:

(A) our operating revenue for the relevant year, less

(i) our awarded compensation expense for each segment of our business for the previous year, in each case adjusted by a pre-determined ratio of our operating revenue change (which ratio will vary according to our businesses, the extent of the operating revenue change, and depending on whether the operating revenue change is positive or negative)1, less

(ii) (X) 75% of our non-compensation expense for the previous year (which allocation we believe generally reflects the fixed portion of our non-compensation expense over time), as adjusted for nominal growth, and (Y) the balance of our non-compensation expense for the previous year, adjusted by our operating revenue change,

1 For years in which we have met our compensation expense ratio goals and with respect to which we have experienced some operating revenue change, such ratio generally ranges from 1.0 to 0.30 for each of our Financial Advisory and Asset Management businesses, depending on whether the operating revenue change is a positive or negative value. For other years, the relevant ratio generally would be outside of this range. For each of the last three years, the relevant ratio for each of our Financial Advisory and Asset Management businesses would have been within this range.

with the result of such calculation divided by

(B) our operating revenue for the relevant year.

Step 3:

We determine our AOM score based on our actual AOM for the relevant year relative to the reference AOM calculated in Step 2. We determine our AOM score for the entire three-year performance period by computing the arithmetic average of the AOM scores for each year during the period. The AOM scoring table is below.

Lazard AOM	AOM Score
AOM < Reference AOM – 2.00 Percentage Points	0.00
AOM = Reference AOM – 1.25 Percentage Points	0.50
AOM = Reference AOM – 0.75 Percentage Point	0.75
AOM = Reference AOM	1.00
AOM = Reference AOM + 0.5 Percentage Point	1.50
AOM > Reference AOM + 1.25 Percentage Points	2.25

If our actual AOM is between levels set forth in the table above, we will use linear interpolation to determine our AOM score based on the scores provided for the closest levels.

REFINEMENT OF THE PRSU PROGRAM

The Compensation Committee and our NEOs believe that the PRSU program is an important system that supports the generation of shareholder value over time. In light of this important purpose of the PRSU program, as well as the fact that macroeconomic conditions and the Company’s goals and objectives evolve over time, the Compensation Committee and our NEOs reassess the PRSU program at regular intervals. We believe that, since our introduction of the PRSU program in 2012, this continual process has enhanced the link between the performance metrics, scoring system and other elements of the PRSU program that have applied to new awards and the Company’s performance over the subsequent three-year performance period to which those awards relate.

In late 2016 and early 2017, the Compensation Committee, its independent compensation consultant, CAP, and our NEOs reviewed the PRSU program with respect to the PRSU awards that would be granted in early 2017. Following this review, the Compensation Committee determined, and the NEOs agreed, that the following program refinements – all of which are consistent with the objectives of the PRSU program described under “Design of Our Compensation Systems–Performance-Based Compensation” above – were in line with the Company’s evolving goals and objectives and were likely to support the generation of shareholder value over time. We also believe that the aggregate effect of these refinements has been to further increase the overall rigor of the PRSU program to better reflect the current environment.

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Peer Group Updates. The Compensation Committee and our NEOs recognize that the competitive environment in which we operate is dynamic. In order to accurately assess our own competitive performance, we analyze our achievements against the results of our peers, and we must regularly reassess whether the peer group we use for this purpose should be refined. As they have done in prior years, in early 2017, the Compensation Committee and our NEOs undertook a thorough analysis of the peer group applicable to the VARGR relative performance metric that would apply to PRSU awards granted in 2017 in respect of 2016 compensation and determined to (i) apply separate peer groups to the performance measurement for each of our Asset Management and Financial Advisory businesses (as their fundamental competitor groups are different), and (ii) update those peer groups in recognition of the evolving competitive landscape. These peer groups are described under “PRSU Financial Metrics” above. In addition, in early 2018, the Compensation Committee determined that Aberdeen should be replaced in the Asset Management peer group by Artisan Partners, a global investment manager listed on the New York Stock Exchange, due to the merger of Aberdeen and Standard Life in August 2017 (resulting in a larger organization with more diverse revenues and operations).

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Reduction of maximum possible metric scores. As further discussed under “PRSU Financial Metrics” above and “PRSU Scoring” below, each of the three performance metrics that apply to a PRSU award give rise to an individual score. Generally, each score is weighted equally in order to determine the final score under the PRSU award and, consequently, the level of payout under the PRSU award. For PRSU awards granted before 2017, the maximum score for each individual performance metric had been 3.0, and the maximum final score under the PRSU award had been 2.0. In early

2017 the Compensation Committee determined, and the NEOs agreed, that PRSU awards granted in 2017 in respect of 2016 compensation should limit the maximum score for each individual performance metric to 2.25 (instead of 3.0) and that the maximum final score under the PRSU award should continue to be 2.0. In early 2018, the Compensation Committee and the NEOs agreed that these modifications should continue to apply to PRSU awards granted in 2018 in respect of 2017 compensation.

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Scoring matrix changes. As further discussed under “PRSU Financial Metrics” above, a scoring matrix applies to each individual PRSU award metric. The Compensation Committee and our NEOs regularly reassess the scoring matrices applicable to the PRSU financial metrics to confirm their appropriateness for new PRSU awards. In early 2017 the Compensation Committee determined, and the NEOs agreed, to modify the scoring matrices for the VARGR and CRR metrics under PRSU awards granted in 2017 in respect of 2016 compensation, and in early 2018 the Compensation Committee and the NEOs agreed that these modifications should continue to apply to PRSU awards granted in 2018 in respect of 2017 compensation.

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Awarded Operating Margin. Between 2012 and 2016, the PRSU program involved a performance metric called Operational Leverage Ratio, or OLR. The OLR metric was based on our goal to effectively manage our costs, including our compensation expense, over time, to grow our firm-wide awarded compensation expense at a slower rate than the rate of our revenue growth, and to enhance our operating leverage in a rising revenue environment. Our operating revenue in 2016 was $2,344 million, near our record operating revenue of $2,380 million in 2015, and, in 2016, our operating revenue was 24% higher than our operating revenue in 2011, the year before the Compensation Committee implemented the OLR metric. Over the same period, our awarded compensation expense increased only 12%, compared to the 24% increase in our operating revenue, and our awarded operating margin increased from 16.5% in 2011 to 25.3% in 2016. This strong performance reflected our outstanding operating leverage over the period and, we believe, the link between the OLR metric specifically – and the PRSU program more generally – and the generation of superior performance and shareholder value over time. In early 2017, the Compensation Committee and our NEOs sought to refine the objective on which the OLR metric was originally based recognizing, in part, the volatile markets in which the Company currently operates and the accomplishments of the Company over the previous five years. The Compensation Committee therefore implemented the AOM metric to replace the OLR metric for PRSU awards granted in 2017 in respect of 2016 compensation. The AOM metric, like the OLR metric, is focused on our long-standing goals to effectively manage our costs, including our compensation cost, over the cycle. As further discussed under “PRSU Financial Metrics” above, the AOM metric allows us to more specifically evaluate our actual AOM for a fiscal year against our own historical performance, as adjusted based on objective, pre-determined criteria which reflect our ambitious goals. In early 2018, the Compensation Committee and the NEOs agreed that the AOM metric should continue to apply to PRSU awards granted in 2018 in respect of 2017 compensation.

PRSU SCORING

Generally, each of the three performance metrics (VARGR, CRR and AOM) is weighted equally. The determination of the number of PRSUs that may ultimately vest under each award generally will be based on the Company’s cumulative performance over the three-year performance period. The scoring corresponds directly to the level of achievement of performance goals (taking into account any applicable interpolation).

For example, the achievement of a score of 1.50 for the cumulative three-year performance period would translate into payout of the PRSU award at 1.50 times the target level (subject to achievement of the service-based vesting condition), but an overall score above 2.0 would automatically be reduced to 2.0, thereby capping payout of the PRSU award at two times the target level. Similarly, the achievement of a score of 0.50 for the cumulative three-year performance period would translate into payout of the PRSU award at 0.50 times the target level (subject to achievement of the service-based vesting condition).

Each of the three performance metrics will also be evaluated on an annual basis at the end of each fiscal year during the performance period. For this purpose, the same scoring ranges, weighting system and reference points will be used, but the evaluation will be based solely on performance during that fiscal year. If the Company achieves an aggregate score of at least 1.0 with respect to such fiscal year, as confirmed by the Compensation Committee, then 25% of the total target number of shares of Class A common stock subject to the PRSUs will no longer be at risk based on achievement of the performance criteria. Any such PRSUs will remain subject to the service-based vesting criteria described herein (and the total payout with respect to such PRSUs could increase based on the Company’s performance over the performance period). The Compensation Committee retains full discretion with respect to the interpretation and application of the scoring systems described above.

Additional information regarding the scoring of outstanding PRSU awards is set forth below. As described under “Refinement of the PRSU Program” above, the PRSUs granted in 2016 and 2015 in respect of 2015 and 2014 compensation, respectively, are based on the Company’s performance with respect to VARGR, CRR and OLR, respectively. For a more detailed description of the OLR metric and the scoring applicable to OLR, VARGR and CRR metrics for the PRSUs granted in 2016 and 2015, see the discussions under “Compensation Discussion and Analysis—PRSU Financial Metrics” in our annual proxy statement filed with the SEC on March 10, 2016, and “Compensation Discussion and Analysis—Design of Our Compensation Programs—Performance-Based Incentive Compensation” in our annual proxy statement filed with the SEC on March 16, 2015, respectively.

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Evaluation of Fiscal Year 2017 Performance for PRSUs Granted in 2017 and 2016 with Respect to 2016 and 2015 Compensation, Respectively. In early 2018, the Compensation Committee evaluated the Company’s performance for 2017 with respect to (i) VARGR, CRR and AOM under the PRSUs awarded to the NEOs in 2017 with respect to 2016 compensation, and (ii) VARGR, CRR and OLR under the PRSUs awarded to the NEOs in 2016 with respect to 2015 compensation. The Compensation Committee determined that the Company’s performance on the applicable metrics exceeded an aggregate score of 1.0 for 2017. Accordingly, 25% of the total target number of shares of our Class A common stock underlying the PRSUs awarded to the

NEOs with respect to 2016 and 2015 compensation are not subject to further achievement of performance goals. A similar determination was made by the Compensation Committee in early 2017 in respect of the Company’s performance for 2016 on the three applicable metrics and, in early 2017, 25% of the total target number of shares of our Class A common stock underlying the PRSUs awarded to our NEOs in 2016 with respect to 2015 compensation similarly were no longer subject to further achievement of performance goals. However, all of these PRSUs remain subject to service-based or other vesting criteria that would be satisfied on or around March 2, 2020, in the case of the PRSUs granted in 2017 with respect to 2016 compensation, and on or around March 1, 2019, in the case of the PRSUs granted in 2016 with respect to 2015 compensation (and the total payout with respect to such PRSUs could increase based on the Company’s performance over the relevant three-year performance period). The portion of PRSU awards that have not been subject to the scoring determinations described above remain subject to performance-based vesting criteria and to full risk of forfeiture if the applicable performance goals are not achieved.

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Evaluation of Three-Year Performance for PRSUs Granted in 2015 with Respect to 2014 Compensation. In addition, in early 2018, the Compensation Committee evaluated the Company’s performance during the period from January 1, 2015 to December 31, 2017 with respect to the PRSUs awarded to the NEOs in 2015 in respect of 2014 compensation. The Compensation Committee determined by formula that an aggregate score of 2.0 applied to the PRSUs awarded to the NEOs for 2014 compensation and, accordingly, the corresponding number of shares of our Class A common stock subject to such awards were no longer subject to such performance goals. All of these PRSUs awarded in 2015 with respect to 2014 compensation vested on March 1, 2018.

DESIGN OF OUR COMPENSATION SYSTEMS—OTHER FEATURES

Long-Term Incentive Awards Are the Primary Component of Compensation for Our Most Senior Professionals. In February 2018, we applied a progressive formula based on total compensation for all of our NEOs, managing directors and senior professionals. Pursuant to this formula, as a recipient’s total compensation (cash salary, cash bonus and long-term incentive compensation) increases, a greater percentage of his or her total compensation is composed of long-term incentive awards. This formula is based on a sliding scale that effectively begins at 5% for some of our vice presidents and directors and generally reaches 60% (or 50% in our Asset Management business) for our highest paid managing directors.

Stock Ownership Guidelines. We have stock ownership guidelines for our NEOs, which require our CEO and the other NEOs to own shares of our Class A common stock, or equity awards that ultimately will vest into shares (including restricted stock, PRSUs (considered at the target payout level) and RSUs), equal to, in the case of our CEO, six times his base salary, and in the case of each other NEO, three times his base salary. Each NEO has five years from the date that the guidelines began to apply to the NEO to attain the required ownership levels. All of our NEOs currently exceed the required ownership levels. In addition, our non-employee directors receive a majority of their compensation in the form of DSUs that remain invested in the Company until they leave the Board of Directors.

Compensation Clawback Policy. We have a compensation clawback policy for our NEOs. Pursuant to our clawback policy, if the Board of Directors determines that any bonus, incentive payment, equity award or other compensation awarded to or received by an NEO was based on any financial results or operating metrics that were achieved as a result of that NEO’s intentional fraudulent or illegal conduct, we will seek to recover from the NEO such compensation (in whole or in part) as the Board of Directors deems appropriate under the circumstances and as permitted by law.

Anti-Hedging Policy. We have an anti-hedging policy for our NEOs that restricts them from engaging in hedging transactions with respect to our Class A common stock.

Double-Trigger Vesting. We apply “double-trigger” vesting for long-term incentive awards to our NEOs in respect of their service as NEOs. Any such awards will not immediately accelerate upon a change in control, but instead will require both a change in control and another customary event, such as a qualifying termination, to vest.

No Enhanced Change in Control Severance. We do not provide enhanced severance to our NEOs if they are terminated in connection with a change in control.

No Excise Tax Gross-Ups. The retention agreements for each of our NEOs do not provide for excise tax gross-up provisions and reflect feedback from our shareholders, evolving best practices and our commitment to excellence in compensation governance.

2017 COMPENSATION FOR EACH OF OUR NEOS—COMPENSATION PROCESS

Decisions with regard to incentive compensation are generally made in the first quarter of each year and are based on Company and individual performance in the prior fiscal year.

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Our Compensation Committee Approves NEO Compensation. The Compensation Committee determines the total compensation package to be awarded to our CEO, Mr. Jacobs. Mr. Jacobs makes recommendations to the Compensation Committee as to the total compensation package to be awarded to our other NEOs. The Compensation Committee reviews and approves the total compensation package to be paid to our other NEOs and considers Mr. Jacobs’ recommendations in its review. Mr. Jacobs reviewed with the Compensation Committee the performance of each of the other NEOs individually and their overall contribution to the Company in 2017. Mr. Jacobs does not participate in sessions of the Compensation Committee at which his own compensation is determined; however, he does participate in sessions at which the compensation of the other NEOs is discussed.

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Our Compensation Committee Utilizes a Structured Decision-Making Process. Our Compensation Committee employs a structured evaluation and decision-making process, which involves a focus on the Company’s financial results, the Company’s progress regarding key strategic metrics and the Company’s performance with respect to specific pre-defined goals identified by the Compensation Committee at the beginning of the year. An illustration of the process used by the Compensation Committee for 2017 compensation decisions is set forth on the following page.

Structure of 2017 NEO Decision-Making Process

Review Business Performance	Key Metrics
• Achievement of Pre-Defined Goals, including Long-Term Financial Goals and Key Metrics Selected by Compensation Committee in Early 2017	Operating Margin Return of Capital /Capital Management Cost Discipline and Initiatives
• Corporate Performance and Economic Conditions	See “Selected Consolidated Financial Information’’ above

Rate Overall 2017 Business Performance

Below Par	Par	Above Par

Consider Reference Pay Ranges for Each Position

• Review competitive pay ranges, considering median peer data and market outlook
• Consider market conditions
• Review recent trends
• Consider pay mix for each position
• Develop reference pay ranges for each position and compare to the overall performance result (Below Par / Par / Above Par)

Determine Compensation for Each NEO

•  Determine compensation for each NEO, considering position-specific reference pay range based on Company and individual results, and progress against Company and business unit, as appropriate, strategic objectives (described above)

• Determine performance-based compensation mix (cash bonus vs. long-term incentive) for each NEO based on market trends, historical practice and other information

Our Compensation Committee Considers a Variety of Available Information. Before any year-end compensation decisions are made, the Compensation Committee reviews information from a variety of available sources.

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Business Performance. In evaluating the total compensation packages awarded to our NEOs, the Compensation Committee considered the factors described under “2017 Business Performance Highlights” above, as well as their individual contributions to the Company, the leadership, guidance, and other individual qualities that they bring to the Company, their desire to advance the implementation of compensation discipline throughout the firm and their desire to personally participate in this initiative.

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Achievement of Financial Goals. In 2012, we articulated financial goals to our shareholders, including goals regarding our awarded compensation ratio, our adjusted non-compensation ratio and our return of capital strategy. We remained focused on these goals throughout 2017 and, in 2017, we achieved these goals. Since 2012, the Compensation Committee has reviewed the Company’s progress with respect to these and other goals in determining the total compensation packages awarded to our NEOs and has considered that progress in connection with compensation decisions.

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Financial Metrics. The Compensation Committee reviewed a variety of metrics relating to the Company’s financial performance in evaluating the total compensation packages to be awarded to our NEOs. The Compensation Committee considered the Company’s results and progress during 2017 regarding key strategic metrics, including operating revenue, awarded compensation, operating margin, cost savings and return of capital. The Compensation Committee also considered the Company’s total shareholder return, or TSR.

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Tally Sheets. The Compensation Committee reviewed a comprehensive tally sheet of all elements of each NEO’s compensation. The tally sheets included information on cash and non-cash compensation for the past three fiscal years (including current and prior year base salaries, annual bonuses, deferred cash awards, PRSUs, RSUs and LFIs, if any), and the value of benefits and other perquisites paid to our NEOs, as well as potential amounts to be delivered under post-employment scenarios.

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Competitive Compensation Considerations. The competition to attract and retain high-performing executives and professionals in the financial services industry is intense, and the amount and composition of total compensation paid to our executives must be considered in light of competitive compensation levels. In this regard, for our NEOs, the Compensation Committee reviewed an analysis prepared by CAP regarding compensation levels for 2016 (the most recent year for which comprehensive data for our peers was available), and indicative trends for 2017 year-end compensation decisions, for comparable positions at the following financial services firms: Affiliated Managers Group Inc., Blackstone Group LP, Eaton Vance Corp., Evercore Partners Inc., Greenhill & Co., Inc., Invesco Ltd, Legg Mason, Inc., Raymond James, Stifel Financial and T. Rowe Price. We chose this comparator group because we compete in the same marketplace with these companies for highly qualified and talented financial service professionals. CAP noted that while it is difficult to choose a comparator group that provides an ideal comparison for these purposes, this comparator group was appropriate in light of our size and business mix. The Compensation Committee also reviewed data with respect to certain other companies with which we compete for financial service professionals, but that substantially exceed our market capitalization; however, this review was for informational purposes only and these companies served only as reference points to provide a broader perspective on competitive pay levels and practices.

CAP’s analysis compared the total direct compensation for our NEOs (calculated with respect to 2016 base salary and actual cash bonuses, deferred cash awards and PRSUs (valued at the target payout level and awarded in February 2017 in respect of 2016 compensation) to the total direct compensation for the appropriate named executive officers in the comparator group described above, or an appropriate subset of that comparator group, calculated based on compensation levels for 2016 (as reported in 2017). Peer data for 2017 was not fully available at the time of CAP’s analysis. CAP constructed a compensation reference range for each of our NEOs based on the comparator data as follows: for Mr. Jacobs, $9.5 million to $12.5 million; for Mr. Russo, $3.5 million to $4.5 million; for Mr. Bhutani, $9 million to $12 million; for Mr. Hoffman, $3.5 million to $5.5 million; for Mr. Stern, $5.5 million to $8.25 million; and for Mr. Bucaille, $3.5 million to $4.5 million. See “Awarded Compensation Table” below for a table describing the compensation paid to each of our NEOs for 2017, presented in the manner that it was considered by the Compensation Committee (which was similar to the methodology used by CAP in calculating total direct compensation paid by the firms in the comparator group).

While the Compensation Committee considered the level of compensation paid by the firms in the comparator group in connection with its compensation decisions, in order to maintain competiveness and flexibility, the Compensation Committee did not target compensation at a particular level relative to the comparator group (or relevant subset of the group). This information was only one of several data points that the Compensation Committee considered in evaluating compensation for our NEOs.

2017 COMPENSATION FOR EACH OF OUR NEOS—COMPENSATION DECISIONS

2017 Base Salaries. We have retention agreements with our NEOs that establish their respective minimum annual base salaries. These amounts were negotiated and were meant to ensure that the Company would have the services of each of the NEOs during the term of their respective agreements. See “Compensation of Executive Officers—Grants of Plan-Based Awards—Retention Agreements with our NEOs” below. The base salary paid in 2017 to Mr. Jacobs was $900,000 and to each of Messrs. Bhutani, Hoffman, Stern and Bucaille was $750,000, which, in each case, is the minimum base salary set forth in the respective retention agreement. The minimum base salary for Mr. Russo, which became effective October 1, 2017, also was $750,000 for annual periods following that date. Although we entered into amended retention agreements with each of our NEOs (other than Mr. Russo) in March 2016, their minimum annual base salaries have remained unchanged for over six years.

2017 Incentive Compensation. As a general matter, the Compensation Committee noted that it was mindful of the compensation discipline that has been applied throughout the Company, and the ongoing leadership and support of each NEO in connection with that initiative.

In addition to the matters considered by the Compensation Committee with respect to each NEO, which are described in detail below, the Compensation Committee considered each NEO’s positioning on an internal pay scale vis-à-vis managing directors within the Company and competitive compensation practices at other firms.

Mr. Jacobs. The Compensation Committee noted that our Company performed extremely well in 2017 and delivered strong results. The Company continued to adhere to the financial goals set in 2012, which it successfully achieved in 2017 once again. The Company achieved record annual operating revenue of $2,655 million in 2017, up 13% from 2016. The Company’s 2017 awarded operating income of $718 million increased 21% compared to 2016, and the Company’s awarded operating margin was a record 27% in 2017, compared to 25% in 2016. The Company’s Financial Advisory and Asset Management businesses each achieved a record level of operating revenue in 2017. The Company also returned $716 million of capital to its shareholders in 2017.

In evaluating incentive compensation for Mr. Jacobs, the Compensation Committee considered these important achievements, the other information regarding our Company’s performance described under “2017 Business Performance Highlights” above, and Mr. Jacobs’ extensive individual accomplishments. The Compensation Committee also considered the Company’s total shareholder return (TSR).

In addition, the Compensation Committee considered the goals and objectives established for Mr. Jacobs by the Compensation Committee in early 2017. These goals and objectives provided the Compensation Committee with a set of criteria that assisted the Compensation Committee in its evaluation of Mr. Jacobs’ performance in 2017.

The Compensation Committee specifically noted the following accomplishments as a result of Mr. Jacobs’ initiative, ongoing leadership and dedication during 2017:

•	the Company continued to execute a focused and successful strategic plan;

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the Company continued to actively communicate with shareholders and the analyst community regarding the strategic plan, building out its investor relations capabilities, strengthening its outreach efforts and enhancing investor awareness of the Company’s business model, strategic objectives and accomplishments;

•	the Company continued to reinforce the senior leadership teams within the Company’s businesses, including senior appointments within the Company’s businesses in Europe;

•	the Company appointed a new Chief Financial Officer who, with the support of the Company’s senior leadership team, successfully and efficiently assumed the responsibilities of the office;

•	the Company’s senior leadership team continued to be united under Mr. Jacobs’ leadership and guidance;

•	the Company further integrated its Asset Management operations in North America and Europe;

•	the Company maintained and continued to foster its culture of cost discipline throughout the firm, once again proving its commitment to compensation cost control;

•	the Company continued to utilize and improve the new firm-wide performance assessment systems applicable to the Company’s employees;

•	the Company continued to cultivate and reinforce a workplace culture that fosters productivity and professional and personal development, and values diversity and inclusion; and

•	the Company continued to successfully retain, motivate and attract valuable professionals.

In addition, the Compensation Committee considered Mr. Jacobs’ individual contributions to the Company’s Financial Advisory business, which have generated and are expected to continue to generate significant revenue for the Company, and have enhanced Lazard’s valuable reputation as a preeminent financial advisory and asset management firm. Mr. Jacobs led and continues to lead teams within our Financial Advisory business that advised and continue to advise clients on significant merger and acquisition transactions during 2017 and 2018.

Together with its independent compensation consultant, the Compensation Committee thoroughly reviewed the Company’s past compensation practices and the competitive compensation practices at other firms. The Compensation Committee also considered Mr. Jacobs’ strong desire to implement compensation discipline throughout the firm, as well as the success of his efforts to strengthen leadership and coordination throughout the Company and his strategic vision.

Based on its review, the Compensation Committee decided to grant Mr. Jacobs an incentive compensation award of $11.6 million, payable as follows: a PRSU award valued at $7.5 million (based on the achievement of performance goals at the target level) and a $4.1 million cash bonus. The PRSUs awarded to Mr. Jacobs constituted approximately 60% of Mr. Jacobs’ total compensation for 2017. The total performance-based compensation awarded to Mr. Jacobs constituted approximately 93% of his total compensation for 2017.

The following charts show Mr. Jacobs’ mix of fixed versus performance-based compensation, and cash incentive versus long-term incentive compensation, for 2017 (based on the achievement of performance goals with respect to the PRSUs at the target level).

By linking 60% of Mr. Jacobs’ total compensation for 2017 directly to the future performance of our business through PRSUs, the majority of Mr. Jacobs’ compensation for 2017 will be at risk based on our ability to achieve growth and produce value for our shareholders over the next three years, notwithstanding his accomplishments in 2017. Given the combination of base salary, annual cash bonus and PRSUs awarded to Mr. Jacobs for 2017, the Compensation Committee believes it has struck the right balance between paying for current performance, on the one hand, and the desire to keep Mr. Jacobs focused on the Company’s long-term performance and continued growth, on the other hand.

Mr. Bhutani. In evaluating annual incentive compensation for Mr. Bhutani, the Compensation Committee and Mr. Jacobs considered his leadership and level of performance as the CEO of LAM and his commitment to the development and performance of LAM, as well as the strong overall performance of our Asset Management business in 2017, including the financial measures described under “2017 Business Performance Highlights” above. In a continuing difficult environment for active asset managers, our Asset Management business’s operating revenue in 2017 was a record $1,240 million, 20% higher than 2016. In addition, our Asset Management business achieved year-end assets under management, or AUM, of $249 billion in 2017, an increase of 26% over year-end AUM of $198 billion in 2016, with positive net flows for the year. The Compensation Committee and Mr. Jacobs also considered Mr. Bhutani’s significant efforts to further integrate the Company’s Asset Management operations in North America and Europe. The Compensation Committee approved the following incentive compensation for Mr. Bhutani for his performance in 2017: Mr. Bhutani received a cash bonus of $3.445 million, a PRSU award valued at $5.4 million (based on the achievement of performance goals at the target level) and a deferred cash award of $1.205 million. In light of Mr. Bhutani’s existing substantial level of investment in funds and other products managed by LAM, the Compensation Committee determined to grant all of Mr. Bhutani’s 2017 long-term incentive compensation in the form of PRSUs. This provided Mr. Bhutani with a mix of compensation that was consistent with the mix paid to the other NEOs. The PRSUs awarded to Mr. Bhutani constituted approximately 50% of his total compensation for 2017. The total performance-based compensation awarded to Mr. Bhutani constituted approximately 93% of his total compensation for 2017.

Mr. Hoffman. In evaluating incentive compensation for Mr. Hoffman, the Compensation Committee and Mr. Jacobs considered the significant leadership that Mr. Hoffman provides to the Company. In his new role as Chief Administrative Officer, Mr. Hoffman drives the execution and coordination of initiatives and internal policies in support of the firm’s overall strategic objectives and provides input to, and guidance in, business planning. Mr. Hoffman also maintains his role as General Counsel and his wide-ranging responsibility for overseeing worldwide legal and compliance operations at the Company, as well as his diverse responsibilities for overseeing internal audit, global communications, legislative and regulatory affairs and other areas. The Compensation Committee and Mr. Jacobs considered Mr. Hoffman’s responsibility for establishing and implementing uniform internal policies within the Company, his contribution to the overall strength of the Company, and his contribution toward the achievement of the Company’s financial goals. Mr. Jacobs noted that Mr. Hoffman was a key contributor to the collective management team, providing leadership, advice and guidance to him, as CEO, and to the Compensation Committee, and the Compensation Committee and Mr. Jacobs further noted that Mr. Hoffman also provides such advice and guidance to the Board of Directors. The Compensation Committee approved the following incentive compensation for Mr. Hoffman for his performance in 2017: Mr. Hoffman received a cash bonus of $1.065 million and a PRSU award valued at $2.585 million (based on the achievement of performance goals at the target level). The PRSUs awarded to Mr. Hoffman constituted approximately 59% of his total compensation for 2017. The total performance-based compensation awarded to Mr. Hoffman constituted approximately 83% of his total compensation for 2017.

Mr. Russo. In evaluating incentive compensation for Mr. Russo, the Compensation Committee and Mr. Jacobs considered the significant leadership that Mr. Russo now provides to the Company in his role as Chief Financial Officer and his successful and efficient assumption of his new responsibilities, including worldwide responsibility for corporate finance, accounting and tax matters at the Company. The Compensation Committee and Mr. Jacobs noted that Mr. Russo’s transition into his role as Chief Financial Officer was seamless, and that he had coordinated well with Mr. Bucaille, the Company’s previous Chief Financial Officer, during the transition. The Compensation Committee and Mr. Jacobs also considered Mr. Russo’s role and performance as a Managing Director and Co-Head of the Company’s Capital Markets and Capital Structure Advisory practice from January 1, 2017 until October 1, 2017, the effective date of his appointment as Chief Financial Officer, as well as his continuing efforts in respect of important client relationships. The Compensation Committee approved the following incentive compensation for Mr. Russo for his performance in 2017: Mr. Russo received a cash bonus of $952,500, an RSU award valued at $471,250, an LFI award valued at $471,250 and a PRSU award valued at $942,500 (based on the achievement of performance goals at the target level). The mix of RSUs and LFIs awarded to Mr. Russo reflected his role as an employee of the Company’s Financial Advisory business during the first nine months of 2017, his transition into his new role as Chief Financial Officer since July 2017 (when the transition was announced), and the types of awards granted to similarly situated employees of the Company. The PRSUs awarded to Mr. Russo constituted approximately 28% of his total compensation for 2017. The total performance-based compensation awarded to Mr. Russo constituted approximately 83% of his total compensation for 2017.

Mr. Stern. In evaluating annual incentive compensation for Mr. Stern, the Compensation Committee and Mr. Jacobs considered several factors, including his performance as Chief Operating Officer of the Company and CEO of the Company’s Financial Advisory business, which achieved a record level of operating revenue in 2017. The Compensation Committee and Mr. Jacobs further considered Mr. Stern’s overall contribution to the financial strength of the Company. Mr. Stern maintains a balance between his leadership and operating responsibilities within the firm, while continuing to cultivate important client relationships. The Compensation Committee and Mr. Jacobs considered Mr. Stern’s effective oversight, in his capacity as CEO of the Company’s Financial Advisory business, of managing directors and senior professionals overseeing various regions and business sectors on a global basis, as well as Mr. Stern’s key investments in the business during 2017 and his involvement in the continuing use and improvement of the Company’s firm-wide performance assessment systems. The Compensation Committee and Mr. Jacobs further focused on Mr. Stern’s key role in the successful perpetuation of the Company’s culture of cost discipline, which has continued to enable the Company to achieve its financial goals. The Compensation Committee approved the following incentive compensation for Mr. Stern for his performance in 2017: Mr. Stern received a cash bonus of $2.25 million and a PRSU award valued at $4.5 million (based on the achievement of performance goals at the target level). The PRSUs awarded to Mr. Stern constituted approximately 60% of Mr. Stern’s total compensation for 2017. The total performance-based compensation awarded to Mr. Stern constituted approximately 90% of his total compensation for 2017.

Mr. Bucaille. In evaluating incentive compensation for Mr. Bucaille, the Compensation Committee and Mr. Jacobs considered Mr. Bucaille’s effective leadership and diverse responsibilities as the Company’s Chief Financial Officer from January 1, 2017 until September 30, 2017, as well as Mr. Bucaille’s new senior roles effective October 1, 2017 as CEO of Lazard International and CEO of Compagnie Financière Lazard Frères and Lazard Frères Banque in Paris. As described above, the Compensation Committee and Mr. Jacobs also noted that Mr. Russo’s transition into his role as Chief Financial Officer was seamless, and that Mr. Bucaille had coordinated well with Mr. Russo during this transition. The Compensation Committee approved the following incentive compensation for Mr. Bucaille for his performance in 2017: Mr. Bucaille received a cash bonus of $885,000 and a PRSU award valued at $2.165 million (based on the achievement of performance goals at the target level). The PRSUs awarded to Mr. Bucaille constituted approximately 57% of his total compensation for 2017. The total performance-based compensation awarded to Mr. Bucaille constituted approximately 80% of his total compensation for 2017.

The following table, which we refer to as the Awarded Compensation Table, shows the base salary and incentive compensation awarded to our NEOs for their performance in 2017 in the manner it was considered by the Compensation Committee. This presentation differs from that contained in the Summary Compensation Table for 2017 in the following respects:

•

by showing the notional value of the PRSUs (assuming payout at the target level) and, in the case of Mr. Russo, RSUs and LFIs, granted in February 2018, which related to 2017 performance but are not reflected in the Summary Compensation Table for 2017 because they were granted after the end of our 2017 fiscal year;

•

by excluding the grant date fair value, as determined for accounting purposes, of the PRSUs (assuming payout at the target level) and, in the case of Mr. Russo, RSUs and LFIs, granted in February 2017, which related to 2016 performance and are included in the Summary Compensation Table for 2017;

•	by excluding the values reported in the “Change in Pension Value” and “All Other Compensation” columns, because they are not tied to the NEO’s performance for the applicable year; and

•

by distinguishing deferred cash awards paid to Mr. Bhutani from annual bonus amounts, as these awards were not paid at the same time as our regular bonuses but rather were deferred until June of the year of grant, subject to Mr. Bhutani’s continued employment through the payment date.

A similar methodology has been applied to reflect 2016 and 2015 compensation, which is included for each NEO (other than Mr. Russo, who was not an NEO in respect of those years) in order to provide a basis for comparison. For these prior years, the value of PRSUs, RSUs and LFIs is also reflected based on the fiscal year to which they relate, rather than the fiscal year in which they were granted, and based on notional value rather than on the grant date fair value as determined for accounting purposes.

AWARDED COMPENSATION TABLE

	Year	Salary	Annual Cash Bonus	Deferred Cash Awards	RSU Awards	Target PRSU Awards	Lazard Fund Interest Awards	Total Compensation
Kenneth M. Jacobs	2017	$900,000	$4,100,000	—	—	$7,500,000	—	$12,500,000
	2016	$900,000	$3,500,000	—	—	$6,600,000	—	$11,000,000
	2015	$900,000	$3,900,000	—	—	$7,200,000	—	$12,000,000

Evan L. Russo	2017	$562,500	$952,500	—	$471,250	$942,500	$471,250	$3,400,000

Ashish Bhutani	2017	$750,000	$3,445,000	$1,205,000	—	$5,400,000	—	$10,800,000
	2016	$750,000	$2,950,000	$925,000	—	$4,625,000	—	$9,250,000
	2015	$750,000	$3,170,000	$980,000	—	$4,900,000	—	$9,800,000

Scott D. Hoffman	2017	$750,000	$1,065,000	—	—	$2,585,000	—	$4,400,000
	2016	$750,000	$912,500	—	—	$2,337,500	—	$4,000,000
	2015	$750,000	$897,500	—	—	$2,302,500	—	$3,950,000

Alexander F. Stern	2017	$750,000	$2,250,000	—	—	$4,500,000	—	$7,500,000
	2016	$750,000	$2,050,000	—	—	$4,200,000	—	$7,000,000
	2015	$750,000	$1,990,000	—	—	$4,110,000	—	$6,850,000

Matthieu Bucaille	2017	$750,000	$885,000	—	—	$2,165,000	—	$3,800,000
	2016	$750,000	$852,500	—	—	$2,197,500	—	$3,800,000
	2015	$750,000	$852,500	—	—	$2,197,500	—	$3,800,000

Perquisites. In 2017, each of our NEOs received less than $55,000 in perquisite compensation. Our NEOs are entitled to receive the same perquisite compensation provided to all of our U.S. managing directors as a group, including (i) the payment by the Company of a portion of the health insurance premiums for each of our U.S. managing directors on the same basis that it does for all U.S. employees, (ii) the payment by the Company of certain matching contributions on their personal contributions to the Company’s 401(k) plan, and (iii) being the named beneficiaries of a Company-provided life insurance and long-term disability insurance policy. In addition, Messrs. Jacobs, Russo, Hoffman, Stern and Bucaille each have access to an executive dining room that is available to certain of our managing directors in the New York City area. Each of our U.S. managing directors is entitled to have his or her year-end personal tax returns prepared by our tax department. Messrs. Jacobs, Bucaille, Hoffman and Stern have availed themselves of this benefit. This perquisite has been a historical practice of the firm, and is provided due to the complexity involved in preparing such tax returns as the Company continues to be viewed as a partnership for U.S. tax purposes.

Pension Benefits. Each of Messrs. Jacobs, Hoffman and Stern has an accrued benefit under the Lazard Frères & Co. LLC Employees’ Pension Plan, a qualified defined-benefit pension plan, and Messrs. Hoffman and Stern have accrued additional benefits under a related supplemental defined-benefit pension plan. In each case, these benefits accrued prior to the applicable NEO becoming a managing director of the Company. Benefit accruals under both of these plans were frozen for all participants effective January 31, 2005, and our NEOs will not accrue any additional benefits. For additional information regarding benefits accrued by or payable to Messrs. Jacobs, Hoffman and Stern under these plans as of December 31, 2017, see “Compensation of Executive Officers—Pension Benefits” below.

NEO Retention Agreements. In anticipation of the expiration of the prior retention agreements with our NEOs, which was scheduled to occur on March 31, 2016, on March 9, 2016, we entered into amended retention agreements with each of our NEOs at that time. In addition, in connection with Mr. Russo’s appointment, effective October 1, 2017, as Chief Financial Officer of the Company, we entered into a retention agreement with Mr. Russo on terms substantially similar to the amended retention agreements with our other NEOs. For a description of the terms of the NEOs’ retention agreements, see “Compensation of Executive Officers–Retention Agreements with Our NEOs” and “Compensation of Executive Officers—Potential Payments upon Termination or Change in Control” below.

Vesting of PRSUs, RSUs and LFIs. In general, unvested PRSUs, RSUs, LFIs and similar awards are forfeited by our NEOs upon termination of employment, except in cases such as death, disability, a termination by the Company other than for “cause” (which, for purposes of these awards, includes a resignation for “good reason”) or a qualifying retirement pursuant to our RSU Retirement Policy. See “Compensation of Our Executive Officers—RSU Retirement Policy” below. As described under “Compensation Discussion and Analysis—Design of Our Compensation Programs—Other Features” above, the Company has adopted “double-trigger” vesting for NEO incentive awards, including PRSUs granted to our NEOs in respect of their service as NEOs.

Risks Related to Compensation Policies. In keeping with our risk management framework, we consider risks not only in the abstract, but also risks that might hinder the achievement of a particular objective. We have identified two primary risks relating to compensation: that compensation will be insufficient to retain talented individuals and that compensation strategies might result in unintended incentives. To combat the first risk, as noted above, the compensation of employees throughout the Company is reviewed against comparative compensation data, permitting us to set compensation levels that we believe contribute to low rates of voluntary employee attrition. Further, long-term incentive compensation (including PRSUs, RSUs, restricted stock and LFIs) awarded to our NEOs, managing directors and other senior professionals are generally subject to long-term vesting periods. We believe both the levels of compensation and the structure of the PRSUs, RSUs, LFIs and similar awards have had the effect of aiding our retention of our NEOs and other key employees.

With respect to the second risk, our Company-wide year-end discretionary compensation program is designed to reflect the performance of the Company, the performance of the business in which the employee works and the performance of the individual employee, and is designed to discourage excessive risk-taking. For example, paying a significant portion of our year-end compensation in the form of long-term incentive compensation (including PRSUs, RSUs and restricted stock) with long-term vesting periods makes or should make each of our NEOs, managing directors and other senior professionals sensitive to long-term risk outcomes, as the value of their awards increases or decreases with the performance of the Company, in the case of PRSUs, and the price of our Class A common stock, in the case of PRSUs, RSUs and restricted stock. In addition, PRSU performance criteria include adjustments for revenue volatility in recognition of our belief that more volatile growth is less valuable to our shareholders. We believe these criteria will provide our employees additional incentives to prudently manage the wide range of risks inherent in the Company’s business. We are not aware of any employee behavior motivated by our compensation policies and practices that creates increased risks for shareholders or our clients.

Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Andrew M. Alper (Chair), Steven J. Heyer, Michelle Jarrard, Philip A. Laskawy and Richard D. Parsons

Compensation Discussion and Analysis Endnotes

(1)

Operating revenue, awarded compensation expense, awarded compensation ratio, adjusted non-compensation expense, adjusted non-compensation ratio and earnings from operations are non-GAAP measures. For a description of how to calculate each of them and a reconciliation between each of them and the respective comparable GAAP financial measure, see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

Operating income based on awarded compensation expense, or our awarded operating income, is a non-GAAP measure and is defined as operating revenue ($2,655 million in 2017), minus awarded compensation expense ($1,476 million in 2017), minus adjusted non-compensation expense ($461 million in 2017).

(3)

Operating margin based on awarded compensation expense, or our awarded operating margin, is a non-GAAP measure and is defined as operating income based on awarded compensation expense ($718 million in 2017) divided by operating revenue ($2,655 million in 2017).

(4)	Operating margin based on earnings from operations is a non-GAAP measure and is defined as earnings from operations ($713 million in 2017) divided by operating revenue ($2,655 million in 2017).

(5)

We calculate our return of capital during 2017 by reference to the following: (i) we paid $341 million to our shareholders in dividends; (ii) we repurchased $307 million of our Class A common stock; and (iii) we satisfied employee tax obligations of $68 million in cash in lieu of share issuance upon vesting of equity grants. We use the same methodology to calculate our return of capital during applicable prior years.

(6)

We calculate TSR by measuring the closing price of our Class A common stock as of December 31 of the final year of the measurement period against the closing price of our Class A common stock as of December 31 of the year preceding the measurement period, plus the amount of dividends paid on our Class A common stock during the measurement period (assuming the reinvestment of such dividends when they are paid).

COMPENSATION OF EXECUTIVE OFFICERS

The following table contains information with respect to our NEOs in the manner required by SEC rules. We believe that the better way to view this information is as set forth in the Awarded Compensation Table under “Compensation Discussion and Analysis—2017 Compensation for Each of Our NEOs—Compensation Decisions” above, as the information set forth below:

•

includes in 2017 compensation the grant date fair value of PRSUs (which, as of the grant date, were deemed probable of vesting in accordance with applicable accounting rules) and, in the case of Mr. Russo, RSUs and LFIs, that relate to 2016 performance and were awarded in February 2017; and

•	does not include in 2017 compensation the grant date fair value of PRSUs and, in the case of Mr. Russo, RSUs and LFIs, that relate to 2017 performance, which were awarded in February 2018.

Similarly, the information with respect to 2016 and 2015 compensation includes PRSUs, RSUs and LFIs, as applicable, granted in the relevant calendar year, which related to the previous year’s performance, and does not include PRSUs, RSUs and LFIs, as applicable, granted with respect to the relevant calendar year’s performance.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Kenneth M. Jacobs	2017	$900,000	$4,100,000	$6,628,765	$8,921	$53,511	$11,691,197
Chairman and Chief	2016	$900,000	$3,500,000	$7,184,714	$4,699	$51,657	$11,641,069
Executive Officer	2015	$900,000	$3,900,000	$6,835,297	$—	$44,241	$11,679,538

Evan L. Russo	2017	$562,500	$952,500	$1,650,665	$—	$41,344	$3,207,009
Chief Financial Officer
(effective October 1, 2017)

Ashish Bhutani	2017	$750,000	$4,650,000(4)	$4,645,168	$—	$31,380	$10,076,548
Chief Executive Officer	2016	$750,000	$3,875,000(4)	$4,889,603	$—	$28,912	$9,543,515
of Lazard Asset	2015	$750,000	$4,150,000(4)	$5,528,329	$—	$14,754	$10,443,083
Management

Scott D. Hoffman	2017	$750,000	$1,065,000	$2,347,680	$28,606	$45,548	$4,236,835
Chief Administrative Officer	2016	$750,000	$912,500	$2,297,612	$14,275	$43,240	$4,017,627
and General Counsel	2015	$750,000	$897,500	$2,384,581	$—	$32,854	$4,064,935

Alexander F. Stern	2017	$750,000	$2,250,000	$4,218,333	$18,815	$36,737	$7,273,885
Chief Operating Officer	2016	$750,000	$2,050,000	$4,101,277	$8,346	$35,809	$6,945,433
and Chief Executive	2015	$750,000	$1,990,000	$4,039,036	$—	$27,163	$6,806,199
Officer, Financial Advisory

Matthieu Bucaille	2017	$750,000	$885,000	$2,207,079	$—	$54,296	$3,896,375
Chief Financial Officer	2016	$750,000	$852,500	$2,192,826	$—	$296,207	$4,091,534
(until October 1, 2017)	2015	$750,000	$852,500	$2,275,818	$—	$491,512	$4,369,830

(1)

For 2017, represents PRSU, RSU and LFI awards, as applicable, granted to each of our NEOs during fiscal year 2017 that relate to 2016 performance. For 2016 and 2015, represents PRSUs granted to each of our NEOs during the applicable year that relate to the prior year’s performance. As required by Item 402(c)(2) of Regulation S-K, the value of the PRSUs, RSUs and LFIs reported in the Summary Compensation Table is (i) based on the grant date fair value of awards in the fiscal year actually granted (rather than in the year to which the executive’s performance relates) and (ii) (A) in the case of PRSUs, is computed in accordance with FASB ASC Topic 718 based on the performance conditions applicable to such PRSUs being achieved at the target (i.e., one times) payout level, which was determined to be the probable outcome as of the grant date, without regard to estimated forfeitures, and (B) in the case of LFIs, is computed based on the fair market value of the interests in the Lazard managed funds as of the date that the applicable LFIs were awarded. See Note 14 of Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the assumptions used in the valuation of the PRSUs, RSUs and LFIs. As required by Item 402(c)(2) of Regulation S-K, the value of the PRSUs awarded to our NEOs during fiscal year 2017 assuming a maximum payout level would have been as follows: for Mr. Jacobs, $12,398,638; for Mr. Bhutani, $8,688,459; for Mr. Hoffman, $4,391,171; for Mr. Stern, $7,890,094; and for Mr. Bucaille, $4,128,187 (in each case, only taking into account the potential value of dividends that may be payable in respect of the target payout level). Mr. Russo, who became an NEO on October 1, 2017, did not receive a grant of

PRSUs during fiscal year 2017. The value of the PRSUs awarded to our NEOs during fiscal year 2017 assuming a minimum payout level would have been $0 for each NEO.

(2)

Represents the aggregate change in actuarial present value of the accumulated benefits of Messrs. Jacobs, Hoffman and Stern under the Lazard Frères & Co. LLC Employees’ Pension Plan and, in the case of Messrs. Hoffman and Stern, a related supplemental defined-benefit pension plan.

(3)

For 2017, represents: (i) payment of health insurance premiums and other health-related benefits in the amount of $20,861 for Mr. Jacobs (which amount included a $2,000 contribution to Mr. Jacobs’ health savings account), $20,924 for Mr. Russo (which amount included a $2,000 contribution to Mr. Russo’s health savings account), $17,960 for Mr. Bhutani, $17,901 for Mr. Hoffman, $7,700 for Mr. Stern and $20,090 for Mr. Bucaille; (ii) life and long-term disability insurance premiums in the amount of $2,620 for each of Messrs. Jacobs, Russo, Bhutani, Hoffman and Stern, and $11,641 for Mr. Bucaille; (iii) for Messrs. Jacobs, Russo, Hoffman, Stern and Bucaille, the annual estimated cost of access to an executive dining room, which is a benefit historically provided to certain of the Company’s U.S. managing directors in the New York City area, in the amount of $7,000 for each such NEO (which amount is also included in the All Other Compensation column for each of these NEOs (other than Mr. Russo) for 2016 and 2015); (iv) for each NEO (other than Mr. Bucaille), the payment by the Company of a $10,800 matching contribution in 2017 on his personal contributions to the Company’s 401(k) plan, which, beginning in 2016, is a benefit provided to all of the Company’s U.S. managing directors; and (v) tax preparation services in the amount of $12,230 for Mr. Jacobs, $7,227 for Mr. Hoffman, $8,617 for Mr. Stern; and $15,565 for Mr. Bucaille (in each case representing the portion of the cost of such tax preparation services that was paid by the Company).

(4)

For 2017, 2016 and 2015, includes an award of $1,205,000, $925,000 and $980,000, respectively, that was considered a deferred cash award, was payable or paid in the respective year of grant, and was contingent upon Mr. Bhutani’s continued employment until the payment date.

GRANTS OF PLAN BASED AWARDS

The following table provides information about PRSUs, RSUs and LFIs, as applicable, granted to each of our NEOs during fiscal year 2017 in respect of 2016 performance.

		Potential Future Payout Under PRSUs
Named Executive Officer	Grant Date	Minimum Number	Target Number	Maximum Number	Grant Date Fair Value of PRSUs (1)	Number of RSUs	Grant Date Fair Value of RSUs (1)	Grant Date Fair Value of LFIs (1)
Kenneth M. Jacobs	February 7, 2017	0	151,480	302,960	$6,628,765	—	—	—
Evan L. Russo(2)	February 7, 2017	—	—	—	—	18,792	$822,338	$828,327
Ashish Bhutani	February 7, 2017	0	106,151	212,302	$4,645,168	—	—	—
Scott D. Hoffman	February 7, 2017	0	53,649	107,298	$2,347,680	—	—	—
Alexander F. Stern	February 7, 2017	0	96,397	192,794	$4,218,333	—	—	—
Matthieu Bucaille	February 7, 2017	0	50,436	100,872	$2,207,079	—	—	—

(1)	Amounts represent the grant date fair value of awards made in 2017, as computed in accordance with FASB ASC Topic 718, as set forth in footnote (1) to the “Summary Compensation Table” above.
(2)	Mr. Russo, who became an NEO on October 1, 2017, did not receive a grant of PRSUs during fiscal year 2017 in respect of 2016 performance.

The PRSUs included in the table above are subject to performance-based and service-based and other vesting criteria and represent a contingent right to receive a number of shares of our Class A common stock that will range from zero to two times the target number (i.e., one times). Assuming satisfaction of the applicable vesting criteria, the PRSUs granted on February 7, 2017 to each of our NEOs who were NEOs on that date will vest on or around March 2, 2020. The payout level at which the PRSUs will vest is determined based on the score over a performance period beginning January 1, 2017 and ending on December 31, 2019 with respect to VARGR, CRR and AOM financial metrics and our performance relative to the performance of our peers; provided, however, that each of the three performance metrics also are evaluated on an annual basis at the end of each fiscal year during the performance period and may result in 25% of the total target number of shares of our Class A common stock subject to the PRSUs no longer being at risk based on the achievement of the performance criteria. See “Design of Our Compensation Programs—Performance-Based Compensation” above.

After the end of 2017, the Compensation Committee evaluated our performance for 2017 with respect to each of the three generally applicable performance metrics and determined that such performance exceeded an aggregate score of 1.0 for 2017. Accordingly, 25% of the total target number of shares of our Class A common stock subject to the PRSUs included in the table above are not subject to further achievement of performance goals due to our performance in 2017 (but remain subject to the service-based or other vesting criteria described above).

The RSUs included in the table above are subject to service-based vesting criteria and represent a contingent right to receive an equivalent number of shares of our Class A common stock. Assuming satisfaction of the applicable vesting criteria, approximately one-third of the RSUs granted on February 7, 2017 to Mr. Russo will vest on or around March 1, 2019 and the balance of such RSUs will vest on or around March 2, 2020.

Each of our NEOs signed a PRSU or RSU, as applicable, award agreement in connection with his award. In general, these agreements provide that unvested PRSUs and RSUs are forfeited on termination of employment, except in cases such as death, disability, a termination by the Company other than for “cause” (which includes for these purposes a resignation for “good reason”) or a qualifying retirement pursuant to our RSU Retirement Policy. See “RSU Retirement Policy” and “Potential Payments Upon Termination or Change in Control” below. During the performance period, the target number of PRSUs (and, after the performance period, the actual number of shares of Class A common stock subject to the PRSUs that are earned based on achievement of performance conditions) receive dividend equivalents at the same rate that dividends are paid on shares of our Class A common stock. These dividend equivalents are credited as RSUs or restricted stock that are not subject to the performance-based vesting criteria but are otherwise subject to the same restrictions as the underlying PRSUs to which they relate. Similarly, during the period ending on the applicable vesting date, the RSUs granted to Mr. Russo receive dividend equivalents at the same rate that dividends are paid on shares of our Class A common stock, which remain subject to the same restrictions as the underlying RSUs to which they relate. In addition, the PRSU and RSU agreements contain standard covenants including, among others, noncompetition and nonsolicitation of our clients and employees.

The LFIs included in the table above represent interests in certain Lazard investment funds. Pursuant to the terms of these awards, a portion of Mr. Russo’s incentive compensation is invested in funds managed by LAM. The dollar value (determined as of the grant date) of the portion of Mr. Russo’s incentive compensation that is invested in such funds is included in the table above. The LFIs granted on February 7, 2017 to Mr. Russo will vest as follows: one-third on or around March 1, 2019 and two-thirds on or around March 2, 2020. Mr. Russo signed an LFI award agreement in connection with his award, which provides that unvested LFIs are forfeited on termination of employment, except in limited cases such as death, disability, a termination by the Company other than for “cause” (which includes for these purposes a resignation for “good reason”) or a qualifying retirement pursuant to the RSU Retirement Policy. See “RSU Retirement Policy” and “Potential Payments Upon Termination or Change in Control” below. In the event the investment funds in which the LFIs are invested distribute earnings, such earnings are automatically reinvested in additional LFIs, with the same restrictions as the underlying LFIs to which they relate. In addition, Mr. Russo’s LFI award agreement contains standard covenants including, among others, noncompetition and nonsolicitation of our clients and employees.

RSU RETIREMENT POLICY

Pursuant to the RSU Retirement Policy, outstanding and unvested RSUs will vest (and in the case of members of Lazard Group who report income from Lazard Group and its affiliates on Schedule K-1 to Lazard Group’s Federal income tax return, RSUs and certain PRSUs will be settled in restricted stock) as long as (i) the holder is at least 56 years old, (ii) the holder has completed at least five years of service with the Company, (iii) the sum of the holder’s actual age and years of service is at least 70, and (iv) commencing with the RSUs and PRSUs granted in 2017, the holder has completed a service period of approximately three months following the date of grant. Similarly, following the retirement eligibility date, the service-based vesting criteria of the PRSUs will no longer apply, but the performance-based vesting criteria will continue to apply through the end of the applicable performance period, including following the executive’s retirement during the performance period. Following retirement, the RSUs, PRSUs and restricted stock granted to the former RSU and PRSU holders, as applicable, remains subject to all restrictive covenants, including continued compliance with non-compete, non-solicit and other provisions contained in the original award agreement through the original vesting date of the RSUs or PRSUs, as applicable, notwithstanding any expiration date specified therein. Any dividends payable with respect to the restricted stock are held in escrow until the forfeiture provisions lapse. A recipient of restricted stock is required to make an election under Section 83(b) of the Internal Revenue Code, which subjects him or her to taxation on such restricted stock on the date of grant. With the consent of the compliance department of the Company, a recipient may dispose of a portion of the restricted stock granted to him or her to pay such taxes. Pursuant to the restricted stock and LFI award agreements, the RSU Retirement Policy also applies to restricted stock and LFIs.

Although Mr. Jacobs satisfied the age and service criteria pursuant to the RSU Retirement Policy in September 2014, due to his previous waiver of retirement eligibility, he became retirement eligible on March 31, 2016, which is the date that his prior retention agreement was scheduled to expire. Mr. Bhutani became retirement eligible on May 8, 2017, which was the date that he satisfied the age and service criteria pursuant to the RSU Retirement Policy. In addition, Mr. Bucaille became retirement eligible on February 6, 2016, which was the date that he satisfied the age and service criteria pursuant to the RSU Retirement Policy. However, the special award of 71,085 RSUs granted to Mr. Bucaille in March 2011 (as well as accrued dividend equivalent payments) is not subject to the RSU Retirement Policy. Instead, these RSUs were converted into shares of restricted stock that will be forfeited unless Mr. Bucaille remains employed through the original vesting date, which is March 1, 2019 (unless his employment is terminated prior to that date as a result of death, disability, a termination by us without “cause” or a termination by Mr. Bucaille for “good reason”). The retirement eligibility dates for Messrs. Russo, Hoffman and Stern are August 2, 2030, December 24, 2018 and November 4, 2022, respectively.

RETENTION AGREEMENTS WITH OUR NEOS

In anticipation of the expiration of the prior retention agreements with our NEOs (other than Mr. Russo), which was scheduled to occur on March 31, 2016, on March 9, 2016, we entered into amended retention agreements with each of our NEOs. Generally, the provision of services under the retention agreements is terminable by either party upon three months’ notice, and the agreements also contain the terms and conditions set forth below. Effective as of October 30, 2017, we entered into an amendment to Mr. Hoffman’s amended retention agreement solely to reflect that, in addition to continuing to serve as General Counsel of the Company, effective July 26, 2017, Mr. Hoffman was appointed Chief Administrative Officer of the Company. In addition, in connection with Mr. Russo’s appointment, effective October 1, 2017, as Chief Financial Officer of the Company, effective as of October 30, 2017, we entered into a retention agreement with Mr. Russo with terms substantially similar to the amended retention agreements with our other NEOs.

Compensation and Employee Benefits. The term of the amended retention agreements for our NEOs expires on March 31, 2019 or, if later, the second anniversary of a change in control of the Company. The retention agreements with our NEOs provide for a minimum annual base salary of $900,000 for Mr. Jacobs and $750,000 for each of Messrs. Russo, Bhutani, Hoffman, Stern and Bucaille. In addition, each of our NEOs is entitled to an annual bonus to be determined under the Company’s applicable annual bonus plan on the same basis as annual bonuses are determined for other executive officers of the Company; provided that, in each case, the NEO is employed by the Company at the end of the applicable fiscal year. Such bonus will be paid in the same ratio of cash to equity and deferred awards as is generally applicable to other executives receiving comparable bonuses. The retention agreements with our NEOs also provide that each is entitled to participate in employee retirement and welfare benefit plans and programs of the type made available to our most senior executives.

In addition, Mr. Jacobs is entitled, subject to his continued employment with the Company, to the fringe benefits and perquisites to which he was entitled as of March 9, 2016. The retention agreement with Mr. Bucaille also provides that he is entitled to certain housing and tuition reimbursements (and related tax gross-ups) through December 31, 2016. Such reimbursements were discontinued in respect of 2017 and subsequent years.

Payments and Benefits Upon Certain Terminations of Service. The retention agreements with our NEOs also provide for certain severance benefits in the event of a termination by us other than for “cause” or by the NEO for “good reason” (which we refer to below as a “qualifying termination”) prior to the expiration of the retention agreement. See “Potential Payments Upon Termination or Change in Control” below for further details.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The following table provides information about the number and value of RSUs, PRSUs and shares of restricted stock that were actually held (or, pursuant to the rules and guidance of the SEC, were for purposes of the table deemed held) by our NEOs as of December 31, 2017. The market value of the RSUs, PRSUs and restricted stock was calculated based on the NYSE closing price of our Class A common stock on December 31, 2017 ($52.50). The table does not include PRSU awards that relate to 2017 performance, which were granted in February 2018. Except for Mr. Russo, whose term as Chief Financial Officer began on October 1, 2017, our NEOs were not granted any RSUs that relate to 2017 performance.

Named Executive Officer	Number of RSUs and Shares of Restricted Stock That Have Not Vested (1)(2)(3)(4)	Market Value of RSUs and Shares of Restricted Stock That Have Not Vested	Number of PRSUs That Have Not Vested (5)	Market or Payout Value of PRSUs That Have Not Vested
Kenneth M. Jacobs	375,588	$19,718,370	592,561	$31,109,453
Evan L. Russo (6)	84,666	$4,444,965	--	$--
Ashish Bhutani (6)	221,255	$11,615,888	408,626	$21,452,865
Scott D. Hoffman (6)	162,862	$8,550,255	198,607	$10,426,868
Alexander F. Stern	281,738	$14,791,245	355,625	$18,670,313
Matthieu Bucaille	205,364	$10,781,610	188,209	$9,880,973

(1)

This column reflects additional RSUs received by the NEOs as dividend equivalents accrued in respect of the total target number of shares of our Class A common stock subject to outstanding PRSUs, which are not at risk based on the achievement of performance criteria and are subject to the same vesting schedule as the underlying PRSUs to which they relate. In the case of Messrs. Jacobs, Bhutani and Bucaille, (i) such RSUs have been converted to shares of restricted stock, as discussed in footnote (3) below, and

(ii) this column excludes shares of restricted stock that were available or withheld to pay the related taxes, as further discussed under “Stock Vested” below.

(2)

With respect to PRSU awards granted in February 2015 in respect of 2014 compensation, in early 2018, the Compensation Committee determined by formula that Lazard had achieved an aggregate score of 2.0 with respect to the three-year performance period from January 1, 2015 to December 31, 2017. Such PRSUs vested on March 1, 2018. Accordingly, this column includes the product of (i) 2.0 and (ii) the total original target number of shares of our Class A common stock subject to these PRSUs (excluding, in the case of Messrs. Jacobs, Bhutani and Bucaille, shares of restricted stock that were available or withheld to pay related taxes, as further discussed under “Stock Vested” below). The total number of RSUs and shares of restricted stock included in this column for each NEO that relate to such PRSU awards (excluding, in the case of Messrs. Jacobs, Bhutani and Bucaille, shares of restricted stock that were available or withheld to pay related taxes, as further discussed under “Stock Vested” below) is as follows: 237,666 for Mr. Jacobs, 128,721 for Mr. Bhutani, 100,507 for Mr. Hoffman, 170,237 for Mr. Stern and 79,140 for Mr. Bucaille. All such amounts are deemed RSUs (or, in the case of Messrs. Jacobs, Bhutani and Bucaille, shares of restricted stock, as further discussed in footnote (3) below), that have not vested for purposes of this table.

In addition, with respect to (i) PRSU awards granted in February 2016 (in respect of 2015 compensation), in early 2017, the Compensation Committee determined that Lazard had achieved an aggregate score of at least 1.0 with respect to the 2016 fiscal year, and (ii) PRSU awards granted in February 2016 and February 2017 (in respect of 2015 and 2016 compensation, respectively), in early 2018, the Compensation Committee determined that Lazard had achieved an aggregate score of at least 1.0 with respect to the 2017 fiscal year. As discussed above under “Compensation Discussion & Analysis—PRSU Financial Metrics—PRSU Scoring”, if the Compensation Committee determines after the end of a fiscal year that the Company has achieved an aggregate score of at least 1.0 with respect to such fiscal year, then 25% of the total target number of shares of Class A common stock subject to the relevant PRSUs will no longer be at risk based on achievement of the performance criteria. Accordingly, this column includes 50% and 25% of the total target number of shares of our Class A common stock subject to the PRSU awards granted in February 2016 and February 2017, respectively (excluding, in the case of Messrs. Jacobs, Bhutani and Bucaille, shares of restricted stock that were available or withheld to pay related taxes, as further discussed under “Stock Vested” below), which, in each case, are no longer at risk based on achievement of the performance criteria and are scheduled to vest subject to service criteria on or around March 1, 2019 and March 2, 2020, respectively. The total number of RSUs and shares of restricted stock included in this column for each NEO that relate to PRSU awards granted in February 2016 and February 2017 (excluding, in the case of Messrs. Jacobs, Bhutani and Bucaille, shares of restricted stock that were available or withheld to pay related taxes, as further discussed under “Stock Vested” below) is as follows: for Mr. Jacobs, 95,249 and 42,673 in respect of PRSUs granted in 2016 and 2017, respectively; for Mr. Bhutani, 62,928 and 29,606 in respect of PRSUs granted in 2016 and 2017, respectively; for Mr. Hoffman, 45,378 and 16,977 in respect of PRSUs granted in 2016 and 2017, respectively; for Mr. Stern, 80,998 and 30,503 in respect of PRSUs granted in 2016 and 2017, respectively; and for Mr. Bucaille, 29,069 and 14,207 in respect of PRSUs granted in 2016 and 2017, respectively. All such amounts are deemed RSUs (or, in the case of Messrs. Jacobs, Bhutani and Bucaille, shares of restricted stock, as further discussed in footnote (3) below), that have not vested for purposes of this table. This column also includes 82,948 shares of restricted stock held by Mr. Bucaille that relate to a special retention award granted to him in 2011 that are scheduled to vest on or around March 1, 2019.

(3)

For Messrs. Jacobs, Bhutani and Bucaille, the amounts in this column include shares of restricted stock that were issued in settlement of certain outstanding equity awards, in each case as a result of the applicable NEO’s retirement eligibility and the tax treatment of his awards as a result thereof. Messrs. Jacobs, Bhutani and Bucaille became eligible for retirement under the RSU Retirement Policy on March 31, 2016, May 8, 2017 and February 6, 2016, respectively. All such shares, other than those in respect of the special retention award granted to Mr. Bucaille in 2011, are eligible for the RSU Retirement Policy and are no longer subject to a service-based vesting condition but remain subject to compliance with restrictive covenants until the original vesting dates.

(4)

This column reflects RSUs and restricted stock received by Mr. Russo prior to his appointment as Chief Financial Officer of the Company. See “Design of Our Compensation Systems—Performance-Based Compensation—Non-NEO Long-Term Incentive Compensation” above.

(5)

The PRSU awards granted to our NEOs in 2016 and 2017 with respect to 2015 and 2016 compensation, respectively, are scheduled to vest on or around March 1, 2019 and March 2, 2020, respectively, subject in each case to achievement of performance-based vesting criteria. Because our performance in the 2017 fiscal year exceeded the target (one times) level, and based on guidance regarding the rules of the SEC, we have included the PRSU awards in the table above based on the next highest payout level expressed as an integer (in this case, two times); however, since 50% and 25% of the total target number of shares of Class A common stock subject to the PRSUs granted in 2016 and 2017, respectively, are no longer subject to achievement of performance criteria and, accordingly, are reflected in the RSU and restricted stock column of the table above (as discussed in footnote (2) above), the amount set forth in the PRSU column reflects 1.50 times and 1.75 times the total target number of shares subject to the PRSUs granted in 2016 and 2017, respectively. The number of PRSUs set forth in this column are as follows: for Mr. Jacobs, 327,471 and 265,090 in respect of PRSUs granted in 2016 and 2017, respectively; for Mr. Bhutani, 222,862 and 185,764 in respect of PRSUs granted in 2016 and 2017, respectively; for Mr. Hoffman, 104,722 and 93,885 in respect of PRSUs granted in 2016 and 2017, respectively; for Mr. Stern, 186,931 and 168,694 in respect of PRSUs granted in 2016 and 2017, respectively; and for Mr. Bucaille, 99,946 and 88,263 in respect of PRSUs granted in 2016 and 2017, respectively. The amounts reflected above are not necessarily indicative of future payouts for the awards, which are not now known but will ultimately be determined based on our actual performance through the entire performance period (and which may be lower than the two times payout level).

(6)

Messrs. Russo, Hoffman and Stern will become retirement eligible on August 2, 2030, December 24, 2018 and November 4, 2022, respectively. Upon reaching retirement eligibility, any RSUs, PRSUs, restricted stock and LFIs that the relevant NEO holds will become eligible for the RSU Retirement Policy.

STOCK VESTED

The following table sets forth certain information concerning PRSUs, RSUs and restricted stock held by our NEOs that vested in 2017.

Named Executive Officer	Number of Shares That Vested or Were Acquired on Vesting	Value Realized on Vesting (1)	Number of Shares Withheld or Available to Fund Tax Obligation for Retirement Eligible NEOs (2)	Value Realizable from Shares Withheld or Available to Fund Tax Obligation for Retirement Eligible NEOs (3)
Kenneth M. Jacobs	150,845	$6,495,386	159,430	$6,867,004
Evan L. Russo	18,825	$810,605	–	–
Ashish Bhutani	170,984	$7,362,571	63,969	$2,750,279
Scott D. Hoffman	98,607	$4,246,017	–	–
Alexander F. Stern	161,985	$6,975,074	–	–
Matthieu Bucaille	58,339	$2,512,077	53,045	$2,284,754

(1)	The value realized on vesting was calculated based on the NYSE closing price of our Class A common stock on the trading day immediately preceding the vesting date.

(2)

Because Messrs. Jacobs, Bhutani and Bucaille have become eligible for retirement under the RSU Retirement Policy, certain PRSUs or RSUs granted to them were subject to taxation in 2017 and were settled in the form of restricted stock. Pursuant to the award agreements governing these PRSUs and RSUs, Messrs. Jacobs and Bucaille were permitted to sell a portion of such shares to pay the related taxes (the “Tax Obligation Portion”). Messrs. Jacobs and Bucaille decided to sell a majority of the Tax Obligation Portion. The shares of restricted stock issued to Messrs. Jacobs and Bucaille representing the unsold portion of the Tax Obligation Portion are no longer subject to service requirements due to their retirement eligibility but remain subject to other restrictions. Pursuant to the award agreements with Mr. Bhutani covering these PRSUs and RSUs, the Company withheld shares upon settlement in respect of the related taxes. See “Compensation of Our Executive Officers—RSU Retirement Policy” above.

(3)

The value realizable from shares withheld or available to fund the tax obligation reflects the NYSE closing price of our Class A common stock on the trading day immediately preceding the date that certain PRSUs or RSUs granted to Messrs. Jacobs, Bhutani and Bucaille were converted to restricted stock in connection with their retirement eligibility and became available for sale or were withheld (as discussed in footnote (2) above).

PENSION BENEFITS

U.S. Defined Benefit Pension Plans. The following table provides information with respect to the Lazard Frères & Co. LLC Employees’ Pension Plan, a qualified defined-benefit pension plan, and a related supplemental defined-benefit pension plan. Each of Messrs. Jacobs, Hoffman and Stern has an accrued benefit under the Lazard Frères & Co. LLC Employees’ Pension Plan, and Messrs. Hoffman and Stern have accrued additional benefits under the related supplemental defined-benefit pension plan. The annual benefit under the Lazard Frères & Co. LLC Employees’ Pension Plan, payable as a single life annuity commencing at age 65, would be $6,447 for Mr. Jacobs, $18,845 for Mr. Hoffman and $12,421 for Mr. Stern. Under the terms of the supplemental defined-benefit pension plan, the benefits are only payable in a single lump-sum payment. These benefits accrued in each case prior to the date the applicable NEO became a managing director of the Company. Benefit accruals under both of these plans were frozen for all participants effective January 31, 2005. For a discussion of the valuation methodology and material assumptions applied in quantifying the present value of the current accrued benefit, see Note 15 of Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Messrs. Russo, Bhutani and Bucaille do not participate in any of these plans.

Named Executive Officer	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Kenneth M. Jacobs	Lazard Frères & Co. LLC Employees’ Pension Plan	3	$73,537	$0

Scott D. Hoffman	Lazard Frères & Co. LLC Employees’ Pension Plan	5	$108,630	$0
	Supplemental Defined- Benefit Pension Plan	5	$79,883	$0

Alexander F. Stern	Lazard Frères & Co. LLC Employees’ Pension Plan	6	$102,835	$0
	Supplemental Defined- Benefit Pension Plan	6	$5,198	$0

(1)

Mr. Jacobs has been employed by the Company for 30 years, Mr. Hoffman 24 years and Mr. Stern 23 years. Mr. Jacobs became a managing director of the Company in 1991, Mr. Hoffman in 1999 and Mr. Stern in 2002, at which point they ceased accruing benefits under these plans.

(2)

In calculating the present value of accumulated benefits outlined above, Messrs. Jacobs, Hoffman and Stern are assumed to live to age 65 and subsequently retire. They are also assumed to choose the single life annuity form of benefit under the Lazard Frères & Co. LLC Employees’ Pension Plan and the lump-sum form of benefit under the Supplemental Defined-Benefit Pension Plan (for Messrs. Hoffman and Stern only). The interest rate and mortality rate used to determine the Employees’ Pension Plan present value is 3.66% for all years and the RP-2017 Mortality Table (with generational improvement using Scale MP-2017 with base year 2017) after retirement only. The present value calculations for the Supplemental Defined-Benefit Pension

Plan assume that the annuity benefit will be converted to a lump sum at age 65 using a 3.66% interest rate and the mortality outlined in IRS Notice 2018-02 applicable for lump-sum payments (projected to the year the participant attains age 65 using Scale MP-2017). A 3.66% discount rate is used to determine the present value of this single payment at age 65 at December 31, 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described above, each of our NEOs has entered into a retention agreement with the Company, which provides for certain severance benefits in the event of a termination by us other than for “cause” or by the NEO for “good reason” (which we refer to below as a “qualifying termination”) prior to the expiration of the retention agreement.

Each of our NEOs has received RSUs and PRSUs pursuant to the 2008 Plan, Messrs. Russo and Bhutani have also received LFIs, and Mr. Russo has also received restricted stock.

The following table shows the potential payments that would have been made by the Company to each of our NEOs assuming that such NEO’s employment with the Company terminated, or a change in control occurred, on December 31, 2017 under the circumstances outlined in the table. For purposes of this table, the price of our Class A common stock is assumed to be $52.50, which was the closing price on December 31, 2017, and the amounts set forth below reflect the terms of the retention agreements as in effect on December 31, 2017.

	Prior to a Change in Control				On or After a Change in Control
Named Executive Officer	Death or Disability	Involuntary Termination Without “Cause”	Resignation for “Good Reason”	Retirement	No Termination of Employment	Death or Disability	Involuntary Termination Without “Cause” or Resignation for “Good Reason”	Retirement
Kenneth M. Jacobs
Severance Payment (1)	—	$23,000,000	$23,000,000	—	—	—	$23,000,000	—
RSU, PRSU and Restricted Stock Vesting (2) (3)	$38,074,219	$38,074,219	$38,074,219	$31,602,859	—	$51,017,044	$51,017,044	$51,017,044
Pro-rata Annual Incentive Payment (4)	$10,600,000	$10,600,000	$10,600,000	—	—	$10,600,000	$10,600,000	—
Salary in Lieu of Notice (5)	—	$225,000	—	—	—	—	$225,000	—
Evan L. Russo
Severance Payment (1)	—	$6,700,000	$6,700,000	—	—	—	$6,700,000	—
RSU, Restricted Stock and LFI Vesting (2) (3)	$5,846,935	$5,846,935	$5,846,935	—	$5,846,935	$5,846,935	$5,846,935	—
Pro-rata Annual Incentive Payment (4)	$2,600,000	$2,600,000	$2,600,000	—	—	$2,600,000	$2,600,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	—
Ashish Bhutani
Severance Payment (1)	—	$19,050,000	$19,050,000	—	—	—	$19,050,000	—
RSU, PRSU and LFI Vesting (2) (3)	$24,193,611	$24,193,611	$24,193,611	$19,735,888	—	$33,109,003	$33,109,003	$33,109,003
Pro-rata Annual Incentive Payment (4)	$8,775,000	$8,775,000	$8,775,000	—	—	$8,775,000	$8,775,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	—

	Prior to a Change in Control				On or After a Change in Control
Named Executive Officer	Death or Disability	Involuntary Termination Without “Cause”	Resignation for “Good Reason”	Retirement	No Termination of Employment	Death or Disability	Involuntary Termination Without “Cause” or Resignation for “Good Reason”	Retirement
Scott D. Hoffman
Severance Payment (1)	—	$7,950,000	$7,950,000	—	—	—	$7,950,000	—
RSU and PRSU Vesting (2) (3)	$14,655,900	$14,655,900	$14,655,900	—	—	$18,977,123	$18,977,123	—
Pro-rata Annual Incentive Payment (4)	$3,225,000	$3,225,000	$3,225,000	—	—	$3,225,000	$3,225,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	—
Alexander F. Stern
Severance Payment (1)	—	$13,850,000	$13,850,000	—	—	—	$13,850,000	—
RSU and PRSU Vesting (2) (3)	$25,725,893	$25,725,893	$25,725,893	—	—	$33,461,558	$33,461,558	—
Pro-rata Annual Incentive Payment (4)	$6,175,000	$6,175,000	$6,175,000	—	—	$6,175,000	$6,175,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	—
Matthieu Bucaille
Severance Payment (1)	—	$7,600,000	$7,600,000	—	—	—	$7,600,000	—
RSU, PRSU and Restricted Stock Vesting (2) (3)	$17,082,089	$17,082,089	$17,082,089	$15,033,434	$4,810,984	$21,179,452	$21,179,452	$21,179,452
Pro-rata Annual Incentive Payment (4)	$3,050,000	$3,050,000	$3,050,000	—	—	$3,050,000	$3,050,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	—

(1)

In addition to the severance payments listed, each of our NEOs would have been entitled to receive two years of medical and dental coverage following termination. However, amounts relative to this benefit are immaterial and have not been included in the table.

(2)

Valuation of all RSU, PRSU and restricted stock awards is based upon the full value underlying our Class A common stock at the close of business on December 31, 2017, without taking into account any discount for the present value of such awards. Valuation of LFI awards is determined based on the dollar value of the relevant fund interest at the close of business on December 31, 2017. Upon a change in control, (i) PRSU, RSU, restricted stock and LFI awards (other than restricted stock that relates to the special RSU award that was granted to Mr. Bucaille in 2011 and RSUs, restricted stock and LFIs granted to Mr. Russo in respect of his service prior to his appointment as Chief Financial Officer) generally will not accelerate upon a change in control, but will instead require both a change in control and another customary event (such as a qualifying termination) in order to vest, and (ii) PRSU awards will no longer be subject to the performance conditions and the payout level will be determined by the Compensation Committee based on the greater of (A) the target level or (B) the Company’s actual performance for the period beginning at the start of the performance period and ending on the date of the change in control, but the awards will remain subject to the service or other vesting conditions, absent a qualifying termination, through the original vesting dates. The table above assumes, with respect to the PRSU awards for which the three-year performance period has not ended (i.e., those granted in 2017 and 2016 in respect of compensation for 2016 and 2015, respectively), that upon a change in control and another customary event (such as a qualifying termination), the performance conditions and the payout level would be equal to two times the target level. This assumption is not necessarily indicative of future payouts for the awards, which are not now known but will ultimately be based on our actual performance through the relevant period (which may be lower than two times the target level). For the PRSU awards granted in 2015, since the three-year performance period ended as of December 31, 2017, the performance conditions and the payout levels are based on actual performance equal to 2.0 times the target level. For Messrs. Jacobs, Bhutani and Bucaille, amounts include the value of restricted stock that the NEO received in connection with his retirement eligibility (other than the portion available or withheld to pay tax obligations). See “Outstanding Equity Awards at 2017 Fiscal Year End” above.

(3)

Upon death, (i) all RSU awards vest upon the earlier of 30 days or the scheduled vesting date, (ii) all restricted stock and LFI awards vest immediately and (iii) all PRSU awards vest immediately (or, if the death occurs more than halfway through the fiscal quarter, as soon as practicable following the Compensation Committee’s determination of the payout level), with the payout level based on (A) our actual performance during the portion of the performance period ending on the last day of the fiscal quarter preceding the date of death (or, if the death occurs more than halfway through the fiscal quarter, the last day of such fiscal quarter) and (B) the target level for the remainder of the performance period. Upon disability, a termination without “cause” or resignation for “good reason”, (i) the PRSU payout level will be determined in a manner consistent with clauses (A) and (B) of the immediately preceding sentence, and (ii) the NEOs may be immediately taxed on 100% of the shares underlying the RSUs, PRSUs, restricted stock and LFIs. Accordingly, a percentage of the shares underlying the RSUs and PRSUs (or Fund Interests in the case of LFIs) in the amount sufficient to cover payment of taxes will be delivered to the executive or withheld immediately upon termination, and the remaining percentage will be delivered on the original vesting dates, provided that the executive does not violate his restrictive covenants. Messrs. Jacobs and Bucaille became retirement eligible during 2016, and Mr. Bhutani became retirement eligible during 2017. If an NEO is retirement eligible, he may retire without forfeiting his PRSUs, but (other than following a change in control) such PRSUs remain subject to performance conditions for the full performance period. Following retirement (other than following a change in control), all PRSUs, RSUs, LFIs and shares of restricted stock remain subject to compliance with restrictive covenants through their original vesting date, notwithstanding any shorter duration provided in award agreements. See “Compensation of Our Executive Officers—RSU Retirement Policy” above.

The table above assumes, with respect to the PRSU awards for which the three-year performance period has not ended (i.e., those granted in 2017 and 2016 in respect of compensation for 2016 and 2015, respectively), that (x) in the case of a termination without “cause”, upon death or disability or resignation for “good reason” (other than following a change in control), the performance conditions would be equal to approximately 1.3333 times and 1.6667 times the target level, respectively, and (y) in the case of retirement of Messrs. Jacobs, Bhutani and Bucaille (other than following a change in control), the performance conditions would be equal to 1.0 the target level, with the payout level determined accordingly in all cases. These assumptions are not necessarily indicative of future payouts for the awards, which are not now known but will ultimately be based on our actual performance through the relevant period (which may be higher or lower than the amount assumed for this calculation). For the PRSU awards granted in 2015, since the three-year performance period ended as of December 31, 2017, the performance conditions and the payout level are based on actual performance equal to 2.0 times the target level. The scheduled vesting dates for outstanding PRSU, RSU and restricted stock awards are set forth in footnotes (1) through (4) to the “Outstanding Equity Awards at 2017 Fiscal Year End” table above.

(4)

Pursuant to their retention agreements, in the event of an involuntary termination without “cause” or resignation for “good reason”, or upon termination due to death or disability, each NEO is entitled to a pro-rated portion of the average annual bonus (or, to the extent applicable, cash distributions, and including any bonuses paid in the form of equity awards or LFI awards based on the grant date value of such awards in accordance with our normal valuation methodology, at the target level, in the case of PRSUs) paid or payable to the executive for our two completed fiscal years immediately preceding the fiscal year in which the termination occurs. Assuming a qualifying termination on December 31, 2017, all NEOs would have received a pro-rated annual bonus equal to the average of such NEO’s full annual incentive compensation in respect of 2015 and 2016.

(5)

Under the retention agreements, each of the NEOs is entitled to three months’ notice (or, if the Company elects, base salary in lieu of such notice period) following a termination by the Company other than for cause. In addition, for Mr. Jacobs, this notice period or salary in lieu thereof applies upon a resignation for good reason solely due to a failure by the Company to continue, following the expiration of the retention agreement, Mr. Jacobs’ employment as CEO and Chairman pursuant to an agreement having terms and conditions that are reasonable and customary at the time of such expiration, except in the event that Mr. Jacobs rejects an offer of continued employment consistent with the foregoing.

None of the NEOs is entitled to an excise tax gross-up payment with respect to Section 280G of the Code. Instead, the retention agreements provide for a “best net” approach, whereby change-in-control payments are limited to the threshold amount under Section 280G if it would be more favorable to the NEO on a net after-tax basis than receiving the full payments and paying the excise taxes. These potential reductions are not reflected in the amounts set forth above.

RETENTION AGREEMENTS

Except in the case of a qualifying termination that occurs on or following a change in control of the Company, the severance benefits described below are conditioned upon the applicable

NEO timely delivering an irrevocable waiver and release of claims in favor of the Company and its affiliates.

With respect to a termination for “cause” of an NEO, the term “cause” generally means: (i) conviction of, or a guilty plea or plea of nolo contendere (or non-U.S. equivalent) to, a felony, or of any other crime that legally prohibits the NEO from working for the Company; (ii) a breach of a regulatory rule that materially adversely affects the NEO’s ability to perform his duties for the Company; (iii) willful and deliberate failure on the part of the NEO (A) to perform his employment duties in any material respect or (B) to follow specific reasonable directions received from the CEO (or, for Messrs. Jacobs and Hoffman, from the Board of Directors or, for Messrs. Russo and Bucaille, from the Audit Committee of the Board of Directors); or (iv) a breach of the covenants contained in the retention agreements that is (individually or combined with other such breaches) demonstrably and materially injurious to the Company or any of its affiliates. Notwithstanding the foregoing, (1) with respect to the events described in clauses (ii), (iii)(A) and (iv) of the prior sentence, the NEO’s acts or failures to act generally shall not constitute cause to the extent taken (or not taken) based upon the direct instructions of the Board of Directors (or the CEO for Messrs. Russo, Bhutani, Hoffman, Stern and Bucaille) or upon the direct advice of counsel to the Company; (2) no act or failure to act will be considered “willful” unless it is done (or omitted to be done) by the NEO in bad faith or without reasonable belief that his action or omission was in the best interests of the Company; (3) clause (iii) of the prior sentence will not apply to any failure by the NEO resulting from incapacity due to physical or mental illness or following a termination by the Company of his employment without cause or his resignation for good reason. In addition, any termination following a change in control for a reason other than as described in clause (i) above shall not be considered for “cause” until the NEO is delivered a copy of a valid resolution finding, by the affirmative vote of two-thirds of the entire membership of the board of directors (or similar governing body) of the entity that is the parent of the Company, that circumstances constituting “cause” exist.

With respect to a resignation by an NEO for “good reason”, the term “good reason” generally means (subject to notice and a cure period): (i) the assignment to the NEO of any duties inconsistent in any material respect with his position(s) (including status, offices, titles and reporting requirements), authority, duties or responsibilities (including, for Mr. Jacobs, any authority, duties or responsibilities as are consistent with those exercised generally by the chief executive officer of a public company) as in effect as of March 9, 2016 (or, in the case of Mr. Russo, October 30, 2017) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities from the level in effect as of such applicable date; (ii) any obligation that the NEO report other than directly to (A) the Board of Directors, in the case of Mr. Jacobs, (B) the Board of Directors or CEO, in the case of Mr. Hoffman, (C) the Audit Committee of the Board of Directors or the CEO, in the case of Mr. Russo, (D) the CEO, in the case of Messrs. Bhutani and Stern, and (E) the CEO of Financial Advisory, in the case of Mr. Bucaille; (iii) a material breach by the Company of the terms of the retention agreement, including the nondisparagement covenant favoring the NEO; or (iv) without the NEO’s written consent, any requirement that the NEO’s principal place of employment be relocated to a location that increases the executive’s commute from his primary residence by more than 30 miles. Mr. Bhutani’s retention agreement also defines “good reason” to include any person, other than Mr. Bhutani, receiving the title “Chairman of Lazard Asset Management LLC” or Chairman of our asset management group, unless

(1) such person receives such title in connection with a merger or acquisition transaction involving Lazard, on the one hand, and an unrelated company that has an asset management business of comparable size, or greater, to the Company’s asset management group, on the other hand, and (2) such transaction is approved by the Board of Directors. With respect to Mr. Jacobs, his retention agreement also defines “good reason” as any failure by the Company to continue, following the expiration of the retention agreement, Mr. Jacobs’ employment as CEO and Chairman pursuant to an agreement having terms and conditions that are reasonable and customary at the time of such expiration, except in the event that Mr. Jacobs rejects an offer of continued employment consistent with the foregoing.

In the event of a qualifying termination of an NEO on December 31, 2017, the executive generally would have been entitled to receive in a lump sum: (1) any unpaid base salary accrued through the date of termination; (2) any earned but unpaid bonuses for years completed prior to the date of termination; (3) a pro-rated portion of the average annual bonus (or, to the extent applicable, cash distributions, and including any bonuses paid in the form of equity awards (including LFI awards) based on the grant date value of such equity awards in accordance with our normal valuation methodology) paid or payable to the executive for the Company’s two completed fiscal years immediately preceding the fiscal year in which the termination occurs; and (4) a severance payment in an amount equal to two times the sum of such NEO’s base salary and average annual bonus (not pro-rated) described in clause (3). The pro-rated portion of the average annual bonus described in clause (3) of the immediately preceding payment is also payable in the event of a termination due to death or disability. Upon a qualifying termination, each NEO and his eligible dependents would generally continue to be eligible to participate in the Company’s medical and dental benefit plans, on the same basis as in effect immediately prior to the date of termination (which currently requires the NEO to pay a portion of the premiums) for two years following such termination. The period of such medical and dental benefits continuation would generally be credited towards the NEO’s credited age and service for the purpose of our retiree medical program.

In addition to the post-employment medical and dental benefits described above, following a termination of Mr. Jacobs’ service for any reason other than for “cause”, Mr. Jacobs and his eligible dependents would be eligible for continued participation in our medical and dental benefits plans for the remainder of Mr. Jacobs’ life and that of his current spouse, with Mr. Jacobs or his spouse paying the full cost of all premiums associated with such coverage (other than during the periods following a qualifying termination described above). If, following termination of Mr. Jacobs’ employment and prior to a change in control of the Company, such coverage becomes impracticable due to fundamental changes in law, Mr. Jacobs and the Company will cooperate to implement reasonable changes to such coverage, as mutually agreed in writing.

A resignation by an NEO for “good reason” will be treated as a termination by the Company without “cause” for purposes of all of his equity and LFI awards outstanding at the time of such resignation. In addition, solely in the case of Mr. Jacobs, in the event of a qualifying termination of Mr. Jacobs’ employment prior to March 31, 2019, he will be permitted to sell his restricted stock that are subject to ongoing vesting requirements, provided that the proceeds of the sale must be deposited in escrow and will remain subject to forfeiture until the restricted stock otherwise would have vested.

Noncompetition and Nonsolicitation of Clients. While providing services to the Company and during the six-month period following termination of the NEO’s services (three-month period in the event of such a termination by us without “cause” or by the NEO for “good reason”), the NEO may not:

•

provide services or perform activities in a line of business that is similar to any line of business in which the NEO provided services to us in a capacity that is similar to the capacity in which the NEO acted for us while providing services to us (“competing activity”) for any business or business unit that engages in any activity, or owns or controls a significant interest in any entity that engages in any activity, that competes with any activity in which we are engaged up to and including the date of termination of employment (a “competitive enterprise”);

•	acquire an ownership or voting interest of more than 5% in any competitive enterprise; or

•

solicit any of our clients on behalf of a competitive enterprise or reduce or refrain from doing business with us in connection with the performance of services that would be competing activities, or otherwise interfere with or damage (or attempt such acts in respect of) any client’s relationship with us.

Nonsolicitation of Employees. While providing services to us (including during any period of notice of termination) and during the nine-month period following termination of the NEO’s services, the NEO may not, directly or indirectly, in any manner, solicit or hire any of our officers, agents or employees at the associate level or above to apply for, or accept employment with, any competitive enterprise, or otherwise interfere with any such officer’s, agent’s or employee’s relationship with us.

Transfer of Client Relationships, Nondisparagement and Notice Period Restrictions. The NEO is required, upon termination of his services to us and during the 90-day period following termination, to take all actions and do all things reasonably requested by us to maintain for us the business, goodwill and business relationships with our clients with which he worked; provided that such actions and things do not materially interfere with other employment or professional activities of the NEO. In addition, while providing services to us and thereafter, the NEO generally may not disparage us and the Company generally may not disparage him, and before and during the three-month notice period prior to termination, the NEO is prohibited from entering into a written agreement to perform competing activities for a competitive enterprise.

AWARD AGREEMENTS AND “DOUBLE-TRIGGER” VESTING

Beginning in 2013, we adopted “double-trigger” vesting for NEO PRSU, RSU and LFI awards in the event of a change in control, such that PRSU, RSU and LFI awards granted to our NEOs in 2013 and later generally will not immediately accelerate vesting upon a change in control, but will instead require both a change in control and another event (such as a qualifying termination) in order to vest. Mr. Bucaille’s outstanding special retention award granted in 2011 that is scheduled to vest in March 2019 automatically will vest in the event of a change in control. In addition, RSUs, restricted stock and LFIs granted to Mr. Russo in respect of his service prior to his appointment as Chief Financial Officer of the Company automatically will vest in the event of a change in control. See “Design of Our Compensation Systems—Performance-Based Compensation—Non-NEO Long-Term Incentive Compensation” above. In the case of the PRSUs, upon a change in control, the performance period for the unvested but outstanding PRSUs will be deemed to end and the payout level for such performance period will be determined by the Compensation Committee, based on the greater of (i) the target level or (ii) the Company’s performance (as measured by the performance metrics described in the underlying PRSU award agreement) through the date of such change in control. However, any applicable service conditions will continue to apply to the PRSUs following a change in control, subject to acceleration in the case of certain qualifying terminations (whether occurring before or after such change in control).

If an NEO had voluntarily resigned from the Company on December 31, 2017 without “good reason” or was terminated by the Company for “cause”, he would not have been entitled to receive any severance or pro-rated bonus payments from the Company, and, except in the case of retirement by Mr. Jacobs, Mr. Bhutani or Mr. Bucaille, any unvested RSUs, PRSUs and LFIs would have been forfeited. Messrs. Jacobs, Bhutani and Bucaille were retirement-eligible as of December 31, 2017. If an NEO is retirement-eligible, he may retire without forfeiting his PRSUs, but (other than following a change in control) such PRSUs remain subject to performance conditions for the full performance period. Following retirement (other than following a change in control), all PRSUs, RSUs, LFIs and restricted stock remain subject to compliance with restrictive covenants through their original vesting date, notwithstanding any shorter duration provided in award agreements. See “Compensation of Our Executive Officers—RSU Retirement Policy” above.

CHANGE IN CONTROL

The term “change in control”, as used in the retention agreements and the 2008 Plan, generally means any of the following events: (i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s shareholders) of 30% or more of either (A) the then-outstanding shares of our Class A common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); (ii) a change in a majority of the current Board of Directors of the Company (the “Incumbent Board”) (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or a threatened proxy contest); (iii) consummation of a merger, consolidation or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination in which all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination; or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our CEO to the median annual total compensation of all our employees (excluding our CEO).

As of December 31, 2017, which is the date that we used to determine our employee population for purposes of identifying our median employee, we had 2,944 full-time, part-time, temporary and seasonal employees. We did not include independent contractors or leased workers in our determination.

In order to identify our median employee, we ranked each of our employees (other than our CEO) based on 2017 awarded compensation. For this purpose, 2017 awarded compensation was comprised of each employee’s (i) base salary or wages earned during 2017, (ii) annual cash bonus (if any) paid in respect of 2017 performance, (iii) deferred cash awards (if any) granted in respect of 2017 performance and (iv) long-term incentive awards (including PRSUs (considered at the target payout level), RSUs, restricted stock and LFI awards) (if any) granted in respect of 2017 performance. This same methodology was used to reflect compensation in respect of 2017 for each of our NEOs in the table under “Compensation Discussion and Analysis—Awarded Compensation Table” above and, as noted in the text preceding the Awarded Compensation Table, reflects compensation for 2017 performance in the manner it was considered by our Compensation Committee. In determining 2017 awarded compensation, we did not apply any cost-of-living adjustments or annualize any partial year compensation.

Once we identified the median employee, we determined that individual’s annual total compensation in accordance with the requirements for determining total compensation in the Summary Compensation Table.

The 2017 annual total compensation for our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $11,691,197. The 2017 median annual total compensation for all our employees (excluding our CEO), determined in accordance with the requirements for determining total compensation in the Summary Compensation Table, was $174,612. The ratio of our CEO’s annual total compensation to the median annual total compensation of all employees (excluding our CEO) for 2017 is 67 to 1. We believe that this ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

Our directors and officers file reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or officer and, after that, any changes in their ownership of our equity securities. These reports are required by Section 16(a) of the Exchange Act. We have reviewed these reports and we have received written representations from the individuals required to file these reports. Based on this review, we believe that during 2017 each of our directors and officers required to file these reports has complied with applicable reporting requirements for transactions in our equity securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Related Party Transactions

Our Board of Directors has adopted a written policy requiring that all “Interested Transactions” (as defined below) be approved or ratified by either the Nominating & Governance Committee or, under certain circumstances, the Chair of the Nominating & Governance Committee. The Nominating & Governance Committee is required to review the material facts of all Interested Transactions that require the Committee’s approval or ratification and either approve or disapprove of the entry into the Interested Transaction. In determining whether to approve or ratify an Interested Transaction, the Nominating & Governance Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the interest of the “Related Party” (as defined below) in the transaction. In addition, the Board of Directors has delegated to the Chair of the Nominating & Governance Committee the authority to pre-approve or ratify (as applicable) any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $1 million. A report is then made to the Nominating & Governance Committee at its next regularly scheduled meeting of each new Interested Transaction pre-approved by the Chair of the Nominating & Governance Committee. Any director who is a Related Party with respect to an Interested Transaction may not participate in any discussion or approval of such Interested Transaction. An “Interested Transaction” is one in which (i) we are a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, (iii) one of our executive officers, directors, director nominees, 5% shareholders, or their family members (each a “Related Party”) has a direct or indirect material interest in the transaction and (iv) the transaction is required to be disclosed in our Proxy Statement or Annual Report on Form 10-K pursuant to the rules and regulations promulgated by the SEC.

Related Party Transactions

Tax Receivable Agreement

In connection with our initial public offering and related transactions in May 2005, we entered into a tax receivable agreement with the predecessor of LMDC Holdings, LLC (“LMDC Holdings”) on May 10, 2005 (the “Tax Receivable Agreement”). The agreement was based on the mutual recognition that the redemption of Lazard Group membership interests that were held by the historical partners of Lazard Group LLC (“Lazard Group”) on May 10, 2005 for cash resulted in an increase in the tax basis of the tangible and intangible assets of Lazard Group attributable to our subsidiaries’ interest in Lazard Group that otherwise would not have been available. The agreement also was based on the mutual recognition that the exchange from time to time by such historical partners of exchangeable interests in LAZ-MD Holdings LLC for shares of our Class A common stock could subsequently result in additional increases in such tax basis.

On June 16, 2015, the Company and LMDC Holdings amended and restated the Tax Receivable Agreement and, on October 26, 2015, the Company and LTBP Trust, a Delaware statutory trust (the “Trust”), entered into a Second Amended and Restated Tax Receivable Agreement (the “Amended and Restated Tax Receivable Agreement”).

Pursuant to these transactions, among other things, (i) LMDC Holdings assigned all of its obligations under the Tax Receivable Agreement, including the obligation to receive payments and promptly distribute them to historical partners of Lazard Group, to the Trust, and the Trust assumed all of LMDC Holdings’ obligations thereunder, (ii) LMDC Holdings distributed the interests in the Trust to certain owners of LMDC Holdings, and (iii) holders of interests in the Trust obtained the ability, subject to certain restrictions and conditions, to transfer such interests to certain additional persons and entities, including the Company.

The Amended and Restated Tax Receivable Agreement provides for the payment by our subsidiaries to the Trust of (i) approximately 45% (following the July 2015 purchase described below) of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of the increases in tax basis and of certain other tax benefits related to the Amended and Restated Tax Receivable Agreement, and (ii) an amount that we currently expect will approximate 85% of the cash tax savings that may arise from tax benefits attributable to payments under the Amended and Restated Tax Receivable Agreement. Our subsidiaries expect to benefit from the balance of cash savings, if any, in income tax that our subsidiaries realize. Any amount paid by our subsidiaries to the Trust will generally be distributed to the owners of the Trust, including certain of our executive officers, in proportion to their beneficial interests in the Trust.

For purposes of the Amended and Restated Tax Receivable Agreement, cash savings in income and franchise tax will be computed by comparing our subsidiaries’ actual income and franchise tax liability to the amount of such taxes that our subsidiaries would have been required to pay had there been no increase in the tax basis of the tangible and intangible assets of Lazard Group attributable to our subsidiaries’ interest in Lazard Group and had our subsidiaries not entered into the Amended and Restated Tax Receivable Agreement. The term of the Amended and Restated Tax Receivable Agreement will continue until approximately 2033 or, if earlier, until all relevant tax benefits have been utilized or expired.

As discussed in Note 18 of Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in July 2015, the Company purchased approximately 47% of the then-outstanding beneficial interests in the Trust from certain owners of the Trust for approximately $42 million in cash, which resulted in the automatic cancellation of such beneficial interests and the extinguishment of a significant portion of our payment obligations under the Amended and Restated Tax Receivable Agreement.

The cumulative liability relating to our obligations under the Amended and Restated Tax Receivable Agreement as of December 31, 2017 was approximately $310 million.

The amount of the Amended and Restated Tax Receivable Agreement liability is an undiscounted amount based upon currently enacted tax laws, the current structure of the Company and various assumptions regarding potential future operating profitability. The assumptions reflected in the estimate involve significant judgment. As such, the actual amount and timing of payments under the Amended and Restated Tax Receivable Agreement could differ materially from our estimates.

The Company made one payment of approximately $800,000 under the Amended and Restated Tax Receivable Agreement in 2017 and currently expects that an additional payment of approximately $32 million will be made during 2018.

Certain Relationships with Our Directors, Executive Officers and Employees

During 2018 and 2017, certain of our executive officers received Class A common stock in connection with the vesting or settlement of previously granted deferred equity incentive awards. The vesting or settlement, as applicable, of such equity awards gave rise to a tax payable by the executive officers, and, consistent with our past practice, the Company purchased shares of Class A common stock from the executive officers equal in value to the estimated amount of such tax. In addition, during 2018 and 2017, the Company purchased shares of Class A common stock from certain executive officers. Each of the foregoing transactions, including its terms, was reported in a Form 4 filing.

The Vanguard Group beneficially owns more than 5% of our Class A common stock. The Company and its affiliates engage in asset management or other transactions or arrangements with, and provide ordinary course financial services to, entities and funds within the Vanguard Group and its affiliates or their respective clients, including by acting as a sub-advisor to certain funds managed by the Vanguard Group. These transactions and arrangements are negotiated on an arm’s-length basis, contain customary terms and conditions, and are unrelated to the ownership of our Class A common stock by the Vanguard Group or its related funds and entities.

Some of our directors and executive officers (and persons or entities affiliated with them) have funds under management with, or other accounts with, our Asset Management business, and have invested or may invest their personal funds in other funds or investments that we have established and that we may manage or sponsor.

ITEM 3

APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN

The Board has approved and adopted the 2018 Plan, in the form attached hereto as Annex B, subject to the approval of our shareholders at the annual meeting. The 2018 Plan would replace the 2008 Plan, which the Board has determined will automatically terminate upon the approval by our shareholders of the 2018 Plan. If our shareholders do not approve the 2018 Plan, the 2008 Plan will expire in May 2018. The 2018 Plan includes three material differences from the 2008 Plan: (a) includes a fixed share limit that is designed to meet our equity compensation needs for the next three years, (b) provides for double-trigger vesting upon a change in control, and (c) includes separate annual limits on non-employee director compensation. Other than these terms, the 2018 Plan is substantially similar to the 2008 Plan. If our shareholders do not approve the 2018 Plan, we will not have a stock plan under which we can grant equity-based incentive awards to our employees, directors and officers, which we believe is necessary to continue recruiting, retaining and motivating high-performing, revenue-generating and client-facing individuals to achieve our objectives and therefore in the best interests of our shareholders.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board recommends that you vote FOR the 2018 Plan.

Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the 2018 Plan.

SUMMARY

•	Our 2008 Plan expires in May 2018, and we are seeking shareholder approval of the 2018 Plan to replace the 2008 Plan.

•	The 2018 Plan, together with our use of equity compensation, incorporates many current best practices:

X	No “evergreen” funding feature	✓	Fixed maximum share limit

X	No “liberal share recycling”	✓	“Double-trigger” vesting of awards upon a change in control

X	No liberal “change in control” definition	✓	Equity ownership guidelines for directors and NEOs

X	No repricing of stock options or stock appreciation rights without shareholder approval	✓	Separate annual compensation limits for non-employee directors

X	No discount options or stock appreciation rights	✓	Over the last three years, a substantial majority of our employees with aggregate annual compensation in excess of $200,000 received a portion of their total compensation in the form of equity awards

X	No “reload” equity awards	✓	NEO awards subject to clawback policy

•	We are only requesting limited share authorization under the 2018 Plan.

•

If the 2018 Plan is approved, the maximum aggregate number of shares of Class A common stock that will be reserved and available for issuance for awards under the 2018 Plan will be equal to the sum of (1) 30 million and (2) any shares that are outstanding under the 2008 Plan as of the date of this Proxy Statement but that are subsequently forfeited or cancelled.

•

We believe that our prudent use of equity compensation has been an important driver of our success, and is necessary for our continued success. Shareholder approval of the 2018 Plan is necessary in order for us to continue our practice of broadly granting equity compensation as a portion of our annual incentive compensation payments, thereby incentivizing important employees, including employees beyond the senior levels and our NEOs.

•

We are a people-based business and our ability to pay appropriate levels of compensation in the form of equity incentives has enabled us to recruit, retain and motivate high-caliber individuals dedicated to our long-term growth and success. Equity compensation is a key part of our culture throughout our Company, not just at senior levels but throughout our Company. We believe equity-based compensation is critical for aligning the interests of our employees with those of our shareholders and cultivating a strong commitment by our employees to continue to drive shareholder value.

•

We are prudent in our use of equity compensation. Equity-based incentive awards are generally delivered as a component of an employee’s annual incentive compensation. Such equity awards (other than PRSU awards) are generally based on services already performed and, for award recipients who have client-facing responsibilities, revenue already generated, rather than for future potential performance.

•

By making equity a significant portion of our employees’ incentive compensation, we are linking our employees’ incentive compensation to the performance of the Company (as well as individual performance), and our employees become shareholders and are therefore motivated to conduct our business in a manner that produces superior return over the long-term. We grant equity awards in the form of RSUs, PRSUs, DSUs and restricted stock that expose the award recipient to both the downside and the upside of our stock performance and, in the case of PRSUs, to the performance of our business for a period of approximately three years following the date of grant.

•	Over the last three years, a substantial majority of our employees with aggregate annual compensation in excess of $200,000 received a portion of their total compensation in the form of equity awards.

•	We have consistently offset the potential dilutive effect of equity incentive compensation through our ongoing share repurchase program.

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Our practice of repurchasing in a fiscal year at least as many shares as we expect to ultimately issue as a result of deferred year-end equity incentive compensation granted in respect of the prior year has protected our shareholders by essentially neutralizing any dilutive effect of such awards.

•	We have granted deferred year-end incentive compensation to our employees at a consistent rate.

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Since the year-end compensation process in respect of 2013, deferred year-end incentive compensation awards (net of actual or estimated forfeitures) have ranged from approximately 24.5% to 26.0% of our awarded compensation expense for the applicable year.

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As demonstrated by our actions, we are disciplined and systematic with our use of such compensation. We believe this has helped maintain a steady and strong link between the interests of our employees and our shareholders over time.

•	Our executive compensation and performance are well aligned and have been strongly supported by our shareholders.

•	As further discussed under “Compensation Discussion and Analysis—Our Shareholder Advisory Votes regarding Executive Compensation” above, each of our last five shareholder advisory votes on executive compensation has resulted in at least 96% of voted shares cast in favor of the matter. Our Compensation Committee and our NEOs viewed each of these shareholder advisory votes as strong support in favor of our compensation programs, our compensation decisions and our commitment to excellence in compensation governance.

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A reduction in our use of equity-based compensation would require a corresponding increase in our use of cash compensation or alternative forms of deferred compensation, which we believe would reduce the alignment of interests between our employees and shareholders.

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We seek to deliver compensation at competitive levels and at levels correlated with employee productivity. A material reduction in compensation would impair our ability to recruit, retain and motivate key employees, and would therefore threaten our business.

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If the 2018 Plan is not approved, we would likely be compelled to alter our compensation program to increase cash compensation or alternative forms of deferred compensation in order to remain competitive, which we do not believe would be as effective or in the best interests of our shareholders.

•	We believe the substitution of deferred cash for equity would reduce the alignment of interests between employees and shareholders, as well as our flexibility to use cash for other purposes.

•	Traditional burn rate and dilution analyses do not take into account our people-based cost structure or our compensation and share repurchase practices.

•	We believe that traditional burn rate and dilution analyses often compare us to peers with significantly different compensation systems, cost structures and businesses.

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As set forth in the table below under “2008 Plan Use and Net Burn Rate”, our share repurchase activities during the past three years have effectively offset dilution that would have been attributable to equity grants during the years.

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The 2018 Plan carries forward from the 2008 Plan several prohibitions that are intended to protect shareholder interests, and adds a fixed maximum share limit that is designed to meet our equity compensation needs for the next three years, a “double-trigger” change in control provision and a limitation on annual compensation payable to our non-employee directors.

•	Unlike the 2008 Plan, the 2018 Plan does not contain an “evergreen” provision (i.e., a plan under which new shares are automatically authorized each year).

•	We do not recycle shares withheld to satisfy taxes payable upon award settlement or otherwise engage in so-called “liberal share recycling” under the 2018 Plan.

•	Unlike the 2008 Plan, the 2018 Plan provides for “double-trigger” vesting of awards upon a change in control.

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The 2018 Plan also provides for separate annual limits of 25,000 shares on stock-based awards (which may be settled in cash or shares) and $1,000,000 on other awards or cash retainer fees that may be granted or paid to our non-employee directors.

•	Repricing of options or stock appreciation rights is not permitted under the 2018 Plan without shareholder approval.

INTRODUCTION

On March 14, 2018, the Board of Directors approved, subject to the approval of our shareholders, the 2018 Plan. The 2018 Plan is intended to replace our current 2008 Plan, which received approval of our shareholders on May 6, 2008. The 2018 Plan would replace the 2008 Plan, which the Board has determined will automatically terminate upon the approval by our shareholders of the 2018 Plan. If our shareholders do not approve the 2018 Plan, the 2008 Plan will expire on May 6, 2018, at which time no further awards will be granted under the 2008 Plan. The 2008 Plan will continue to govern awards previously granted under the 2008 Plan.

The purposes of the 2018 Plan are to attract, retain, reward and motivate employees and directors of, and consultants and advisors to, Lazard and to align the interests of employees, directors, consultants and advisors with those of our shareholders through equity-based compensation, enhanced opportunities for ownership of shares of our Class A common stock and other incentive opportunities. As described above under “Compensation Discussion and Analysis—Our Compensation Philosophy and Objectives” and “Compensation Discussion and Analysis—Design of Our Compensation Systems—Performance-Based Compensation”, we are committed to aligning the long-term interests of our NEOs and other employees with those of our shareholders, which we accomplish, in part, through awards of equity-based compensation.

If our shareholders do not approve the 2018 Plan, we will not have a stock plan under which we can grant equity-based incentive awards to our employees, directors and officers, which we believe is necessary to continue recruiting, retaining and motivating high-performing, revenue-generating and client-facing individuals to achieve our objectives. We are a human-capital business and our revenue is directly tied to the quality and number of our people. While capital intensive companies may invest in plants, technology and research and development to grow their business, we invest in people. By using equity compensation, we have been able to invest in the most talented and revenue-generating employees and to have cash available for share repurchases at suitable times, offsetting the potential dilution of these equity awards.

2008 PLAN USE AND NET BURN RATE

Traditional burn rate and dilution analyses do not take into account our people-based cost structure or our compensation and share repurchase practices.

Traditional burn rate analyses typically fail to consider the practice of offsetting the dilutive effect of equity compensation grants through share repurchases. Without taking repurchases – a corporate action we believe our shareholders strongly support – into account in determining the dilutive effect of our equity grants, we believe the calculations overstate our burn rate. Paying compensation with equity while using cash to repurchase stock puts us in the same economic position as, for example, a manufacturing company that uses its cash to pay compensation and other business costs, but gives us the added benefit of aligning employee and shareholder interests. The calculations set forth below are based on 129,766,091 shares of Class A common stock outstanding (including approximately 7,859,988 shares held by our subsidiaries).

Burn Rate Calculation

As shown in the table below, the number of awards we have granted under the 2008 Plan as a percentage of our shares of Class A common stock outstanding, which is commonly referred to as the “burn rate,” averaged 5.3% over the last three years if calculated without taking into consideration share repurchases. However, our “net burn rate”, calculated to reflect the offsetting effect of share repurchases, was negative and averaged (1.1)% over the past three years, demonstrating the consistent strength of our share repurchase program. We focus on net burn rate, as we believe that calculating the burn rate without regard to share repurchases does not provide a meaningful metric for our Company.

The following table provides an overview of our grant history and burn rate calculation during the past three years, with and without the effect of share repurchases.

(Shares in millions)	2015	2016	2017
Equity awards (before forfeitures, withholding reductions and DSUs)	5.242	9.662	7.105
Adjustment for actual / estimated forfeitures	(0.393)	(0.725)	(0.533)
Adjustment for actual / estimated withholding taxes	(1.358)	(2.503)	(1.840)
Deferred stock units	0.026	0.049	0.045
Total equity awards (after forfeitures, withholding reductions and DSUs)	3.517	6.484	4.777
Shares repurchased	3.439	8.551	6.956
Net equity award issuance (after share repurchases)	0.079	(2.067)	(2.179)
Percentage of net equity award issuance repurchased	98%	132%	146%
Class A Common Stock outstanding	129.766	129.766	129.766
Burn rate (taking into account forfeitures)	3.8%	6.9%	5.1%
Net burn rate (also taking into account share repurchases)	0.1%	(1.6)%	(1.7)%

Dilution Calculation

While we believe that burn rate, adjusted to take into account share repurchases, is the best measure of the dilutive effect of annual equity-based compensation, certain proxy advisors and shareholders focus on total potential equity awards that may be made under a plan, together with outstanding unvested awards, as a measure of dilution.

We do not believe this methodology accurately reflects the dilutive effect of our annual equity-based compensation program. However, in the interest of completeness, below is a summary of the potential dilution associated with the 2018 Plan. The shares listed in the table are as of March 6, 2018.

Share Allocation & Potential Dilution
Maximum requested shares under the 2018 Plan	30,000,000
Issued but unvested awards under the 2008 Plan as of March 6, 2018	15,500,000

Total Potential Unvested Equity Awards	45,500,000

Class A Common Stock outstanding	129,766,091
Maximum requested shares under the 2018 Plan	30,000,000
Issued but unvested awards under the 2008 Plan as of March 6, 2018	15,500,000

Total Shares and Share Equivalents	175,266,091
Potential Dilution from 2018 Plan	26.0%

POTENTIAL COMPENSATION SHARE NEEDS

In considering the appropriate number of shares to request under the 2018 Plan, we reviewed our historical information and the awards that we have actually granted over the past three fiscal years, including the information in the table under “2008 Plan Use and Net Burn Rate—Burn Rate Calculation” above. We further considered the potential impact of a variety of factors beyond our control that may impact the number of equity awards that we could issue in future years, including the price of our Class A common stock at the time of equity award grants. Based on this information, we currently believe it is reasonable to expect that the 30 million shares requested under the 2018 Plan may last for the next three years.

We do not as a matter of course make forecasts, public or otherwise, as to our grants of equity awards due to the unpredictability of the underlying assumptions and estimates, including our actual share price at the time of the applicable grant, but have included the information to give our shareholders access to this information for purposes of evaluating the 2018 Plan.

The information above is not, and should not be regarded as, an indication of actual future outcomes, and should not be relied upon as such. Neither we nor any other person makes any representation regarding potential or actual outcomes compared to the information set forth above.

SUMMARY OF THE 2018 PLAN

The following summary of the 2018 Plan is qualified in its entirety by the specific language of the 2018 Plan, a copy of which is attached to this Proxy Statement as Annex B. The 2018 Plan would replace the 2008 Plan, which the Board has determined will automatically terminate upon the approval by our shareholders of the 2018 Plan. If our shareholders do not approve the 2018 Plan, the 2008 Plan will expire on May 6, 2018, at which time no further awards will be granted under the 2008 Plan. The 2008 Plan will continue to govern awards previously granted under the 2008 Plan.

Material Features of the 2018 Plan

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No evergreen funding feature. Unlike the 2008 Plan, the 2018 Plan does not contain a provision for automatic increases in shares of Class A common stock available under the 2018 Plan but instead contains a fixed share limit.

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No liberal share recycling. The 2018 Plan prohibits the reuse of shares of Class A common stock withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding obligations. The 2018 Plan also prohibits “net share counting” upon the exercise of stock appreciation rights.

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“Double-trigger” vesting of awards upon a change in control. Subject to the applicable award agreement, if awards granted under the 2018 Plan were assumed by an acquirer in connection with a change in control of the Company, such awards would not automatically vest or pay out solely upon consummation of the change in control. Instead, such awards would accelerate vesting only if the employee is terminated without cause within 24 months following the change in control.

•	No liberal change in control definition. The definition of change in control would require consummation, not only shareholder approval, of a merger or similar corporate transaction.

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No repricing of options or stock appreciation rights. Shareholder approval would be required to reprice options or stock appreciation rights with an exercise price that is less than the original exercise price.

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No discount options or stock appreciation rights. The 2018 Plan prohibits the grant of options or stock appreciation rights with an exercise price that is less than the fair market value of our Class A common stock as of the grant date.

•	Awards subject to clawback. Awards under the 2018 Plan held by our NEOs would be subject to recoupment under certain circumstances in accordance with our NEO compensation recovery policy.

Determination of Number of Shares of Class A Common Stock for the 2018 Plan

If the 2018 Plan is approved, the maximum aggregate number of shares of Class A common stock that will be reserved and available for issuance for awards under the 2018 Plan will be equal to the sum of 30 million and any shares of Class A common stock subject to awards that were outstanding under the 2008 Plan as of the date of this Proxy Statement but are forfeited or canceled after the 2018 Plan is approved by the Company’s shareholders.

Awards. Awards under the 2018 Plan would include stock options (including both incentive stock options and nonqualified stock options), stock appreciation rights (“SARs”), restricted stock, stock units, other equity-based awards and cash incentive awards.

Administration. The 2018 Plan generally would be administered by a committee of our Board of Directors (the “Committee”) made up of at least two directors, each of whom would meet the independence requirements of the New York Stock Exchange or other applicable laws or rules. Unless otherwise determined by the Board of Directors, our Compensation Committee would constitute the Committee, provided that our Nominating & Governance Committee currently administers awards for our non-executive directors. Among other things, the Committee would have the authority to select individuals to whom awards may be granted, to determine the types of awards as well as the number of shares of Class A common stock (if any) to be covered by each award, and to determine the terms and conditions of any such awards. The Committee may delegate to one or more senior officers of the Company the authority to make grants of awards to employees (other than to any officers subject to Section 16 of the Exchange Act) and consultants of us and our affiliates and all necessary and appropriate decisions and determinations with respect thereto. All determinations by the Committee or its designee under the 2018 Plan would be final, binding and conclusive.

Eligibility. Persons who serve or agree to serve as our officers, employees, directors, consultants or advisors would be eligible to be granted awards under the 2018 Plan. Currently, approximately 3,050 persons (including all of our employees and each of our non-employee directors) would be eligible for selection as participants in the 2018 Plan. Holders of equity-based awards issued by a company acquired by us or with which we combine would be eligible to receive substitute awards under the 2018 Plan. Based on our past practice of granting equity-based awards, we currently expect that awards will be generally available to approximately 1,200 employees, as well as non-employee directors (of whom there are currently eight non-employee directors, with the ninth non-employee director joining the Board effective April 1, 2018). In the future, we may decide to grant equity-based awards to a broader group of employees and to independent contractors.

Shares and Cash Available. Subject to adjustment, the maximum aggregate number of shares of our Class A common stock that may be issued or paid pursuant to awards granted under the 2018 Plan would be equal to the sum of (a) 30 million shares of Class A common stock plus (b) any shares of Class A common stock subject to awards that were outstanding under the 2008 Plan as of the date of this Proxy Statement but are settled in cash, forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions) after the 2018 Plan is approved by the Company’s shareholders. If and to the extent that shares of Class A common stock are not delivered because all or a portion of an award is settled in cash, forfeited or canceled, those shares would not be deemed to have been delivered for purposes of determining the maximum number of shares of Class A common stock available for delivery under the 2018 Plan. If and to the extent, however, any shares of Class A common stock are withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award, under either the 2018 Plan or the 2008 Plan, those shares would be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2018 Plan. Upon exercise of a stock-settled SAR, each share of Class A common stock with respect to which such stock-settled SAR is exercised would be counted as one share of Class A common stock against the maximum aggregate number of shares that may be delivered pursuant to awards granted under the 2018 Plan, regardless of the number of shares of Class A common stock actually delivered upon settlement of such stock-settled SAR. All shares of Class A common stock available under the 2018 Plan would be available for any type of award, except that the maximum number of shares that could be subject to incentive stock options granted under the 2018 Plan would be 30 million, subject to adjustment as provided in the 2018 Plan.

Subject to adjustment as provided in the 2018 Plan, with respect to equity-based awards granted to non-employee directors, the maximum aggregate number of shares of Class A common stock with respect to which awards may be granted to a non-employee director in any fiscal year would be 25,000, which awards may be settled either in shares or in cash based on the fair market value of a share of Class A common stock as of the relevant payment or settlement date. In the case of all other awards (other than as described in the immediately preceding sentence) and cash retainer fees, the maximum aggregate amount of cash and other property (valued at fair market value) that may be paid or delivered to any non-employee director in any fiscal year would be $1,000,000.

The shares of Class A common stock subject to grant under the 2018 Plan may be made available from authorized but unissued shares, treasury shares or from shares held by our subsidiaries, as determined from time to time by the Committee.

Change in Capitalization or Change in Control. In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of Topic 718 in the FASB Accounting Standards Codification affecting the shares of our Class A common stock, the Committee would be required to make adjustments and other substitutions to awards under the 2018 Plan in a manner that it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of shares of our Class A common stock or other similar corporate transactions, the Committee, in its discretion, would be permitted to make such adjustments and other substitutions to the 2018 Plan and awards under the 2018 Plan as it deemed appropriate or desirable.

The 2018 Plan also provides that in the event of a “change in control” of us, unless otherwise provided for in the individual award agreement, all awards that are outstanding and unvested as of immediately prior to such change in control would remain outstanding and unvested. If, however, (a) within 24 months following a change in control of us, the participant’s employment with the Company and its affiliates is terminated without cause, or (b) in connection with the change in control, no provision is made for assumption, continuation or assumption of awards in a manner that preserves the material terms and conditions of the awards, then, as of the date of such termination or change in control, all awards then-held by such participant shall be treated as follows: (i) outstanding stock options and SARs, which were not then exercisable and vested, would become fully exercisable and vested, (ii) the restrictions applicable to restricted stock would lapse and such restricted stock would become free of all restrictions and fully vested, (iii) all stock units would vest in full and be immediately settled and (iv) the restrictions and forfeiture provisions applicable to all other outstanding awards (i.e., other than options, stock appreciation rights, restricted stock and stock units) would lapse and such other awards would become fully exercisable and vested.

Stock Options. The Committee would be permitted to grant both incentive stock options and nonqualified stock options under the 2018 Plan. The exercise price for options would not be less than the fair market value (as defined in the 2018 Plan) of our Class A common stock on the grant date, provided that the exercise price for tax-qualified incentive stock options would not be less than 110% of the fair market value of our Class A common stock on the grant date. In no event would any option granted under the 2018 Plan (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another option or SAR or any restricted stock, stock unit or other equity-based award under the 2018 Plan or any other equity-compensation plan or any cash payment or (iii) otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option, unless such amendment, cancellation, or action is approved by our shareholders. All options granted under the 2018 Plan would be nonqualified stock options unless the applicable award agreement expressly stated that the option was intended to be an incentive stock option.

The term of the options would be determined by the Committee but could not exceed ten years from the date of grant. Optionees would pay the exercise price in cash or, if approved by the Committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or, to the extent permitted by applicable law, by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The Committee would determine the vesting and exercise schedule of options. Unless determined otherwise by the Committee in its discretion or as set forth in the applicable award agreement and except as otherwise described in the “Summary of the 2018 Plan—Change in Capitalization or Change in Control” section above, options would terminate upon termination of a participant’s service.

SARs. The Committee would be permitted to grant SARs under the 2018 Plan. A SAR would entitle the holder to receive, upon exercise, the excess of the fair market value of a share of common stock at the time of exercise over the exercise price of the applicable SAR multiplied by the specified number of shares of Class A common stock in respect of which the SAR was exercised. The exercise price for a SAR would not be less than the fair market value (as defined in the 2018 Plan) of our Class A common stock on the grant date. In no event would any SAR granted under the 2018 Plan (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another SAR or option or any restricted stock, stock unit or other equity-based award under the 2018 Plan or any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such SAR, unless such amendment, cancellation, or action is approved by our shareholders. The Committee would be permitted to determine whether such amount would be paid to the holder in stock (valued at its fair market value on the date of exercise), cash or a combination thereof. The term of an SAR would be determined by the Committee but could not exceed ten years from the date of grant. The Committee would determine the vesting and exercise schedule of SARs. Unless determined otherwise by the Committee, in its discretion or as set forth in the applicable award agreement and except as otherwise described in the “Summary of the 2018 Plan—Change in Capitalization or Change in Control” section above, SARs would terminate upon termination of a participant’s service.

Restricted Stock. The Committee would be permitted to grant restricted stock awards subject to restrictions and restricted periods as determined by the Committee. The Committee would be permitted to provide that a grant of restricted stock would vest upon the continued service of the participant or the satisfaction of applicable performance goals. Other than such restrictions on transfer and any other restrictions the Committee might impose, the participant would have all the rights of a shareholder with respect to the restricted stock award, although the Committee would be permitted to provide for the automatic reinvestment of dividends or impose vesting requirements on dividends. Unless determined otherwise by the Committee, in its discretion or as set forth in the applicable award agreement and except as otherwise described in the “Summary of the 2018 Plan—Change in Capitalization or Change in Control” section above, restricted stock would terminate upon termination of a participant’s service.

Stock Units. The Committee would be permitted to grant stock units, which would represent a right to receive shares of our Class A common stock or cash based on the fair market value of a share of common stock. The Committee would be permitted to provide that a grant of stock units would vest upon the continued service of the participant or the satisfaction of applicable performance goals. Holders of stock units would not have the rights of a shareholder with respect to the award unless and until the award were settled in shares of Class A common stock, although the Committee would be permitted to provide for dividend equivalent rights. Unless determined otherwise by the Committee, in its discretion or as set forth in the applicable award agreement and except as otherwise described in the “Summary of the 2018 Plan—Change in Capitalization or Change in Control” section above, stock units would terminate upon termination of a participant’s service.

Other Equity-Based Awards. The Committee would be permitted to grant other types of equity-based awards based upon Lazard common stock, including fully vested stock and dividend equivalent rights.

Cash Incentive Awards. The Committee would have the authority to grant cash incentive awards.

Additional Compensation Arrangements. Nothing contained in the 2018 Plan would prevent us from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, stock units, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) or cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

Dividend Equivalents/Reinvestment. Reinvestments of dividends in additional restricted stock and payment of shares of our Class A common stock with respect to dividends to participants holding stock units would only be permitted to the extent shares of Class A common stock are available under the 2018 Plan (otherwise, reinvestment or payment will be in the form of cash-settled stock units). For the avoidance of doubt, reinvestment or payment of dividends with respect to outstanding awards granted under the 2008 Plan would not reduce the number of shares of Class A common stock available under the 2018 Plan.

Transferability. Awards generally would not be transferable, except by will and the laws of descent and distribution or to the extent otherwise permitted by the Committee, provided that, in no event could any award (or any rights and obligations thereunder) be transferred to a third party for value unless such transfer were specifically approved by our shareholders.

Recoupment of Awards. To the extent a participant is subject to the Company’s Compensation Recovery Policy Applicable to Named Executive Officers (as described under the “Compensation Clawback Policy” section of the Compensation Discussion and Analysis), amounts paid or payable pursuant to the 2018 Plan to such participant would be subject to such policy, as in effect from time to time.

Duration of the Plan. The 2018 Plan would remain in effect until April 23, 2028, unless terminated by our Board prior to such date. Awards outstanding as of the date the 2018 Plan is terminated would not be affected or impaired by the termination of the plan.

Amendment and Discontinuance. Subject to any applicable law or government regulation and to the rules of the NYSE, the Board would be permitted to amend, alter, or discontinue the 2018 Plan, without the approval of our shareholders, except that shareholder approval would be required for any amendment that would (i) increase the maximum number of shares of our Class A common stock for which awards may be granted under the 2018 Plan or increase the maximum number of shares that may be delivered pursuant to incentive stock options granted under the 2018 Plan, other than any adjustment in connection with a change in our capitalization or a change in control, or (ii) change the class of employees or other individuals eligible to participate in the 2018 Plan. Under these provisions, shareholder approval will not be required for all possible amendments that might increase the cost of the 2018 Plan. Except as required by applicable law, stock exchange rules, tax rules or accounting rules or as specifically set forth in the 2018 Plan or in any applicable award agreement, no amendment, alteration or discontinuance would be permitted to materially impair the rights of a recipient of a previously granted award with respect to such award without such recipient’s consent. Furthermore, the Committee would be permitted to grant awards to eligible participants who are subject to legal or regulatory provisions of countries or jurisdictions outside the U.S., on terms and conditions different from those specified in the 2018 Plan, as it determined to be necessary, and would be permitted to make such modifications, amendments, procedures, or sub-2018 Plans, including the Amended and Restated 2016 French Sub-plan described below, as are necessary to comply with such legal or regulatory provisions.

CERTAIN U.S. FEDERAL TAX ASPECTS OF THE 2018 PLAN

The following summary describes the U.S. federal income tax treatment associated with options awarded under the 2018 Plan. The summary is based on the law as in effect on March 2, 2018. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the incentive stock option is being exercised will count as “alternative minimum taxable income”

which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an incentive stock option until on or after the later of the two-year anniversary of the date of grant of the incentive stock option and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long-term capital gain or loss and (b) Lazard will not be permitted to take a deduction with respect to that incentive stock option for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction will be available to Lazard equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and will not result in any deduction by Lazard. A disqualifying disposition occurring in the same calendar year as the year of exercise will eliminate the alternative minimum tax effect of the incentive stock option exercise.

Special rules may apply where all or a portion of the exercise price of an incentive stock option is paid by tendering shares, or if the shares acquired upon exercise of an incentive stock option are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an incentive stock option and the disposition of shares acquired upon exercise of an incentive stock option assumes that the incentive stock option is exercised during employment or within three months following termination of employment. The exercise of an incentive stock option more than three months following termination of employment will result in the tax consequences described below for nonqualified stock options, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as incentive stock options will be treated for tax purposes as nonqualified stock options (not as incentive stock options) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options. A nonqualified stock option (that is, a stock option that does not qualify as an incentive stock option) results in no taxable income to the optionee or deduction to Lazard at the time it is granted. An optionee exercising a nonqualified stock option will, at that time, realize taxable ordinary compensation income equal to (i) the per share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. If the nonqualified stock option was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will be available to Lazard. The foregoing summary assumes that the shares acquired upon exercise of a nonqualified stock option are not subject to a substantial risk of forfeiture.

Section 409A. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that would be awarded under the 2018 Plan are intended to be eligible for this exception.

AMENDED AND RESTATED 2016 FRENCH SUB-PLAN

The following summary describes the Amended and Restated 2016 French sub-plan (the “A&R 2016 French Sub-Plan”), which is incorporated by reference into, and deemed to be a sub-plan under, the 2018 Plan, for the purpose of qualifying for favorable tax treatment under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code, 80 quaterdecies of the French Tax Code and L. 242-1, L. 137-13 and L. 137-14 of the French Social Security Code, as amended from time to time (the “Favorable French Regime”). The A&R 2016 French Sub-Plan amends and restates the Company’s 2016 French Sub-plan, which was approved by our shareholders on April 19, 2016.

We refer to stock units that are intended to qualify for favorable social and tax treatment under the Favorable French Regime as Qualified RSUs. The A&R 2016 French Sub-Plan and Qualified RSUs are subject to the terms of the 2018 Plan, and all shares of our Class A common stock issued pursuant to Qualified RSUs granted following the date the 2018 Plan is approved by our shareholders will reduce the existing share reserve pursuant to the 2018 Plan.

The purposes of the A&R 2016 French Sub-Plan are to obtain tax and other savings that would be available to the Company in connection with grants of Qualified RSUs pursuant to the Favorable French Regime and provide incentives to our employees and certain directors of our French subsidiaries, in each case who are French tax residents, that take advantage of the favorable tax treatment for recipients of Qualified RSUs pursuant to the Favorable French Regime.

Eligibility.

Employees of Lazard and its subsidiaries in France and directors of a Lazard subsidiary with a management function in France are eligible to receive Qualified RSUs under the A&R 2016 French Sub-Plan. Any individual who owns, directly or indirectly, stock representing more than 10% of the total combined voting power or value of all classes of our stock is not eligible for grants under the A&R 2016 French Sub-Plan. Moreover, a grant of Qualified RSUs shall not result in any individual holding (upon settlement of such Qualified RSUs) more than 10% of our issued and outstanding stock. Currently, approximately 550 employees would qualify for grants of Qualified RSUs under the A&R 2016 French Sub-Plan.

Shares Available for Qualified RSUs.

The number of Qualified RSUs that may be granted under the A&R 2016 French Sub-Plan will not exceed the lesser of (a) the number permitted under the 2018 Plan and (b) the number permitted under applicable French law. Pursuant to French law, that maximum number may not exceed 10% of all issued and outstanding shares of all classes of the Company’s stock, taking into account the Qualified RSUs that are subject to such contemplated grant and any other Qualified RSUs outstanding under the A&R 2016 French Sub-Plan and any previous French sub-plan.

Terms of Qualified RSUs.

The terms and conditions applicable to Qualified RSUs (including those relating to vesting, settlement and holding periods) will be determined by the Committee. Except in the case of a holder’s death, delivery of shares of Class A common stock in settlement of Qualified RSUs shall not occur prior to: (i) if such shares are subject to a holding period of at least one year, the first anniversary of the grant date, or (ii) if no such holding period is applicable to the shares, the second anniversary of the grant date. Qualified RSUs will vest immediately upon termination of the holder’s employment due to death, and in the event of termination due to disability, Qualified RSUs will remain outstanding and continue to vest on the applicable vesting date. Notwithstanding any provision of the 2018 Plan, no dividends or dividend equivalents may be paid in respect of Qualified RSUs prior to the settlement date.

Material French Tax Consequences of the A&R 2016 French Sub-Plan.

If the 2018 Plan, including the A&R 2016 French Sub-Plan, is approved by our shareholders and the Qualified RSUs qualify under the Favorable French Regime, upon vesting of the Qualified RSUs, the Company will be subject to a favorable social security contribution rate on the value of the shares issued upon vesting of the Qualified RSUs, due in the month following the vesting. Additionally, pursuant to the Favorable French Regime, recipients of Qualified RSUs will not be taxed upon vesting of the shares of our Class A common stock issued to them. Instead, recipients will be taxed only upon the sale of such shares and, at that time, may benefit from a favorable tax regime.

The tax consequences of participating in the A&R 2016 French Sub-Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants in the A&R 2016 French Sub-Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

NEW PLAN BENEFITS UNDER THE 2018 PLAN

Future awards under the 2018 Plan will be granted at the discretion of the Committee, and, therefore, the types, numbers, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to equity-based compensation under our 2008 Plan is presented elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. If our shareholders decline to approve the 2018 Plan, the 2018 Plan will not become effective.

ADDITIONAL INFORMATION REGARDING THE 2008 PLAN AND THE LAZARD LTD 2005 EQUITY INCENTIVE PLAN

The following table includes information regarding securities issued under the 2008 Plan and the Lazard Ltd 2005 Equity Incentive Plan as of December 31, 2017. The information in the table is provided pursuant to SEC rules and (1) does not include the actual number of shares to be issued under the 2008 Plan as of March 6, 2018 (which are described above) and (2) does not reflect that, if our shareholders approve the 2018 Plan on April 24, 2018, no additional shares will be available for future awards under the 2008 Plan after that date (as explained above).

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of December 31, 2017		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights as of December 31, 2017	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column) as of December 31, 2017
Equity compensation plans approved by security holders	2008 Incentive Compensation Plan(1)	16,702,518		(4)	22,227,309
Equity compensation plans not approved by security holders	2005 Equity Incentive Plan(2)	25,602	(3)	(4)	—	(5)

Total		16,728,120	(3)		22,227,309

(1)

Our 2008 Plan was approved by our shareholders on May 6, 2008. The number of shares of our Class A common stock available for issuance under the 2008 Plan is determined by a formula, which generally provides that the aggregate number of shares subject to outstanding awards under the 2008 Plan may not exceed 30% of the aggregate number of then-outstanding shares of our Class A common stock.

(2)

Our 2005 Plan was established prior to our equity public offering in May 2005 and, as a result, did not require approval by our shareholders. The 2005 Plan expired in the second quarter of 2015, although awards granted under the 2005 Plan remain outstanding and continue to be subject to its terms.

(3)

Represents outstanding stock unit awards, after giving effect to forfeitures, as of December 31, 2017. As of that date, the only grants made under the 2008 Plan and the 2005 Plan were in the form of stock unit awards and restricted stock awards. See Note 14 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2017 for a description of the plans.

(4)

Each restricted stock unit awarded under the 2008 Plan and 2005 Plan was granted at no cost to the persons receiving them and represents the contingent right to receive the equivalent number of shares of Class A common stock. PRSUs awarded are based on the achievement of performance criteria and the number of shares of Class A common stock that ultimately may vest generally can range from zero to two times the target number.

(5)	Gives effect to the number of securities remaining available for future issuance, after considering the impact of vested RSUs that will not be delivered as a result of withholding taxes.

ITEM 4

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

The Audit Committee has recommended the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2018 fiscal year, subject to shareholder ratification. Deloitte & Touche LLP will audit our consolidated financial statements for the 2018 fiscal year and perform other services. Deloitte & Touche LLP acted as Lazard’s independent registered public accounting firm for the year ended December 31, 2017 and has acted in such capacity since 2000. In addition to this appointment, shareholders are requested to authorize the Board of Directors, acting by the Audit Committee, to set the remuneration for Deloitte & Touche LLP for their audit of the Company for the year ended December 31, 2018. A Deloitte & Touche LLP representative will be present at the meeting, and will have an opportunity to make a statement and to answer your questions.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP. If a majority of the votes cast on this matter are not cast in favor of the ratification of the appointment of Deloitte & Touche LLP, the Board of Directors, in its discretion, may select another independent auditor as soon as possible.

Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of the appointment of Deloitte & Touche LLP.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2017 and 2016, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows (in thousands of dollars):

Fees	2017	2016
Audit Fees for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, including services in connection with statutory and regulatory filings or engagements	$7,830	$7,553
Audit-Related Fees, including fees for audits of employee benefit plans, computer and control-related attest services, agreed-upon procedures, regulatory and compliance reviews, fund audits and other accounting research services	$1,440	$1,262
Tax Fees for tax advisory and compliance services not related to the audit	$651	$765
All Other Fees (1)	$76	$11

(1)	Represents fees for certain training services that were provided to the Company by affiliates of Deloitte & Touche LLP that were unrelated to the audit, audit-related and tax services described above.

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by our independent auditor to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to Lazard’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual budget approval by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee Chair, or, if he is not available, any other member of the Audit Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Audit Committee. All of the fees paid to Deloitte & Touche LLP in 2017 were pre-approved in accordance with these procedures, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Committee operates pursuant to a charter approved by our Board of Directors. Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal controls, including internal control over financial reporting. The independent registered public accounting firm, or the independent auditor, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States of America, or GAAP, as well as an opinion regarding the Company’s internal control over financial reporting.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2017 with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16, Communications with Audit Committees. Finally, the Committee has received the written disclosures and the letter from the independent auditor required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, has considered whether the provision of other non-audit services by the independent auditor to the Company is compatible with maintaining the independent auditor’s independence and has discussed with the independent auditor the independent auditor’s independence.

It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them, and on the representations made, by management and the independent auditor. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with GAAP.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee charter, the Committee recommended to our Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the Securities and Exchange Commission.

Dated as of February 21, 2018

Audit Committee

Philip A. Laskawy (Chair), Andrew M. Alper, Steven J. Heyer and Jane L. Mendillo

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2019 ANNUAL GENERAL MEETING

Proxy Statement Proposals. Under the rules of the SEC, proposals that shareholders seek to have included in the proxy statement for our next annual general meeting of shareholders must be received by the Secretary of the Company not later than November 19, 2018.

Other Proposals and Nominations. Our Bye-laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in the Company’s proxy statement for that meeting. Under our Bye-laws, nominations for director or other business proposals to be addressed at our next annual general meeting may be made by a shareholder entitled to vote who has delivered a notice to the Secretary of the Company no later than the close of business on January 24, 2019, and not earlier than December 25, 2018. The notice must contain the information required by the Bye-laws.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bye-law provisions, subject to applicable rules of the SEC.

Any proposal or nomination described above should be delivered in writing to the following address:

Lazard Ltd

30 Rockefeller Plaza

New York, New York 10112

Attn: Scott D. Hoffman

Secretary

Annex A

LAZARD LTD

STANDARDS OF DIRECTOR INDEPENDENCE

The Board has established these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions, provided by the New York Stock Exchange in its Commentary to its Corporate Governance Rules):

1. Employment and commercial relationships affecting independence.

A. Current Relationships. A director will not be independent if: (i) the director is a current partner or current employee of Lazard’s internal or external auditor; (ii) an immediate family member of the director is a current partner of Lazard’s internal or external auditor; (iii) an immediate family member of the director is (a) a current employee of Lazard’s internal or external auditor and (b) participates in the internal or external auditor’s audit, assurance or tax compliance (but not tax planning) practice; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Lazard for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) an immediate family member of the director is currently an executive officer of Lazard.

B. Relationships within Preceding Three Years. A director will not be independent if, within the preceding three years: (i) the director is or was an employee of Lazard; (ii) an immediate family member of the director is or was an executive officer of Lazard; (iii) the director or an immediate family member of the director (a) was (but no longer is) a partner or employee of Lazard’s internal or external auditor and (b) personally worked on Lazard’s audit within that time; (iv) the director or an immediate family member of the director received more than $100,000 in direct compensation in any twelve-month period from Lazard, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (v) a present Lazard executive officer is or was on the Compensation Committee of the Board of Directors of a company that concurrently employed the Lazard director or an immediate family member of the director as an executive officer.

2. Relationships not deemed material for purposes of director independence.

In addition to the provisions of Section 1 above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Lazard. To assist the Board in this determination, and as permitted by the New York Stock Exchange’s Corporate Governance Rules, the Board has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence

A-1

for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A. Equity Ownership. A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Lazard, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

B. Director Status. A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with Lazard or (ii) director or trustee (or similar position) of a tax exempt organization that engages in a transaction with Lazard (other than a charitable contribution to that organization by Lazard).

C. Ordinary Course. A relationship arising solely from financial services transactions between Lazard and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances that are substantially similar to those prevailing at the time for companies with which Lazard has a comparable relationship and that do not have a director of Lazard serving as an executive officer.

D. Indebtedness. A relationship arising solely from a director’s status as an executive officer, employee or owner of 5% or more of the equity of a company to which Lazard is indebted at the end of Lazard’s preceding fiscal year, so long as the aggregate amount of the indebtedness of Lazard to such company is not in excess of 5% of Lazard’s total consolidated assets at the end of Lazard’s preceding fiscal year.

E. Charitable Contributions. The director serves as an officer, employee, director or trustee of a tax-exempt organization, and the discretionary charitable contributions by Lazard to the organization are less than the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year.

F. Personal Relationships. The director receives products or services (e.g., investment products or investment management services) from Lazard in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

G. Other. Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

A-2

Annex B

LAZARD LTD

2018 INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose; Definitions

The purpose of this Lazard Ltd 2018 Incentive Compensation Plan (the “Plan”) is to give the Company a competitive advantage in attracting, retaining, rewarding and motivating officers, employees, directors, advisors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to shareholder value and the opportunity to earn other incentive awards payable in cash. This Plan is intended to replace the Lazard Ltd 2008 Incentive Compensation Plan (the “Prior Plan”) which, as of the date on which this Plan is approved by the Company’s shareholders, shall be automatically terminated and replaced and superseded by this Plan, except that any awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and applicable Award Agreement (as defined below), including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such award, and shall remain in effect pursuant to their terms. Certain terms used herein have definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity directly or indirectly controlled by, controlling or under common control with, the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange, if any, as may at the applicable time be the principal market for the Common Stock.

(c) “A&R 2016 French Sub-Plan” has the meaning set forth in Section 15(o)(ii).

(d) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, other stock-based Award (including fully vested Shares) or Cash Incentive Award, in each case, granted under the Plan.

(e) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award, which may (but need not) require execution or acknowledgement by the Participant.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) (1) commission of a felony (or its equivalent in a non-United States jurisdiction) or (2) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company or an Affiliate or that legally prohibits the Participant from working for the Company and its Affiliates; (B) breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s duties to the Company and its Affiliates; (C) dishonesty in the course of fulfilling the Participant’s employment duties; (D) deliberate failure on the part of the Participant (1) to perform the Participant’s principal employment duties, (2) to comply with the policies of the Company and its Affiliates in any material respect, or (3) to follow specific reasonable directions received from the Company and its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review by a court of competent jurisdiction.

(h) “Cash Incentive Award” means an Award under Section 9 of the Plan that has a value set by the Committee, which value shall be payable to the Participant in cash.

(i) “Change in Control” has the meaning set forth in Section 10(c).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k) “Commission” means the Securities and Exchange Commission or any successor agency.

(l) “Committee” has the meaning set forth in Section 2(a).

(m) “Common Stock” means Class A common stock, par value $0.01 per share, of the Company or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 3(d).

(n) “Company” means Lazard Ltd, a Bermuda exempted company, or any successor thereto.

(o) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code, and provided, further, that to the extent related to Qualified Stock Units granted under the A&R 2016 French Sub-Plan, “Disability” shall have the meaning set forth in the A&R 2016 French Sub-Plan.

(p) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(q) “Effective Date” has the meaning set forth in Section 13(a).

(r) “Eligible Individuals” means directors, officers, employees, advisors, and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(t) “Exercise Price” means (i) in the case of an Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of a Stock Appreciation Right, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

(u) “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (A) the closing per share sales price of the Shares as reported by the Applicable Exchange for such date or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (B) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

(v) “Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

(w) “Individual Agreement” means a written employment, retention, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(x) “Lazard Group” means Lazard Group LLC, a Delaware limited liability company.

(y) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means an option to purchase Shares that is granted under Section 5(a).

(aa) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(bb) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Stock Units, other stock-based Awards or Cash Incentive Awards.

(cc) “Plan” has the meaning set forth in the first paragraph of this Section 1.

(dd) “Qualified Stock Unit” has the meaning set forth in the A&R 2016 French Sub-Plan.

(ee) “Restricted Stock” means a Share that is granted under Section 6 that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

(ff) “Share” means a share of Common Stock.

(gg) “Stock Appreciation Right” means a stock appreciation right Award that is granted under Section 5(b) and that, subject to Section 14, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the Stock Appreciation Right, subject to the terms of the applicable Award Agreement.

(hh) “Stock Unit” means a stock unit Award that is granted under Section 7 and is designated as such in the applicable Award Agreement and that, subject to Section 14, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

(ii) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or economic interest is owned, directly or indirectly, by the Company, provided, however, that to the extent related to Qualified Stock Units granted under the A&R 2016 French Sub-Plan, “Subsidiary” shall have the meaning set forth in the A&R 2016 French Sub-Plan.

(jj) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(kk) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates may, in the Committee’s sole discretion, be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Neither a temporary absence from employment because of illness, vacation or leave of absence nor a transfer among the Company and its Subsidiaries and Affiliates shall be considered a Termination of Employment. Notwithstanding the foregoing, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

SECTION 2. Administration

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and any other applicable laws or rules, each member of the Committee shall meet the independence requirements of the Applicable Exchange or such other applicable laws or rules. Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to satisfy the requirements set forth in the immediately preceding sentence. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i) to select the Eligible Individuals, either individually or collectively, to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent, Options, Stock Appreciation Rights, Restricted Stock, Stock Units, other stock-based Awards, Cash Incentive Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares (if any) to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) to determine the vesting schedules of Awards and, if certain Performance Goals must be attained in order for an Award to be granted, vest or be settled or paid, establish such Performance Goals and determine whether, and to what extent, such Performance Goals have been attained;

(vi) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii) to accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards;

(viii) subject to Section 13, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(ix) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(x) to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(xi) to establish policies relating to restrictions on the exercise of Awards and sales of Shares acquired pursuant to Awards that the Committee, in its sole discretion, deems necessary or advisable to satisfy any applicable law, rule or regulation (including, without limitation, any applicable law relating to insider trading); and

(xii) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Procedures.

(i) The Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officer or officers of the Company selected by it.

(ii) Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Except as set forth in the final sentence of Section 1(g), (i) any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter and (ii) all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. In the case of each Award other than a Cash Incentive Award, the terms and conditions of such Award, as determined by the Committee, shall be set forth in a written Award Agreement, which shall be delivered to the Participant receiving such Award upon, or promptly following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13 or as otherwise set forth in the applicable Award Agreement.

SECTION 3. Shares and Cash Available Pursuant to the Plan

(a) Maximum Number of Shares. Subject to adjustment as provided in Section 3(c), the maximum number of Shares that may be issued or paid under or with respect to all Awards (considered in the aggregate) granted under the Plan shall be equal to the sum of (i) 30,000,000 and (ii) any Shares with respect to awards granted under the Prior Plan that are subject to outstanding awards as of March 14, 2018 and are forfeited, canceled or settled in cash following the date that the Plan is approved by the Company’s shareholders. To the extent any Shares covered by an Award are not delivered to a Participant because all or a portion of the Award is forfeited, canceled or is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. To the extent any Shares covered by an Award or any award granted under the Prior Plan are not delivered to a Participant because the Shares are withheld or tendered (by actual delivery or by attestation) to the Company, in either case, to satisfy the applicable tax withholding obligation or in payment of the exercise price of the Award, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Upon exercise of a stock-settled Stock Appreciation Right, each such stock-settled Stock Appreciation Right originally granted shall be counted as one Share against the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan, regardless of the number of Shares actually delivered upon settlement of such stock-settled Stock Appreciation Right. All Shares available under the Plan shall be available for any type of Award, except that the maximum number of shares that may be subject to Incentive Stock Options granted under the Plan shall be 30,000,000, subject to adjustment as provided in Section 3(c).

(b) Maximum Shares and Cash per Non-Employee Director. Subject to adjustment as provided in Section 3(c), (A) with respect to any Restricted Stock Awards, Stock Unit Awards and other stock-based Awards (including fully vested Shares) (which Awards shall be deemed to have a value equal to the per-share Fair Market Value on the applicable grant date), no more than 25,000 Shares may be subject to such Awards granted to any one non-employee director in any fiscal year of the Company under the Plan, which Awards may be settled in Shares or in cash based on the per share Fair Market Value as of the relevant payment or settlement date and (B) in the case of all Awards other than those described in (A), including cash retainer fees, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to such Awards to any one non-employee director in any fiscal year of the Company shall be equal to $1,000,000.

(c) Adjustment Provisions. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of Topic 718 in the FASB Accounting Standards Codification with respect to Shares, the Committee shall, in the manner determined appropriate or desirable by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, including (1) the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan to any non-employee director in any fiscal year of the Company, in each case, as provided in Sections 3(a) and 3(b), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan to any non-employee director in any fiscal year of the Company, in each case, as provided in Sections 3(a) and 3(b), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award; (B) if deemed appropriate or desirable by the Committee, make provision for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall, for this purpose, be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such transaction over the Exercise Price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or Stock Appreciation Right having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor; and (D) if deemed appropriate or desirable by the Committee, in connection with any Disaffiliation, arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) Substitute Awards. Subject to the restrictions on “repricing” of Options and Stock Appreciation Rights as set forth in Section 5(c), awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the maximum number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum number of Shares available for Incentive Stock Options under the Plan.

(e) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares held by a Subsidiary, as determined by the Committee in its discretion.

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. Options and Stock Appreciation Rights

(a) Options. Options may be granted on such terms and in such form as the Committee may from time to time determine in its sole discretion, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(b) Stock Appreciation Rights. Stock Appreciation Rights under the Plan may be granted on such terms and in such form as the Committee may from time to time determine in its sole discretion, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Stock Appreciation Right to Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Exercise Price. The Exercise Price subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable grant date; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. In no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or Stock Appreciation Right or any Restricted Stock, Stock Unit, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless, in the case of each of the foregoing clauses (i), (ii) and (iii), such amendment, cancellation, or action is specifically approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or Stock Appreciation Right that is made in accordance with Section 3(c) shall not be considered a reduction in Exercise Price or “repricing” of such Option or Stock Appreciation Right.

(d) Term. The Term of each Option and Stock Appreciation Right shall be fixed by the Committee at the time of grant, provided that in no event may any Option or Stock Appreciation Right have a Term of more than ten years.

(e) Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the vesting and/or exercisability of any Option or Stock Appreciation Right.

(f) Method of Exercise. Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or fifty (50) Shares; provided further that, unless otherwise permitted by the Committee, Options and Stock Appreciation Rights may only be exercised to the extent that they have previously vested. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable Exercise Price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised).

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the Exercise Price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(g) Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. Subject to Section 15(a), the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a), (iii) in the case of an Option, has paid in full for such Shares and any federal, state, local and foreign income and employment taxes required to be withheld, and (iv) has been entered into the Company’s Register of Members with respect to such Shares.

(h) Terminations of Employment. Subject to Section 10(a) and except as set forth in the applicable Award Agreement or as otherwise determined by the Committee in its discretion, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment.

SECTION 6. Restricted Stock

(a) Nature of Awards and Certificates. Awards of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Awards of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lazard Ltd 2018 Incentive Compensation Plan and an Award Agreement, as well as the terms and conditions of applicable law. Copies of such Plan and Agreement are on file at the offices of Lazard Ltd.”

The Committee may require that the certificates evidencing title of such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Awards of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee may condition the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 15(g), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(c), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with respect to which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement, any Individual Agreement or Section 10(a), upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Awards of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. Stock Units

(a) Nature of Award. Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Stock Units shall be subject to the following terms and conditions, except as provided in Section 15(o)(ii):

(i) The Committee may condition the vesting of Stock Units upon the attainment of Performance Goals or upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Stock Unit Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions. An Award of Stock Units shall be settled as and when the Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Stock Unit Award for which such Participant’s continued service is required (the “Stock Unit Restriction Period”), and until the later of (A) the expiration of the Stock Unit Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Stock Units.

(iii) The Award Agreement for Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15(g) below).

(iv) Except as otherwise set forth in the applicable Award Agreement, any Individual Agreement or Section 10(a), upon a Participant’s Termination of Employment for any reason during the Stock Unit Restriction Period or before the applicable Performance Goals are satisfied, all Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Stock Units.

SECTION 8. Other Equity-Based Awards

Subject to the provisions of the Plan, other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation), fully vested Shares, dividend equivalents, and convertible debentures, may be granted under the Plan upon the terms and conditions specified by the Committee.

SECTION 9. Cash Incentive Awards

Subject to the provisions of the Plan, the Committee shall have the authority to grant Cash Incentive Awards. Subject to Section 3(a), the Committee shall establish Cash Incentive Award levels to determine the amount payable upon the attainment of the applicable Performance Goals.

SECTION 10. Change in Control Provision

(a) Impact of Event. In the event of a Change in Control (as defined below), except to the extent the Committee specifically establishes otherwise in an applicable Award Agreement, all

Awards that are outstanding and unvested as of immediately prior to a Change in Control (after giving effect to any action by the Committee pursuant to Section 3(c)) shall remain outstanding and unvested immediately thereafter, provided, however, that, immediately upon the Termination of Employment of a Participant, other than for Cause, during the 24-month period following a Change in Control, all Awards then-held by such Participant shall be treated as follows:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Stock Units shall vest in full and be immediately settled; and

(iv) all other outstanding Awards (i.e., other than Options, Stock Appreciation Rights, Restricted Stock and Stock Units) shall become exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse.

(b) Substitution or Assumption. Notwithstanding Section 10(a) and except to the extent the Committee specifically establishes otherwise in an applicable Award Agreement, and except as provided in Section 10(d), in the event of a Change in Control, unless provision is made in connection with the Change in Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices and Performance Goals, in each case, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change in Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change in Control, difficulty of achieving Performance Goals (if applicable) and transferability of the shares underlying such Awards), immediately upon the occurrence of a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Stock Units shall vest in full and be immediately settled; and

(iv) the Committee may also make additional adjustments and/or settlements of outstanding Awards (including, without limitation, Cash Incentive Awards) as it deems appropriate and consistent with the Plan’s purposes.

(c) Definition of Change in Control. For purposes of the Plan, except as otherwise provided in an applicable Award Agreement, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 10(c)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or Subsidiaries, or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 10(c)(iii); or

(ii) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs pursuant to an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, amalgamation, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination, and (C) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company (excluding, for the avoidance of doubt, any discontinuance of the Company).

(d) Awards subject to Section 409A of the Code. Notwithstanding any provision of Section 10(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change in Control, to the extent provided in Section 10(b), any unvested but outstanding Awards shall automatically vest as of the date of such Change in Control and shall not be subject to the forfeiture restrictions following such Change in Control; provided that, in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

SECTION 11. Section 16(b)

The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12. Section 409A of the Code

(a) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(b) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Committee in its sole discretion or as set forth in any applicable Award Agreement or Individual Agreement, such amount shall be paid without interest.

(d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, unless otherwise determined by the Committee in its sole discretion, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

SECTION 13. Term, Amendment and Termination

(a) Effectiveness. The Plan shall be effective as of the date it is approved by the Company’s shareholders (the “Effective Date”).

(b) Termination. The Plan will remain in effect until the tenth anniversary of the Effective Date unless terminated by the Board prior to such date. Awards outstanding as of the date the Plan is terminated shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. Subject to any applicable law or government regulation and to the rules of the Applicable Exchange, the Board may amend, alter, or discontinue the Plan, without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 3(c) shall not constitute an increase for purposes of this Section 13(c), or (ii) change the class of Eligible Individuals pursuant to the Plan. No amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules.

(d) Amendment of Awards. Subject to Section 5(c), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, provided that, except as specifically set forth in the Plan or in any applicable Award Agreement, no such amendment shall, without the Participant’s consent, materially impair the rights of such Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

SECTION 14. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, except as the Committee, in its sole discretion, determines to be necessary or desirable to achieve any non-U.S. tax objective, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

SECTION 15. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, stock units, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time. A Participant shall, by participating in the Plan, waive all and any rights to compensation or damages in consequence of such Participant’s Termination of Employment for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. An Eligible Individual shall have no right to be designated a Participant.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for U.S. federal or other income tax purposes (or similar taxes in the applicable non-U.S. jurisdiction) with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company and subject to any applicable laws (including any laws that require that such withholding be effected as a repurchase and be permitted only to the extent such a repurchase would be permitted), the Company may require or permit withholding obligations to be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, and each Participant shall be deemed to have agreed and consented to such deductions. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Clawback Policy. To the extent a Participant is subject to the Company’s Compensation Recovery Policy Applicable to Named Executive Officers, Awards granted pursuant to the Plan shall be subject to such policy, as in effect from time to time.

(f) Deferral Arrangements. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may elect to defer receipt of all or a portion of the cash, Shares or other property subject to an Award all on such terms and conditions as the Committee shall determine.

(g) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Stock Units Awards, shall only be permissible if sufficient Shares are available under Section 3(a) for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Stock Units shall provide for settlement at the same time as the underlying Restricted Stock or Stock Units in cash and for dividend equivalent reinvestment in further Stock Units on the terms contemplated by this Section 15(g). For the avoidance of doubt, in no event shall any reinvestment or payment of dividends with respect to outstanding awards granted under the Prior Plan reduce the number of Shares available under Section 3(a).

(h) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(i) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares,

if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to a Subsidiary that are subsequently forfeited or canceled.

(j) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(k) Non-Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution. Notwithstanding the foregoing, in no event may any Award (or any rights and obligations thereunder) be transferred to any third party in exchange for value unless such transfer is specifically approved by the Company’s shareholders.

(l) Non-Pensionable. Benefits under the Plan shall not be treated as pensionable earnings for purposes of any pension plan maintained by the Company and its Affiliates, unless explicitly provided otherwise in such plan.

(m) Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, its registrars, brokers, other third-party administrator or any Person who obtains control of the Company or one of its Subsidiaries or divisions.

(n) Right of Offset. Subject to Section 12(b), the Company or its Subsidiaries and Affiliates shall have the right to offset, against the obligation to pay amounts or issue Shares to any Participant under the Plan, any outstanding amounts (including, without limitation, travel and entertainment expense, advance account balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or its Subsidiaries and Affiliates pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or its Subsidiaries and Affiliates and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

(o) Foreign Employees and Foreign Law Considerations. (i) The Committee may grant Awards to Eligible Individuals who are foreign nationals, who reside outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions (including to avoid triggering a public offering or to maximize tax efficiency).

(ii) As of the Effective Date, the Amended and Restated 2016 French Sub-Plan attached hereto as Exhibit A (the “A&R 2016 French Sub-Plan”) shall be incorporated herein and deemed to be a sub-plan under the Plan and the Qualified Stock Units granted on or after April 24, 2018 under the A&R 2016 French Sub-Plan shall be subject to the terms and conditions set forth in the A&R 2016 French Sub-Plan. To the extent any terms of the A&R 2016 French Sub-Plan supplement or conflict with the terms provided in the Plan, the terms of the A&R 2016 French Sub-Plan shall govern with respect to any Qualified Stock Units granted on or after April 24, 2018 under the A&R 2016 French Sub-Plan.

EXHIBIT A

AMENDED AND RESTATED 2016 FRENCH SUB-PLAN

The Company has established the Plan under which Stock Units may be granted to eligible individuals, including individuals who are tax residents of France (each, a “French Taxpayer”).

This Amended and Restated 2016 French Sub-Plan contains certain terms of Stock Units intended to qualify for the specific French tax and social security treatment applicable to shares awarded to French Taxpayers who meet the criteria set forth in Section 2 below (“French Qualifying Participants”) at no cost (i.e., actions attribuées gratuitement) under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code, 80 quaterdecies of the French Tax Code and L. 242-1, L. 137-13 and L. 137-14 of the French Social Security Code, as amended from time to time (“Qualified Stock Units”). This Amended and Restated 2016 French Sub-Plan amends and restates the Company’s 2016 French Sub-Plan approved by the Company’s shareholders on April 19, 2016. Except as expressly provided below, the terms of the Plan shall constitute the terms of the Amended and Restated 2016 French Sub-Plan and any capitalized terms not defined herein shall have the meaning provided in the Plan.

1. Maximum Number of Shares.

Awards under the Amended and Restated 2016 French Sub-Plan shall be granted in the form of Stock Units, which represent an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable award agreement evidencing the grant of Stock Units (the “Stock Unit Agreement”). The number of Qualified Stock Units that may be granted under this Amended and Restated 2016 French Sub-Plan will not exceed the lesser of (a) the number permitted under the Plan and (b) the number permitted under applicable French law (it being understood that, pursuant to French law, such number shall at no time exceed 10% of the then issued and outstanding share capital of the Company, taking into account the Qualified Stock Units subject to such contemplated grant plus those then outstanding under this Amended and Restated 2016 French Sub-Plan and any previous French sub-plan).

2. Eligibility.

Qualified Stock Units may only be granted under the Amended and Restated 2016 French Sub-Plan to a French Taxpayer, and may not be granted to any individual unless he/she either is: (i) employed in France by the Company or by a company that is a subsidiary of the Company, as defined in Article 225-197-2 of the French “Code de Commerce” (a “Subsidiary”), or (ii) a director of a Subsidiary in France with a management function, as defined in Article 225-197-1 of the French “Code de Commerce”. Notwithstanding the foregoing, a grant of Qualified Stock Units may not be made to any individual who owns (or would, upon settlement of such Qualified Stock Units, own) more than 10% of the issued and outstanding share capital of the Company.

3. Conditions of the Qualified Stock Units.

(a)    Vesting. Qualified Stock Units shall vest as provided for in the applicable Stock Unit Agreement.

(b) Settlement. Payment of vested Qualified Stock Units shall only be made in Shares and as provided for in the applicable Stock Unit Agreement.

(c) Holding. The Shares related to a Qualified Stock Unit may be subject to a mandatory holding period as provided in the applicable Stock Unit Agreement.

(d) Delivery. Notwithstanding any earlier vesting date of the Qualified Stock Units, under no circumstances, except in the case of a French Qualifying Participant’s death as provided in Section 3(e) below, shall the delivery of the Shares related to a Qualified Stock Unit occur prior to: (x) if the relevant Stock Unit Agreement provides for a holding period of the Shares of at least one year, the first anniversary of the grant date, or (y) if no such holding period is provided for in the relevant Stock Unit Agreement, the second anniversary of the grant date.

(e) Acceleration on Death; Disability. Upon termination of employment from the Company by reason of a French Qualifying Participant’s death, all Qualified Stock Units that are not vested at that time immediately will become vested in full, and the Company shall issue the underlying Shares to the French Qualifying Participant’s heirs, at their request, within six months following such death. Upon termination of employment from the Company by reason of a French Qualifying Participant’s disability (as determined in accordance with paragraphs 2 and 3 under Section L. 341-4 of the French Social Security Code (“Disability”)), all Qualified Stock Units shall remain outstanding and continue to vest on the vesting date. Upon termination of employment from the Company by reason of a French Qualifying Participant’s death or Disability, the French Qualifying Participant or his or her heirs, as applicable, shall not be subject to the restriction on the transfer of Shares that would otherwise apply pursuant to article L.225-197-1, I, of the French Commercial Code.

4. Non-Transferability of Qualified Stock Units.

Except for Shares received upon settlement upon the French Qualifying Participant’s death, the Qualified Stock Units shall not be transferable by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise.

5. Adjustments in Connection with Certain Corporate Events.

The Company, at its discretion, may make adjustments in the case of a corporate transaction for which adjustments are not authorized under French law, in which case the Stock Units may no longer qualify as Qualified Stock Units.

6. No Dividend.

Notwithstanding any provision of the Plan or any Stock Unit Agreement, no dividend or dividend equivalent payments or other payments will be made in respect of the Qualified Stock Units prior to the settlement date.

7. Term.

This Amended and Restated 2016 French Sub-Plan shall remain effective through the date of termination or expiration of the Plan.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 23, 2018.

Vote by Internet • Go to www.investorvote.com/LAZ • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals						+
1.	Election of Directors to Lazard Ltd’s Board of Directors. The Board of Directors recommends you vote “FOR ALL” of the Director nominees.
Nominees:
		01 - Andrew M. Alper		02 - Ashish Bhutani		03 - Steven J. Heyer 04 - Sylvia Jay

	☐	Mark here to vote “FOR ALL” nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain	For	Against	Abstain
2.	Non-binding advisory vote regarding executive compensation. The Board of Directors recommends you vote “FOR” this matter.	☐	☐	☐

4.  Ratification of appointment of Deloitte & Touche LLP as Lazard Ltd’s independent registered public accounting firm for 2018 and authorization of the Board of Directors, acting by its Audit Committee, to set their remuneration. The Board of Directors recommends you vote “FOR” this matter.

					☐	☐	☐
		For	Against	Abstain
3.	Approval of the Lazard Ltd 2018 Incentive Compensation Plan. The Board of Directors recommends you vote “FOR” this matter.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate capacity in which you are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                    02SH1A

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LAZARD LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Kenneth M. Jacobs, Scott D. Hoffman and Alexander F. Stern as proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual General Meeting of Shareholders of Lazard Ltd to be held on April 24, 2018 at 5:30 p.m. Bermuda time (4:30 p.m. Eastern Daylight Time), at the Tucker’s Point Hotel, 60 Tucker’s Point Drive, Hamilton Parish, HS 02, Bermuda, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTIONS ARE MADE, IT WILL BE VOTED “FOR ALL” WITH RESPECT TO ITEM 1 AND “FOR” ITEMS 2, 3 AND 4. THE PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual General Meeting of Shareholders:

The Notice of Annual Meeting, Proxy Statement and 2017 Annual Report can be viewed at our website at www.lazard.com/investorrelations/

(Continued and to be marked, dated and signed, on the other side)